UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

LIGHTING SCIENCE GROUP CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1227 South Patrick Drive

Building 2A

Satellite Beach, Florida 32937

(321) 779-5520

April [—], 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Lighting Science Group Corporation to be held at 9:00 a.m., Eastern Time, on May 23, 2013 at our headquarters located at 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937.

Enclosed are the notice of meeting of stockholders and proxy statement, which describe the business that will be acted upon at the meeting, as well as our 2012 Annual Report, which includes our financial statements.

Your vote is very important, regardless of the number of shares of our voting securities that you own. To vote your shares, you may use the enclosed proxy card or attend the meeting and vote in person. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the meeting. On behalf of the Board of Directors, I urge you to complete, sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the meeting in person.

Thank you for your support of our company. I look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Jeremy Cage
Jeremy Cage
Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2013:

Our Proxy Statement and 2012 Annual Report are available at:

http://investor.lsgc.com/financials.cfm

LIGHTING SCIENCE GROUP CORPORATION

1227 South Patrick Drive

Building 2A

Satellite Beach, Florida 32937

(321) 779-5520

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 23, 2013

The 2013 Annual Meeting of Stockholders of Lighting Science Group Corporation, a Delaware corporation, will be held on May 23, 2013 at 9:00 a.m. Eastern Time, at our headquarters located at 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937. We will consider and act on the following items of business at the Annual Meeting:

(1)	Election of five directors to serve on our Board of Directors (the “Board”) for which the following are nominees: Jeremy Cage, Karel (Kaj) Robert den Daas, Donald Harkleroad, Samer Salty and Leon Wagner.

(2)	Approval of the amendment and restatement of our Amended and Restated Certificate of Incorporation.

(3)	Approval of the amendment and restatement of the Certificate of Designation establishing the terms of our Series H Convertible Preferred Stock and the Certificate of Designation establishing the terms of our Series I Convertible Preferred Stock.

(4)	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2013.

(5)	Such other business as may properly come before the Annual Meeting.

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, the Board recommends a vote “FOR” Proposals 1, 2, 3 and 4.

The Board has fixed the close of business on April 2, 2013 as the record date (the “Record Date”) for the Annual Meeting. Only holders of record of shares of our common stock on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at our offices during regular business hours for the 10 calendar days prior to and during the Annual Meeting.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS

ARE IMPORTANT.

If your shares are registered in your name, even if you plan to attend the Annual Meeting or any postponement or adjournment of the Annual Meeting in person, we request that you complete, date, sign and mail the enclosed form of proxy in accordance with the instructions set out in the form of proxy and in the proxy statement to ensure that your shares will be represented at the Annual Meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote in person. Failure to do so may result in your shares not being eligible to be voted by proxy at the Annual Meeting.

By Order of the Board of Directors,

Zvi Raskin
General Counsel and Corporate Secretary

April [—], 2013

1227 South Patrick Drive

Building 2A

Satellite Beach, Florida 32937

(321) 779-5520

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 23, 2013

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” “the Company,” or “Lighting Science Group” refer to Lighting Science Group Corporation, a Delaware corporation, and its consolidated subsidiaries as a whole. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.001 per share.

The accompanying proxy is solicited by the Board of Directors, or the Board, on behalf of Lighting Science Group Corporation to be voted at the 2013 annual meeting of stockholders of the Company (the “Annual Meeting”) to be held on May 23, 2013, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This Proxy Statement and accompanying form of proxy are dated April [—], 2013 and are expected to be first sent or given to stockholders on or about May [—], 2013.

The executive offices of the Company are located at, and the mailing address of the Company is, 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 23, 2013:

Our Proxy Statement and 2012 Annual Report are available at:

http://investor.lsgc.com/financials.cfm.

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.” If you are a street name holder, you must obtain a proxy from your broker or nominee in order to vote your shares in person at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice, which include the following:

(1)	the election of five directors to the Board to serve until the 2014 annual meeting of stockholders;

(2)	the approval of the amendment and restatement of our Amended and Restated Certificate of Incorporation (the “Amended and Restated Charter”);

(3)	the approval of the amendment and restatement of: (a) the Certificate of Designation establishing the terms of our Series H Convertible Preferred Stock (the “Series H Certificate of Designation”) and (b) the Certificate of Designation establishing the terms of our Series I Convertible Preferred Stock (the “Series I Certificate of Designation,” and together with the Series H Certificate of Designation, the “Certificates of Designation”)

(4)	the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year; and

(5)	such other business as may arise that may properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

Also, immediately following the vote on these matters, management will report on the Company’s performance during the last fiscal year and respond to questions from stockholders.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send only one copy of this Proxy Statement to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate Proxy Statement in the future, he or she may contact us by mail at Lighting Science Group Corporation, 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937, Attn: Investor Relations or by calling (321) 779-5520 and asking for Investor Relations. Eligible stockholders of record receiving multiple copies of our Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address or phone number set forth above.

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. In the future, we may choose to distribute proxy information in this manner.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in street name. Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your shares are voted.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on April 2, 2013 (the “Record Date”). The Record Date is established by the Board as required by Delaware law. On the Record Date, 206,092,524 shares of common stock (which excludes 2,505,000 treasury shares), 113,642.72 shares of Series H Convertible Preferred Stock (“Series H Preferred Stock”) and 62,365 shares of Series I Convertible Preferred Stock (“Series I Preferred Stock” and together with the Series H Preferred Stock, the “Preferred Shares”) were issued and outstanding.

Who is entitled to vote at the Annual Meeting?

Holders of common stock at the close of business on the Record Date may vote at the Annual Meeting. As described in the section entitled “Certain Relationships and Related Transactions,” certain holders of our shares of Series H Preferred Stock and Series I Preferred Stock have a contractual right to elect directors at the Annual Meeting. In addition, as described in the section entitled “Proposal 3: Approval of the Amendment and Restatement of the Company’s Series H Certificate of Designation and Series I Certificate of Designation” the holders of our shares of Series H Preferred Stock and Series I Preferred Stock have the right to approve the amendment and restatement of the Certificates of Designation but do not otherwise have a right to vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of common stock is entitled to one vote per share of common stock on all matters to be acted upon at the Annual Meeting. Our Amended and Restated Certificate of Incorporation prohibits cumulative voting rights.

The presence, in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders entitled to vote at the Annual Meeting, present in person or by proxy, may adjourn the Annual Meeting from time to time without notice or other announcement until a quorum is present or represented.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, the Company’s stock transfer agent, you are considered the stockholder of record with respect to those shares. The Proxy Statement and proxy card have been sent directly to you by the Company.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Proxy Statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions they included in the mailing or by following their instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to Proposals 1, 2, 3 or 4 presented in this Proxy Statement.

How do I vote my shares?

If you are a record holder, you may vote your voting securities at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting. To vote by proxy, you must mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

The proxy card is fairly simple to complete, with specific instructions on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your stock at the Annual Meeting in accordance with your instructions. The Board has appointed Zvi Raskin and Thomas Shields to serve as the proxies for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it before the Annual Meeting. If you complete all of the proxy card except one or more of the voting instructions, then the designated proxies will vote your shares “FOR” each proposal as to which you provide no voting instructions. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you partially complete the voting instruction but fail to complete one or more of the voting instructions, then your broker may be unable to vote your shares with respect to the proposal as to which you provide no voting instructions. See “What is a broker non-vote?” Alternatively, if you want to vote your shares in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held shares in person at the Annual Meeting.

Who counts the votes?

All votes will be tabulated by Zvi Raskin, the inspector of election appointed for the Annual Meeting. Each proposal will be tabulated separately.

Can I vote my shares in person at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your shares at the meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you may vote your shares in person only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the shares.

Even if you currently plan to attend the Annual Meeting, we recommend that you also return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What are my choices when voting?

When you cast your vote on:

Proposal 1:	You may vote for all director nominees or may withhold your vote as to one or more director nominees.

Proposals 2, 3 and 4:	You may vote for the proposal, against the proposal or abstain from voting on the proposal.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

“FOR” Proposals 1, 2, 3 and 4.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provide no voting instructions, and such shares will be voted in the following manner:

“FOR” Proposals 1, 2, 3 and 4.

If you are a street name holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote those shares for Proposals 1, 2 or 3. See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

•

Attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Annual Meeting to revoke your proxy.

•	Completing and submitting a new valid proxy bearing a later date.

•	Giving written notice of revocation to the Company addressed to Zvi Raskin, Corporate Secretary, at the Company’s address above, which notice must be received before noon on May [—], 2013.

If you are a street name holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What votes are required to approve each proposal?

Assuming the presence of a quorum, with respect to Proposal 1, the five director nominees who receive the most votes from the holders of the shares of our common stock for their election will be elected, i.e., the affirmative vote of the holders of a plurality of the shares of common stock voting at the Annual Meeting is required for the election of the director nominees. Proposals 2 and 3 will require the approval of the holders of a majority of our outstanding voting securities entitled to vote thereon. Assuming the presence of a quorum, Proposal 4 will require the approval of a majority of the votes cast at the Annual Meeting.

How are abstentions and broker non-votes treated?

Any stockholder who is present at the Annual Meeting, either in person or by proxy, who abstains from voting, will still be counted for purposes of determining whether a quorum exists for the meeting. If you hold your shares in street name and you do not instruct your bank or broker how to vote, your shares will be included in the determination of the number of shares present at the Annual Meeting for determining a quorum at the meeting but may constitute broker non-votes, resulting in no votes being cast on your behalf.

An abstention or failure to instruct your broker will not be counted as an affirmative or negative vote in the election of directors (Proposal 1) and will have no effect on the outcome of the vote with respect to Proposal 1. Similarly, the ratification of the selection of KPMG LLP as our independent auditor for the 2013 fiscal year (Proposal 4) must be approved by the affirmative vote of the holders of a majority of the voting securities present, in person or by proxy, and entitled to vote on such matters. However, if your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares with respect to Proposal 4, your broker may vote your shares at its discretion.

The proposal to approve our Amended and Restated Charter (Proposal 2) and the proposal to approve our Amended and Restated Certificates of Designation (Proposal 3) each must be approved by the holders of a majority of our outstanding voting securities entitled to vote thereon. In addition, each Amended and Restated Certificate of Designation must be approved by the affirmative vote of its respective class of Preferred Shares. As a result, an abstention with respect to either of these two proposals will have the effect of a “no vote.”

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders has any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board is asking for your proxy and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies are being solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. These officers and employees will not receive additional compensation for their efforts but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

We expect to publish the voting results in a current report on Form 8-K, which we expect to file with the SEC within four business days after the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the attached appendices and the documents we refer to in this Proxy Statement. If you have any questions, or need additional materials, please feel free to contact Investor Relations at (321) 779-5520.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated five directors for election at the Annual Meeting by the stockholders (each referred to herein as a “Company Nominee” and, collectively as the “Company Nominees”). The Board manages Lighting Science Group’s business and affairs, exercises all corporate powers, and establishes corporate policies. Our Amended and Restated Bylaws (“Bylaws”) currently provide that the Board will consist of such number of directors as may be determined from time to time by resolution of the Board, which is currently fixed at nine directors. Proxies cannot be voted for a greater number of persons than the number of Company Nominees named in the Proxy Statement.

On May 25, 2012, we entered into a Preferred Stock Subscription Agreement with RW LSG Holdings LLC (“Riverwood Holdings”) and certain other investors (the “Subscription Agreement”) pursuant to which we issued 60,705 shares of Series H Preferred Stock and 6,364 shares of Series I Preferred Stock at a price of $1,000 per Preferred Share (the “Preferred Offering”). In addition, on May 25, 2012, holders of all of our then issued and outstanding shares of Series G Preferred Stock, including affiliates of Pegasus Capital Advisors, L.P. (“Pegasus Capital”), our largest stockholder, elected to convert such shares into 4,346 shares of Series H Preferred Stock and 50,001 shares of Series I Preferred Stock (the “Rollover Offering”). Furthermore, on May 25, 2012, we issued 6,000 additional shares of Series I Preferred Stock to Continental Casualty Corporation. These transactions are discussed in more detail in the section of this proxy statement titled “Certain Relationships and Related Transactions.”

The Certificates of Designation provide each of Riverwood Holdings and its affiliates (collectively, referred to herein as “Riverwood”) and Pegasus Capital and its affiliates, respectively, with the right to designate two representatives to the Board for so long as Riverwood or Pegasus Capital (as applicable) or their respective affiliates continue to beneficially own at least 2,500 shares of Series H Preferred Stock or Series I Preferred Stock, respectively. Effective May 25, 2012 and pursuant to these rights, Riverwood designated Thomas Smach and Nicholas Brathwaite as directors of the Company to serve on behalf of the holders of Series H Preferred Stock (the “Series H Directors”) and Pegasus Capital designated Andrew Cooper and Steven Wacaster as directors of the Company to serve on behalf of the holders of Series I Preferred Stock (the “Series I Directors”). Riverwood has indicated its intent to re-designate Messrs. Brathwaite and Smach as the Series H Directors, and Pegasus Capital has indicated its intent to re-designate Messrs. Cooper and Wacaster as the Series I Directors. Other than the rights provided in the Certificates of Designation, there are no arrangements or understandings between any nominee and any other person pursuant to which any nominee was selected.

Directors are elected to serve until the next annual meeting of stockholders and their successors have been elected and qualified. Other than with respect to the Series H Directors and the Series I Directors, vacancies on the Board resulting from death, resignation, disqualification, removal or other causes, or by newly created directorships resulting from any increase in the number of directors, may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum of the Board is present, and any director elected as a result of a vacancy or a newly created directorship shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been elected and qualified.

If a quorum is present, the Company Nominees will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Abstentions and broker non-votes have no effect on the vote. The five Company Nominees receiving the highest number of affirmative votes of the shares of common stock entitled to be voted for such directors will be elected directors of the Company. Shares of common stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the five nominees named below. Should any Company Nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board may nominate or designate. Each Company Nominee has agreed to serve, if elected, and the Board has no reason to believe that any Company Nominee will be unable to serve.

The following table sets forth the Company Nominees for election at the Annual Meeting and information with respect to their positions with Lighting Science Group and ages.

Name	Age	Positions
Jeremy Cage	48	Chief Executive Officer and Director
K.R. (Kaj) den Daas	63	Director
Donald Harkleroad	69	Director
Samer Salty	48	Director
Leon Wagner	59	Director

The following table sets forth the Series H Directors and the Series I Directors and information with respect to their positions with Lighting Science Group and ages.

Name	Age	Positions
Series H Directors:
Nicholas Brathwaite	54	Chairman of the Board
Thomas Smach	53	Director

Series I Directors:
Andrew Cooper	42	Director
Steven Wacaster	37	Director

When considering whether each Company Nominee, Series H Director and Series I Director have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focused primarily on the information discussed in each of the individual biographies set forth below. Each Company Nominee, Series H Director and Series I Director exhibits collegiality, honesty and integrity. There are no family relationships between any of our directors or executive officers.

Set forth below is biographical information for each Company Nominee, the Series H Directors and the Series I Directors.

Company Nominees

Jeremy Cage

Jeremy Cage joined our Board on March 6, 2013. Mr. Cage was hired as our Chief Executive Officer effective as of January 2, 2013. He holds a B.A. from Wabash College and previously served as an executive at PepsiCo from December 2002 through December 2012. He most recently served as PepsiCo’s Senior Vice President of Global Snack Groups. He also previously served as PepsiCo’s Senior Vice President of Innovation and Insights from September 2010 until September 2011, Chief Marketing Officer of International Foods from September 2008 until August 2010, and Vice President of Sabritas Snacks, Food & Beverage, and Consumer Insights from December 2002 until June 2007.

Mr. Cage’s significant and varied marketing, management and brand leadership experience provides the Board with a perspective on the day-to-day operations of the Company and assists the Board in assessing the Company’s trends, developments and domestic and international market opportunities.

Karel (Kaj) Robert den Daas

Karel (Kaj) Robert den Daas joined our Board on May 25, 2012. Mr. den Daas has been the owner of Dasio Consulting, a Netherlands-based consulting firm which provides strategic advice to an array of electrical industry clients in North America and Europe, since 2010. Prior to that, since 1977, he served in various capacities with Koninklijke Philips Electronics N.V. and its affiliates, the world’s largest producer, manufacturer and marketer of lighting products for industrial, commercial and consumer use, including: from 2006 to 2009, as chairman of Philips Lighting North America and chief executive officer of BU Professional Luminaires North America; from 2003 to 2006, as chief operations officer of BG Lamps and Executive Vice-President of Philips Lighting B.V.; and from 1999 to 2003, as chief executive officer of Philips’ Business Unit – Lamps for Europe, the Middle East and Africa (2001-2003), and the Asia Pacific (1999-2001). Mr. den Daas has also served, since January 2011, as an independent member of the boards of directors of iWatt, a leader in Power IC’s for a.o. lighting applications; LUXIM Corp., a world leader in plasma technology lighting solutions; GLO AB, a development-stage company active in nano technology LED’s; since May 2010, as an independent director of NVC Lighting, the largest domestic lighting company in China, where he also serves as a member of the Audit Committee, Chair of the Remuneration Committee and Member of the Nomination Committee; and since October 2004, as an independent director of Valmont Industries Inc., the world leader in engineered support structures and services for infrastructure and water management for agriculture, where he also serves as member of the Audit Committee and International Committee.

Mr. den Daas holds a doctoral degree in Business Economics form Erasmus University, Rotterdam and completed coursework at Harvard Business School (Audit Committee Program, 2008), London Business School (Strategic Leadership Programme, 2006) and INSEAD (Advanced Management Programme, 1996). He is a member of the Illumination Engineering Society of North America and from 2008 to 2010 served as Governor of the National Electrical Manufacturers Association. Mr. den Daas is the recipient of the Stansilaw Staszic Medal from the Government of Pila, Poland.

We believe Mr. den Daas is qualified to serve on our Board because of his thorough knowledge and understanding of the worldwide lighting business, his financial expertise and his significant top-level operational experience.

Donald Harkleroad

Donald Harkleroad has served as a director for us since 2003 and served as Vice Chairman of the Board from December 2010 to May 2012. He currently serves as president of The Bristol Company, an Atlanta-based private holding company with interests in the food service, technology services, real estate and merchant banking industries. From 2003 until 2011, Mr. Harkleroad served as a director for Easylink Services International Corp., a global provider of on-demand electronic messaging and transaction services. Until its sale in 2006, he was also a founding director of Summit Bank Corporation, a commercial bank with offices in Georgia, Texas and California.

We believe Mr. Harkleroad is qualified to serve on our Board because he brings significant operating, finance, legal and business knowledge through having participated in various management roles at a number of public and private companies and having practiced corporate and securities law for over 30 years. In addition, Mr. Harkleroad brings an ability to identify and implement strategic growth opportunities that help to provide guidance as the Company identifies new ways to compete.

Samer Salty

Samer Salty joined our Board on September 25, 2012. Mr. Salty co-founded Zouk Capital LLP (“Zouk Capital”) in 1999 and is its Chief Executive Officer. He has 25 years of experience in private equity, investment banking and technology. As the chief executive officer of Zouk Capital, Mr. Salty oversees the strategic direction and investment process of Zouk Capital. Zouk Capital is a London based investment manager that focuses on clean tech as well as renewable and environmental infrastructure. Prior to co-founding Zouk Capital, Mr. Salty worked in the derivatives division of the foreign exchange group at JP Morgan and in structured and marketed derivative products at Citibank.

We believe Mr. Salty is qualified to serve on our Board because of his extensive experience providing innovative strategic guidance to technology companies and his vast international business exposure.

Leon Wagner

Leon Wagner has served as a director for us since January 2011. Mr. Wagner was a founding partner and chairman of GoldenTree Asset Management, from 2000 to 2010 an alternative asset management firm specializing in leveraged loans, high yield bonds, distressed assets and equities in hedge, long only and structured funds. At the time of his retirement in December 2010, GoldenTree managed in excess of $12 billion in capital. Prior to founding GoldenTree, Mr. Wagner was the co-head of the high yield sales and trading department at CIBC World Markets (“CIBC”), a provider of credit and capital markets products, securities, brokerage and asset management services, from 1995 to 2000. He joined CIBC in 1995 when it acquired The Argosy Group, LP. Mr. Wagner directed public and private placement marketing and structuring for high yield issuance at both institutions. Mr. Wagner is also a distinguished philanthropist and the 2003 recipient of the Gustave L. Levy Award, presented by the UJA-Federation of New York, in recognition of service to the community. Mr. Wagner received his M.B.A. from the University of Chicago Graduate School of Business and a B.A. from Lafayette College.

We believe Mr. Wagner is qualified to serve on our Board because he brings significant financial experience and knowledge to the Board.

Series H Directors

Nicholas Brathwaite

Nicholas Brathwaite joined our Board on May 25, 2012. Mr. Brathwaite is a founding partner of Riverwood Capital Partners L.P., an affiliate of Riverwood Holdings (“Riverwood Capital”). Prior to co-founding Riverwood Capital, Mr. Brathwaite served as chief technology officer at Flextronics International, a NASDAQ-listed electronics manufacturing services (EMS) provider, from 1996 to 2007 and as the interim chief executive officer for Aptina Imaging Corporation from February 2007 to August 2008. Mr. Brathwaite serves as a member of the board of directors of Power Integrations, Inc., a NASDAQ-listed supplier of high-voltage analog integrated circuits used in power conversion, and previously served as a member of the board of directors of Tessera Technologies, Inc., a NASDAQ-listed intellectual property, imaging and optics company, from February 2008 until May 2011, and Photon Dynamics, Inc. until its acquisition in October 2008. Mr. Brathwaite earned a M.S. in Polymer Science Engineering from the University of Waterloo, Canada and a B.S. in Applied Chemistry from McMaster University, Canada.

We believe Mr. Brathwaite is qualified to serve on our Board because he brings a unique combination of technology know-how and commercial judgment to the Board.

Thomas Smach

Thomas Smach joined our Board on May 25, 2012. Mr. Smach is a co-founding partner of Riverwood Capital. Prior to co-founding Riverwood Capital, Mr. Smach served as the chief financial officer of Flextronics from January 2005 to June 2008. From April 2000 to December 2004, Mr. Smach served as senior vice president—finance of Flextronics. From 1997 to April 2000, he served as the senior vice president, chief financial officer and treasurer of The Dii Group, Inc., an EMS provider and publicly-traded company that merged with Flextronics in early 2000. Mr. Smach serves as chairman of the board of Crocs, Inc., a NASDAQ listed company. Mr. Smach, a certified public accountant, has extensive accounting and financial management experience having served as the chief financial officer of global public companies.

We believe Mr. Smach is qualified to serve on our Board because he brings significant international manufacturing and business experience from his leadership positions at a number of public and private companies. Mr. Smach is also well versed in accounting principles, SEC compliance and risk oversight.

Series I Directors

Andrew Cooper

Andrew Cooper joined our Board on May 25, 2012. Mr. Cooper has been a partner at Pegasus Capital since 2005. Mr. Cooper has over 18 years of business development, operating, and private equity investing experience. Previously, from 1999 to 2005, Cooper was a senior vice president at Priceline.com, and from 1997 to 1999, he served as director of business operations for Oxford Health Plans, Inc. Mr. Cooper is a graduate of the University of Pennsylvania’s Wharton School of Business and Duke University.

We believe Mr. Cooper is qualified to serve on our Board because of his extensive business operations experience and leadership roles with a number of public and private companies.

Steven Wacaster

Steven Wacaster joined our Board on May 25, 2012. Mr. Wacaster joined Pegasus Capital in 2005 and is currently a Partner and chair of the firm’s Building Products Committee. Previously, Mr. Wacaster worked in the investment banking division at Credit Suisse First Boston in New York. Mr. Wacaster is a graduate of the University of North Carolina at Chapel Hill and the University of Virginia, Darden School of Business.

Mr. Wacaster brings a significant amount of business experience to the Board through his financial expertise and having previously served as a director of several other companies.

Required Vote and Board Recommendation

If a quorum is present and voting, the five Company Nominees receiving the highest number of votes will be elected as directors. If you hold your shares in your own name and abstain from voting on the election of directors, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote for the five nominees, your broker will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the vote.

The Board recommends that you vote FOR each Company Nominee.

CORPORATE GOVERNANCE

Lighting Science Group, with the oversight of the Board and its committees, operates within a comprehensive plan of corporate governance for the purpose of defining independence, assigning responsibilities, setting high standards of professional and personal conduct and assuring compliance with such responsibilities and standards. We regularly monitor developments in the area of corporate governance.

Code of Ethics

We have adopted a code of ethics that applies to all of our employees, including employees of our subsidiaries, as well as each of our directors and certain persons performing services for us. The code of ethics addresses, among other things, competition and fair dealing, conflicts of interest, financial matters and external reporting, Company funds and assets, confidentiality and corporate opportunity requirements and the process for reporting violations of the code of ethics, employee misconduct, improper conflicts of interest or other violations. The code of ethics is available on our website at www.lsgc.com under “Who We Are” and the “Corporate Governance” section under “Investor Relations.” To  date, there have not been any waivers by us of the code of ethics.

Board Composition

Our Amended and Restated Certificate of Incorporation and Bylaws provide that our Board will consist of such number of directors as determined from time to time by resolution adopted by a majority of the total number of authorized directors whether or not any vacancies exist in previously authorized directorships. Our Board currently consists of nine seats. Subject to any rights applicable to any then outstanding preferred stock, any additional directorships resulting from an increase in the number of directors may only be filled by the directors then in office unless otherwise required by law or by a resolution passed by the Board. The term of office for each director will be until his or her successor is elected at our annual meeting or his or her death, resignation or removal, whichever is earliest to occur. Stockholders will elect directors each year at our annual meeting.

We have no formal policy regarding Board diversity. Our Board believes that each director should have a basic understanding of the principal operational and financial objectives and plans and strategies of the Company, our results of operations and financial condition and relative standing in relation to our competitors. We take into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Generally, we will strive to assemble a Board that brings to us a variety of perspectives and skills derived from business and professional experience as we may deem are in our and our stockholders’ best interests. In doing so, we will also consider candidates with appropriate non-business backgrounds.

Director Independence

Although Lighting Science Group is not currently listed on the NASDAQ Stock Market or any other exchange, we rely on the definition of independence established by NASDAQ rules. Under the NASDAQ

Marketplace Rules, a director will only qualify as an “independent director” if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. During 2012, our Board determined that each of Messrs. den Daas, Wagner and Harkleroad were “independent directors,” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Prior to their resignation, the Board affirmatively determined that Messrs. Bachman and Darnell were “independent directors,” as defined under Rule 5605(a)(2) of the NASDAQ Marketplace Rules.

Because LSGC Holdings holds more than 50% of the voting power for the election of our directors, we would qualify as a “controlled company” under the NASDAQ Marketplace Rules. As a controlled company, exemptions under the NASDAQ Marketplace Rules provide relief from the obligation to comply with certain corporate governance requirements, including the requirements:

•	that a majority of our Board consists of “independent directors,” as defined under the NASDAQ Marketplace Rules; and

•	that our Compensation Committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

These exemptions do not modify the independence requirements for our Audit Committee, and we would be required to comply with the requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the NASDAQ Marketplace Rules within the applicable time frame in the event that we become listed on a NASDAQ exchange.

Board Committees, Meetings and Attendance

During 2012, the Board held 10 meetings. We expect our directors to attend Board meetings, meetings of any committees and subcommittees on which they serve and each annual meeting of stockholders. During 2012, each director attended at least 75% of the total number of meetings held by the Board and Board committees of which such director was a member. Eight of our then serving directors attended our last annual meeting of stockholders, which was held on September 13, 2012.

The Board delegates various responsibilities and authority to different Board committees. Committees regularly report on their activities and actions to the full Board. Currently, the Board has established an Audit Committee, Compensation Committee, Executive Committee and a Committee of Independent Directors. Committee assignments are re-evaluated annually and approved by the Board annually. Each of these committees operates under a charter that has been approved by our Board. The current charters of each of these committees are available on our website at www.lsgc.com under “Who We Are” and the “Corporate Governance” section under “Investor Relations.” On June 8, 2012, the Board dissolved and disbanded the Governance Committee and the Finance Committee and our Board presently considers all matters for which the Governance Committee and Finance Committee were previously responsible.

Audit Committee

The Audit Committee is responsible for, among other matters: (1) appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm; (2) discussing with our independent registered public accounting firm their independence from management; (3) reviewing with our independent registered public accounting firm the scope and results of their audit; (4) approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm; (5) overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC; (6) reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; (7) establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and (8) reviewing and monitoring the guidelines and policies governing risk assessment and risk management.

At the beginning of 2012, the Audit Committee was composed of Messrs. Robert Bachman (Committee Chair), Charles Darnell and Donald Harkleroad. On May 25, 2012, in connection with the Preferred Offering,

Messrs. Bachman and Darnell resigned from the Board and as members of the Audit Committee. To address the vacancies created by such resignations, on June 8, 2012, the Board appointed Mr. den Daas as Committee Chair and Mr. Smach as a member of the Audit Committee. The Audit Committee met seven times during 2012.

Other than Mr. Smach, our Board has determined that each of the members of our Audit Committee is independent within the meaning of the NASDAQ Marketplace Rules and Rule 10A-3 under the Exchange Act. Our Board has determined that Mr. Smach qualifies as an “audit committee financial expert,” as defined under applicable regulations of the SEC.

Compensation Committee

Our Compensation Committee is responsible for, among other matters: (1) recommending to our Board for consideration, the compensation and benefits of our executive officers and key employees; (2) monitoring and reviewing our compensation and benefit plans to ensure that they meet corporate objectives; (3) administering our stock and other incentive compensation plans and programs and preparing recommendations and periodic reports to the Board concerning these matters; (4) preparing, if necessary, the Compensation Committee report that may be required by SEC rules to be included in our annual report; and (5) preparing recommendations and periodic reports to the Board concerning these matters.

At the beginning of 2012, the Compensation Committee was composed of Mr. David Bell (Committee Chair) and Messrs. Harkleroad, T. Michael Moseley and Richard Weinberg. On May 25, 2012, in connection with the Preferred Offering, Messrs. David Bell, Michael Moseley and Richard Weinberg resigned from the Board and as members of the Compensation Committee. On June 8, 2012, the Board reconstituted the Compensation Committee, appointing Mr. Brathwaite to serve as Committee Chair and Messrs. Wacaster and Wagner to serve as members of the Compensation Committee. The Compensation Committee met two times during 2012.

Governance Committee

Until its dissolution, the Governance Committee had responsibility for, among other things: (1) recommending persons to be selected by our Board as nominees for election as directors and to fill any vacancies on the Board; (2) recommending persons to be selected by our Board as members and chairperson for each Board committee; (3) analyzing and proposing for decision of the Board the governance structure of the Company; (4) reviewing and making recommendations to the Board regarding compensation paid to the directors; and (5) monitoring our performance in meeting our obligations of fairness in internal and external matters and our principles of corporate governance.

The Governance Committee was composed of Mr. Harkleroad (Committee Chair) and Messrs. Bachman and Weinberg. On May 25, 2012, in connection with the Preferred Offering, Messrs. Bachman and Weinberg resigned from the Board and as members of the Governance Committee. On June 8, 2012, the Board dissolved and disbanded the Governance Committee and our Board presently considers all matters for which the Governance Committee was previously responsible. The Governance Committee met one time during 2012.

Executive Committee

Our Executive Committee reviews and, where appropriate, approves corporate action with respect to the conduct of our business between Board meetings. The Executive Committee has the authority of the full Board, except for specific powers that are required by law to be exercised by the full Board. Actions taken by the Executive Committee are reported to the Board at its next meeting.

At the beginning of 2012, the Executive Committee was composed of Mr. Haworth (Committee Chair) and Messrs. Weinberg, Darnell, Kempner and Harkleroad. On May 25, 2012, in connection with the Preferred Offering, Messrs. Haworth, Darnell, Kempner and Weinberg resigned from the Board and as members of the Executive Committee. On June 8, 2012, the Board appointed Mr. Brathwaite as Committee Chair and Messrs. Wacaster and Wagner as members of the Executive Committee. The Executive Committee did not meet during 2012.

Finance Committee

Until its dissolution, the Finance Committee was responsible for the oversight of, among other matters, our: (1) capital structure plans and strategies and specific debt and equity financings, (2) short-term and long-term financing plans, (3) major commercial banking, investment banking, financial consulting, insurance and other financial relationships, (4) cash management plans, strategies and activities and (5) plans and strategies for managing exposure to economic risks.

The Finance Committee was composed of Mr. Wagner (Committee Chair) and Messrs. Harkleroad and Weinberg. On May 25, 2012, in connection with the Preferred Offering, Mr. Weinberg resigned from the Board and as a member of the Finance Committee. On June 8, 2012, the Board dissolved and disbanded the Finance Committee and our Board presently considers all matters for which the Finance Committee was previously responsible. The Finance Committee did not meet during 2012.

Committee of Independent Directors

Our Committee of Independent Directors was originally formed by resolution of the Board to: (1) consider, negotiate and approve or reject related-party transactions, without further Board approval, between the Company and (a) Pegasus Capital and its affiliates (“Pegasus”); (b) executive officers or directors of the Company; or (c) any other person or entity that may be deemed an affiliate or related party; and (2) approve awards under the Company’s Equity Plan (in addition to the authority of the Compensation Committee and the Board). The charter for the Committee of Independent directors was adopted by the Board on June 8, 2012.

At the beginning of 2012, the Committee of Independent Directors was composed of Messrs. Bachman, Darnell and Harkleroad. On May 25, 2012, in connection with the Preferred Offering, Messrs. Bachman and Darnell resigned from the Board and as members of the Committee of Independent Directors. To address the vacancies created by such resignations, on June 8, 2012, the Board appointed Messrs. den Daas and Wagner to serve as members of the Committee of Independent Directors. The Committee of Independent Directors met three times during 2012.

Director Nominations

On June 8, 2012, our Board dissolved and disbanded the Governance Committee. As a result, we no longer have a standing nominating committee, as such committee is described under the NASDAQ Marketplace Rules. Because we would qualify as a “controlled company” under the NASDAQ Marketplace Rules, and in light of the rights recently granted to the holders of our Series H Preferred Stock and Series I Preferred Stock to designate two representatives to the Board, respectively, our Board has determined that it is appropriate not to have a standing nominating committee. As a result, our Board presently considers all matters for which a nominating committee would be responsible and each member of our Board participates in the consideration of director nominees.

The Board considers all qualified candidates identified by members of the Board, by senior management and by stockholders. The Board follows the same process and uses the same criteria for evaluating candidates proposed by stockholders, members of the Board and members of senior management. We did not pay fees to any third party to assist in the process of identifying or evaluating director candidates during 2012.

Our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our Annual Meeting. To recommend a nominee for election to the Board, a stockholder must submit his or her recommendation to the Corporate Secretary at our corporate offices at 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937. Such nomination must satisfy the notice; information and consent requirements set forth in our Bylaws and must be received by us prior to the date set forth under “Stockholder Proposals” below. A stockholder’s recommendation must be accompanied by the information with respect to stockholder nominees as specified in our Bylaws, including among other things, the name, age, address and occupation of the recommended person, the proposing stockholder’s name and address, the ownership interests of the proposing stockholder and any beneficial owner on whose behalf the nomination is being made (including the number of shares beneficially owned, any hedging, derivative, short or other economic interests and any rights to vote any shares) and any material monetary or other relationships between the recommended person and the proposing stockholder and/or the beneficial owners, if any, on whose behalf the nomination is being made.

In evaluating director nominees, the Board considers the following factors:

•	the appropriate size and diversity of our Board;

•

our needs with respect to the particular knowledge, skills and experience of nominees, including experience in corporate finance, technology, business, administration and sales, in light of the prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	experience with accounting rules and practices, and whether such a person qualifies as an “audit committee financial expert” pursuant to SEC rules; and

•	balancing continuity of our Board with periodic injection of fresh perspectives provided by new Board members.

Our Board believes that each director should have a basic understanding of our principal operational and financial objectives and plans and strategies, our results of operations and financial condition and our relative standing in relation to our competitors.

In identifying director nominees, the Board will first evaluate the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service will be considered for re-nomination.

If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board will identify another nominee with the desired skills and experience described above. The Board takes into consideration the overall composition and diversity of the Board and areas of expertise that director nominees may be able to offer, including business experience, knowledge, abilities and customer relationships. Generally, the Board will strive to assemble a Board that brings to us a variety of perspectives and skills derived from business and professional experience as it may deem are in our and our stockholders’ best interests. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Board Leadership Structure and Role in Risk Oversight

Mr. Haworth was appointed Chief Executive Officer on April 28, 2011 and Chairman of the Board on June 16, 2011. While Mr. Haworth was serving in such capacities, the Board believed that Mr. Haworth was best situated to serve as our Chairman and Chief Executive Officer because he was most familiar with the Company’s business and industry and was the person then most capable of efficiently and effectively identifying strategic priorities and leading the discussion and execution of strategy. Additionally, the Board believed that Mr. Haworth’s combined role as Chairman and Chief Executive Officer would promote strategy development and execution and facilitate information flow between management and the Board. On May 18, 2012, Mr. Haworth resigned as our Chairman and Chief Executive Officer. Following Mr. Haworth’s resignation, Mr. Marton was appointed as our Interim Chief Executive Officer. On June 8, 2012, the Board determined, in part due to the temporary nature of Mr. Marton’s service as Interim Chief Executive Officer, that the role of Chairman and Chief Executive Officer should be separated and appointed Mr. Brathwaite to serve as our Chairman. Effective January 2, 2013, Mr. Cage was hired as the Chief Executive Officer of the Company and he joined our Board on March 6, 2013.

Our Audit Committee is primarily responsible for overseeing the Company’s risk management processes on behalf of the full Board. The Audit Committee receives reports from management concerning the Company’s assessment of risks. In addition, the Audit Committee reports regularly to the full Board, which also considers the Company’s risk profile. The Audit Committee and the full Board focus on the most significant risks facing the Company and the Company’s general risk management strategy. In addition, as part of its oversight of our Company’s executive compensation program, the Compensation Committee considers the impact of such program, and the incentives created by the compensation awards that it administers, on our Company’s risk profile. In addition, the Compensation Committee reviews all of our compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to our Company. The Compensation Committee has determined that, for all employees, our compensation programs do not encourage excessive risk and instead encourage behaviors that support sustainable value creation.

Communications with Directors

The Board welcomes communication from our stockholders. Stockholders and other interested parties who wish to communicate with a member or members of our Board or a committee thereof may do so by addressing correspondence to the Board member, members or committee, c/o Corporate Secretary, Lighting Science Group Corporation, 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937. Our Corporate Secretary will review and forward correspondence to the appropriate person or persons.

PROPOSAL 2: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

On March 6, 2013, the Board adopted and recommended for stockholder approval the Amended and Restated Charter, which amends and restates our Amended and Restated Certificate of Incorporation (the “Current Charter”) as set forth in Appendix A.

The Amended and Restated Charter, if approved, would (among other things);

•	reallocate 75,000,000 shares of our capital stock currently designated as preferred stock to common stock;

•	permit the holders of any class or series of our preferred stock to amend the terms of such class or series without the vote of the holders of our common stock;

•	remove references to the Series G Preferred Stock; and

•	integrate prior amendments to the Current Charter.

Amended and Restated Certificate of Incorporation Sections Affected:

Section Fourth – Reallocation of Capital Stock:

The Current Charter authorizes the Company to issue up to 500,000,000 shares of capital stock consisting of 400,000,000 shares of common stock and 100,000,000 shares of preferred stock. As of April 5, 2013, we had issued and outstanding 206,092,524 shares of common stock (which excludes 2,505,000 treasury shares) and 176,008 shares of preferred stock. In addition, we have issued to current and former employees and certain investors and commercial partners rights to purchase an additional 65,174,944 shares of our common stock pursuant to warrants and options to purchase shares of our common stock some of which remain subject to vesting. Further, the 176,008 shares of preferred stock outstanding are currently convertible into 149,159,085 shares of common stock.

Pursuant to the Certificates of Designation and certain of our outstanding warrants and options, we have agreed to retain at all times a sufficient number of authorized but unissued shares of common stock to accommodate the exercise or conversion of such shares of preferred stock. While a large number of our outstanding options and warrants have exercise prices significantly higher than the current market price for shares of our common stock, which make it unlikely (absent an increase in the market price of our common stock or an accelerating event such as a change of control) that the holders of such warrants and options would or could exercise their right to purchase the shares of our commo7n stock underlying such warrants and options, the Company may not have a sufficient number of authorized but unissued shares of our common stock to accommodate the conversion or exercise of all of the outstanding rights to receive shares of our common stock in the future.

The Board believes it is in the best interest of the Company and its stockholders to reallocate 75,000,000 shares of capital stock currently designated as preferred stock to common stock. Subsequent to such amendment the Company would continue to be authorized to issue up to 500,000,000 shares of capital stock, but the allocation of shares of common stock would increase from 400,000,000 to 475,000,000 and the allocation of shares of preferred stock would decrease from 100,000,000 to 25,000,000.

Sections Fourth and Seventh – Amendment of a Class or Series of Preferred Stock:

Pursuant to the Current Charter, the Board has the authority to issue and set the designation, powers, preferences, rights, qualifications, limitations and restrictions of newly designated classes and series of preferred stock without the approval of our stockholders. However, any amendment to a class or series of preferred stock requires the approval of a majority of the holders of our common stock. As a result, and because our common stock is registered pursuant to section 12(g) of the Exchange Act, we are required to solicit and mail proxies and file a proxy statement with the SEC or file and mail an information statement before any such amendment can be effectuated. This process has historically caused us to incur significant expenses and time delays in the preparation of such documentation.

The amendments to Sections Fourth and Seventh would permit the holders of any class or series of our preferred stock to amend the terms of such class or series without the vote of the holders of our common stock thereby reducing the additional procedural costs and time delays we currently face in amending the terms of such securities.

The foregoing is a description of the Amended and Restated Charter. This description is qualified in its entirety by reference to the actual text of the Amended and Restated Charter, which is attached to this Proxy Statement as Appendix A.

Required Vote and Board Recommendation

The proposal to approve the Amended and Restated Charter requires the affirmative vote of the holders of a majority of the outstanding voting securities outstanding and entitled to vote on the subject matter at the Annual Meeting. If you hold your shares through a broker and you do not instruct the broker on how to vote, your broker will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum and therefore will have the effect of a “no vote.”

The Board recommends a vote FOR the approval of the amendment and restatement of the Current Charter.

PROPOSAL 3: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S SERIES H CERTIFICATE OF DESIGNATION AND SERIES I CERTIFICATE OF DESIGNATION

On September 25, 2012, we entered into a separate preferred stock subscription agreement (together, the “September 2012 Subscription Agreements”) with each of (i) Portman Limited (“Portman”) and (ii) Cleantech Europe II (A) LP (“Cleantech A”) and Cleantech Europe II (B) LP (each affiliates of Zouk Capital, together with Zouk Capital and its Affiliates “Zouk”), pursuant to which we issued an aggregate of 49,000 shares of Series H Preferred Stock (the “September 2012 Preferred Offering”). In conjunction with the September 2012 Preferred Offering, we agreed to certain amendments to the Certificates of Designation (as set forth in Appendix B, the “Amended and Restated Certificates of Designation”) and agreed to submit the Amended and Restated Certificates of Designation for the requisite approval of the stockholders, and recommend that the Company’s stockholders vote in favor of the Amended and Restated Certificates of Designation.

The Amended and Restated Certificates of Designation, if approved, would (among other things);

•	accelerate from, November 25, 2012 to September 25, 2012, the first date on which holders of Preferred Shares can require the Company to redeem their Preferred Shares;

•

provide clarity with respect to the rights of the Primary Investor of each series of Preferred Shares to take certain actions on behalf of all of the holders of Preferred Shares, including to vote, consent, approve, waive or authorize various actions;

•	provide each holder of Preferred Shares with preemptive rights to participate in any offering of debt securities by the Company to certain current equity holders; and

•

increase the number of directors that the holders of Series H Preferred Stock are permitted to elect to the Board from two (2) to three (3) and provide Zouk with the right to elect one director to the Board on behalf of the holders of Series H Preferred Stock.

Certificates of Designation Sections Affected:

Certificates of Designation – Section 5(a) – Amendment of Optional Redemption Date:

The Certificates of Designation permit Riverwood, on behalf of the holders of Series H Preferred Stock, and Pegasus, on behalf of the holders of Series I Preferred Stock (each the “Primary Investor” of such series), to require the Company to redeem all or a portion of such holder’s Preferred Shares at any time on or after November 25, 2012. Upon the Primary Investor’s election to redeem all or a portion of their Preferred Shares, all other holders of the applicable series of Preferred Shares would also have the right to redeem all or a portion of such holders’ Preferred Shares. The Amended and Restated Certificates of Designation amend the redemption date to September 25, 2012.

If the Primary Investor of a series no longer owns any Preferred Shares, then all holders of such series have the right to require the Company to redeem all or a portion of their Preferred Shares. Other than the redemption date, the Amended and Restated Certificates of Designation do not amend this contingent redemption right.

Certificates of Designation – Section 10 – Waiver:

The Amended and Restated Certificates of Designation clarify that, for all matters for which the Primary Investor may vote, approve or waive any right on behalf of all holders of such series, the waiver of the Primary Investor shall be deemed to be the waiver of all holders of such series of Preferred Shares. The Amended and Restated Certificates of Designation also restrict the Primary Investor from applying such vote, approval or waiver in any way that would alter the terms of the Preferred Shares of any holder of such series in a manner different from the other holders of such series with respect to their Preferred Shares or otherwise specifically target and materially and adversely affect any holder with respect to its Preferred Shares.

Certificates of Designation – Section 14(a) – Preemptive Rights in Debt Offerings:

The Amended and Restated Certificates of Designation provide each holder of Preferred Shares with the right to notice of and to participate in any offering of debt securities (a “Debt Offering”) by the Company to the Primary Investors or any holder of more than 20,000 Preferred Shares (a “Significant Holder”) that is not registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The right of each holder of Preferred Shares to notice of and to participate in a Debt Offering is required to be equivalent to such holder’s, rights to notice of and to participate in an offering of the Company’s equity securities.

In addition, the Amended and Restated Certificates of Designation grant each holder of Preferred Shares the right to receive a pro-rata share of any additional securities or new material rights or contractual benefits offered to any Significant Holder in a Debt Offering or offering of the Company’s equity securities, which are in addition and/or supplemental to the rights and benefits of such Significant Holder that are in effect immediately prior to such issuance and which are not granted as a condition of such issuance.

Series H Certificate of Designation Section 10(c) – (d) – Zouk Director:

The Amended and Restated Series H Certificate of Designation adds a new Section 10(c) that increases the number of directors that the holders of Series H Preferred Stock are permitted to elect to the Board from two (2) to three (3). In conjunction with the right to elect an additional director to the Board, the Amended and Restated Series H Certificate of Designation adds a new Section 10(d) which provides Zouk with the right to elect one director to the Board on behalf of the holders of Series H Preferred Stock. Similar to the designation rights of the Primary Investors, Zouk’s right to elect one director to the Board terminates (a) upon a “Qualified Public Offering” as defined in the Series H Certificate of Designation, (b) upon the conversion or redemption of all outstanding Preferred Shares at the option of the Company as permitted by the Certificates of Designation, or (c) if Zouk no longer beneficially owns at least 2,500 Preferred Shares, or the equivalent number of shares of common stock issued upon conversion of such Preferred Shares.

The foregoing is a description of the Amended and Restated Certificates of Destination. This description is qualified in its entirety by reference to the actual text of the Amended and Restated Certificates of Destination, which is attached to this Proxy Statement as Appendix B.

Required Vote and Board Recommendation

The proposal to approve the Amended and Restated Certificates of Designation each require the affirmative vote of (1) the holders of a majority of the outstanding shares of our outstanding common stock and (2) the holders of a majority of the applicable class of Preferred Shares. Pursuant to the Series H Certificate of Designation, other than with respect to the amendment of certain enumerated provisions of the Series H Certificate of Designation, none of which are amended by the Amended and Restated Series H Certificate of Designation, the vote of the Primary Investor, Riverwood, is deemed the vote of all of the shares of the Series H Preferred Stock. Pursuant to the Series I Certificate of Designation, the vote of the Primary Investor, Pegasus, is deemed the vote of all of the shares of the Series I Preferred Stock.

In conjunction with the September 2012 Preferred Offering, Riverwood, on behalf of the holders of Series H Preferred Stock, and Pegasus, on behalf of the holders of Series I Preferred Stock, each consented and agreed to the Amended and Restated Certificates of Designation, respectively. As such, the only remaining vote to approve the Amended and Restated Certificates of Designation is the affirmative vote of the holders of a majority of the outstanding shares of our outstanding common stock.

If you hold your shares through a broker and you do not instruct the broker on how to vote, your broker will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum and therefore will have the effect of a “no vote.”

The Board recommends a vote FOR the approval of the amendment and restatement of the Certificates of Designation.

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2013 FISCAL YEAR

The Audit Committee of the Board has selected KPMG LLP, or KPMG, as our independent public accounting firm for the year ending December 31, 2013, and the Board has directed that management submit the selection of independent public accountants for ratification by the stockholders at the Annual Meeting. KPMG was selected in 2011 to replace McGladrey, LLP, or McGladrey, which previously audited our consolidated financial statements relating to fiscal 2008, 2009 and 2010. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions.

Stockholder ratification of the selection of KPMG as our independent public accounting firm is not required by our Bylaws or otherwise. However, the Board is submitting the selection of KPMG to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain KPMG. Even if the selection is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

Change in Independent Registered Public Accounting Firm

On March 18, 2011, we dismissed McGladrey as our independent auditors, upon recommendation and approval of the Audit Committee of the Board, which dismissal was effective upon completion of the audit relating to our financial statements for the year ended December 31, 2010. The audit reports issued by McGladrey for the years ended December 31, 2009 and 2010 did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principle. In connection with the audits of our financial statements for each of the years ended December 31, 2009 and 2010, there were no disagreements between the Company and McGladrey on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey, would have caused McGladrey to make reference thereto in its report on our financial statements for such years.

On March 17, 2011, the Audit Committee approved the engagement of KPMG to audit our financial statements for the year ended December 31, 2011. KPMG was formally engaged on March 18, 2011. The stockholders approved the appointment of KPMG at our 2011 annual meeting.

During the years ended December 31, 2008, 2009 and 2010, we did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

McGladrey furnished a letter addressed to the SEC stating that it agreed with the above statements.

Required Vote and Board Recommendation

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2013. If your shares are held by a broker and you do not give the broker specific instructions on how to vote your shares, your broker may vote your shares at its discretion. Therefore, broker non-votes and abstentions will have no effect on the outcome of the vote. If the stockholders do not ratify the appointment of KPMG, the Audit Committee will reconsider the appointment.

The Board recommends a vote FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2013 fiscal year.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of common stock as of the Record Date by each person known to us to own beneficially 5% or more of the outstanding common stock, each director, certain named executive officers and the directors and executive officers as a group. The persons named in the table have sole voting and investment power with respect to all shares of common stock owned by them, unless otherwise noted. Percentage of ownership is based on 206,092,524 shares of common stock issued and outstanding (which excludes 2,505,000 treasury shares) as of April 5, 2013.

Beneficial ownership is determined in accordance with the rules of the SEC. For the purpose of calculating the number of shares beneficially owned by a stockholder and the percentage ownership of that stockholder, shares of common stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the Record Date by that stockholder are deemed outstanding.

	Common Stock
Name and Address of Beneficial Owner	Shares Beneficially Owned (1)		Percent of Class
Directors and Executive Officers
Nicholas Brathwaite	—		*
Hector Baro (2)	300,000	(3)	*
Jeremy Cage (4)	500,000	(5)	*
Andrew Cooper	—		*
Kaj den Daas	49,567		*
James Haworth (6)	763,096	(7)	*
Donald Harkleroad	489,463	(8)	*
Gregory Kaiser (9)	500,000	(10)	*
Brad Knight (11)	857,307	(12)	*
Steven G. Marton (13)	1,500,000	(14)	*
Fredric Maxik	1,753,112	(15)	*
Patrick Meagher (16)	—		*
Samer Salty	—		*
Keith Scott (17)	744,649	(18)	*
Thomas C. Shields (19)	—		*
Thomas Smach	89,221	(20)	*
Leon Wagner	7,124,559	(21)	3.4%
Steven Wacaster	—

Directors and Executive Officers as a Group (13 persons)	10,863,229		5.1%

Certain Persons
LED Holdings, LLC (22)	20,972,496		10.2%
LSGC Holdings LLC (22)	154,089,829	(23)	74.8%
PP IV (AIV) LED, LLC (22)	154,089,829	(24)	74.8%
PP IV LED, LLC (22)	154,089,829	(24)	74.8%
LSGC Holdings II LLC (22)	16,078,161	(25)	7.3%
Pegasus Partners IV, L.P. (22)	173,137,687	(26)	79.0%
PCA LSG Holdings, LLC (22)	16,986,984	(26)	7.7%
Craig Cogut (22)	190,407,749	(26)	81.1%
RW LSG Holdings LLC (27)	38,135,593	(28)	15.6%
RW LSG Management Holdings LLC (27)	12,753,981	(29)	5.8%
Riverwood Capital Management Ltd. (27)	50,889,574	(30)	19.8%
Cleantech Europe II (A) LP (31) (32)	17,679,661	(33)	7.9%
Zouk Capital LLP (31) (32)	20,762,712	(34)	9.2%
Zouk Ventures Ltd. (31) (32)	20,762,712	(34)	9.2%
Zouk Holdings Ltd. (31) (32)	30,901	(35)	*

*	Less than 1%.
(1)	The number and percentage of shares of our common stock beneficially owned is determined under the rules of the SEC and is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which a person has sole or shared voting power or investment power.
(2)	Mr. Baro was appointed as our Vice President of Operations on February 6,2012 and resigned on February 1, 2013.
(3)	Represents shares of common stock issuable to Mr. Baro upon exercise of stock options issued under the Equity Plan.
(4)	Mr. Cage was appointed to serve as our Chief Executive Officer, effective January 2, 2013, and as a member of the Board on March 5, 2013.
(5)	Represents restricted shares of common stock granted to Mr. Cage under the Equity Plan. Such shares are scheduled to vest in full upon the fourth anniversary of the grant date, provided that Mr. Cage remains employed by the Company through such date. Such shares are votable but may not be disposed of until such shares have vested in full.
(6)	James Haworth resigned as our Chairman and Chief Executive Officer of the Company, effective May 18, 2012.
(7)	Includes 499,207 shares of common stock issuable to Mr. Haworth upon exercise of stock options issued under the Equity Plan.
(8)	Includes 323,868 shares of common stock issued to The Bristol Company. Additionally, includes 24,000 and 6,250 shares of common stock issuable to Mr. Harkleroad and The Bristol Company, respectively, upon exercise of stock options issued under the Equity Plan. Mr. Harkleroad is the sole shareholder of The Bristol Company and may be deemed the beneficial owner of the shares held by The Bristol Company.

(9)	Mr. Kaiser began serving as our Chief Financial Officer on July 14, 2010. Mr. Kaiser resigned as Chief Financial Officer on August 23, 2012.
(10)	Represents shares of common stock issuable to Mr. Kaiser upon exercise of stock options issued under the Equity Plan.
(11)	Mr. Knight was appointed to serve as our interim Chief Operating Officer on May 25, 2012 and as our interim Chief Executive Officer, effective October 19, 2012. Effective January 2, 2013, Mr. Knight resigned as our interim Chief Executive Officer. Mr. Knight continues to serve as interim Chief Operating Officer of the Company.
(12)	Represents shares of common stock issuable to Mr. Knight upon exercise of stock options issued under the Equity Plan.
(13)	Mr. Marton was appointed as our interim Chief Executive Officer on May 18, 2012 and as a member of the Board on May 25, 2012. Mr. Marton resigned as our interim Chief Executive Officer, effective October 19, 2013, and as a member of the Board, effective March 5, 2013.
(14)	Represents shares of common stock issuable to Mr. Marton upon exercise of stock options issued under the Equity Plan.
(15)	Includes 1,575,000 shares of common stock issuable to Mr. Maxik upon the exercise of stock options issued under the Equity Plan.
(16)	Mr. Meagher was appointed as our Executive Vice President of Product Development on June 18, 2012.
(17)	Mr. Scott was appointed as our Chief Commercial Officer on May 25, 2012 and resigned on February 1, 2013.
(18)	Consists of 10,100 held by Mr. Scott through the Company’s Employee Stock Purchase Program and 734,549 shares of common stock issuable to Mr. Scott upon exercise of stock options issued under the Equity Plan.
(19)	Mr. Shields was appointed as our Chief Financial Officer, effective August 23, 2012.
(20)	Consists of 39,654 restricted shares granted to RW LSG Management Holdings LLC (“RW Management”) as compensation for Mr. Brathwaite’s service on the Board and 49,567 restricted shares granted to RW Management as compensation for Mr. Smach’s service on the Audit Committee and the Board during 2012. These securities are directly owned by RW Management. Riverwood Capital Management L.P. (“RCM LP”) is the sole managing member of RW Management. Riverwood Capital Management Ltd. (“RCM Ltd.”) is the sole general partner of RCM LP. Thomas J. Smach is a director of RCM Ltd., and, therefore, may be deemed to be the indirect beneficial owner of such shares. However, Mr. Smach disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein.
(21)	Includes 120,000 shares held by trusts for which Mr. Wagner may be deemed the beneficial owner and 27,068 shares of common stock issuable to Mr. Wagner upon exercise of stock options issued under the Equity Plan. Also includes 5,634,746 shares of common stock issuable upon conversion of shares of Series I Preferred Stock held by Mr. Wagner.
(22)	The principal address and principal office of each of LED Holdings, LLC (“LED Holdings”), LSGC Holdings LLC (“LSGC Holdings”), PP IV (AIV) LED, LLC (“PP IV (AIV)”), PP IV LED, LLC (“PP IV”), LSGC Holdings II LLC (“Holdings II”), Pegasus Partners IV, L.P. (“Pegasus IV”), PCA LSG Holdings, LLC (“PCA Holdings”), Pegasus Capital and Craig Cogut (“Mr. Cogut”) is c/o Pegasus Capital Advisors, L.P., 99 River Road, Cos Cob, CT 06807.
(23)	LSGC Holdings may be deemed to indirectly beneficially own 20,972,496 shares of common stock held directly by LED Holdings.
(24)	PP IV (AIV) and PP IV may be deemed to indirectly beneficially own the 20,972,496 shares of common stock held by LED Holdings and the 133,117,333 shares of common stock held by LSGC Holdings due to their respective membership interests in LSGC Holdings.
(25)	Holdings II may be deemed to own 13,200,884 shares of common stock issuable upon conversion of shares of Series I Preferred Stock held directly by Holdings II.
(26)	Pegasus IV is the managing member of LSGC Holdings and Holdings II. Pegasus Investors IV, LP (“Pegasus Investors”) is the general partner of Pegasus IV and Pegasus Investors IV GP, LLC (“Pegasus GP”) is the general partner of Pegasus Investors. Pegasus GP is wholly owned by Pegasus Capital, LLC (“Pegasus LLC,” and together with Pegasus IV, Pegasus Investors and Pegasus GP, the “Pegasus Entities”). Pegasus LLC may be deemed to be directly or indirectly controlled by Mr. Cogut. By virtue of the foregoing, the Pegasus Entities and Mr. Cogut may be deemed to beneficially own (i) the 29,172,496 shares of common stock held by LED Holdings; (ii) the 133,117,333 shares of common stock held directly by LSGC Holdings; (iii) the 2,877,314 shares of common stock and 13,200,847 shares of common stock issuable upon conversion of shares of Series I Preferred Stock held directly by Holdings II. Additionally, Pegasus Investors, Pegasus GP, Pegasus LLC and Mr. Cogut may be deemed to indirectly beneficially own 2,969,697 shares of common stock held directly by Pegasus IV. Furthermore, Pegasus LLC and Mr. Cogut may be deemed to indirectly beneficially own 1,464,950 shares of common stock and 15,522,077 shares of common stock issuable upon conversion of shares of Series I Preferred Stock held directly by PCA Holdings. Each of the Pegasus Entities and Mr. Cogut disclaims beneficial ownership of any of the common stock held by LED Holdings, LSGC Holdings, LSGC Holdings II, PCA Holdings and Pegasus Capital and this disclosure shall not be deemed an admission that any of Pegasus IV, Pegasus Investors, Pegasus GP, Pegasus LLC or Mr. Cogut is the beneficial owner of such securities for purposes of Section 13(d) or for any other purpose. Additionally, Mr. Cogut may be deemed to indirectly own 259,078 shares of common stock and options to purchase 24,000 shares of common stock that represent payment of director fees paid by us to Pegasus Capital Advisors IV, L.P. (“Pegasus Capital IV”), including 79,308 shares of common stock granted to Pegasus Capital IV as compensation for Messrs. Cooper and Wacaster’s service on the Board during 2012. Pegasus Capital Advisors IV GP, LLC (“Pegasus Capital IV GP”) is the general partner of Pegasus Capital IV and Mr. Cogut is the sole owner and managing member of Pegasus Capital IV GP. Mr. Cogut disclaims beneficial ownership of the shares and options held by Pegasus Capital IV, and this disclosure shall not be deemed an admission that Mr. Cogut is the beneficial owner of such securities for purposes of Section 13(d) or for any other purpose.
(27)	The principal address and principal office of Riverwood is c/o Riverwood Capital Partners L.P., 70 Willow Road, Suite 100, Menlo Park, CA 94304.
(28)	Represents 38,135,593 shares of common stock issuable upon conversion of shares of Series H Preferred Stock held directly by Riverwood Holdings.
(29)	Consists of 12,664,760 shares of common stock issuable upon the exercise of warrants held by RW Management and 89,221 shares of common stock granted to RW Management as compensation for Messrs. Brathwaite and Smach’s service on the Board during 2012.
(30)	Riverwood Capital is the sole managing member of Riverwood Holdings. Riverwood Capital L.P. (“RCLP”) is the sole general partner of Riverwood Capital. Riverwood Capital GP Ltd. (“RC Ltd.”) is the sole general partner of RCLP. RCM LP serves as investment advisor to Riverwood Capital. RCM Ltd. is the sole general partner of RCM LP. As a result of these relationships, each of Riverwood Capital, RCLP, RC Ltd. and RCM Ltd. may be deemed to beneficially own any shares of common stock deemed to be beneficially held by Riverwood Holdings. Additionally, RCM LP is the sole managing member of RW Management. Riverwood Capital Management Ltd. (“RCM Ltd.”) is the sole general partner of RCM LP. As a result of such relationships, each of RCM LP and RCM Ltd. may be deemed to beneficially own any shares of common stock that may be deemed to be beneficially owned by RW Management.
(31)	The principal address and principal office of each of Cleantech Europe II (A) LP (“Cleantech A”), Cleantech Europe II (B) LP (“Cleantech B”), Cleantech GP II Ltd. (“Cleantech GP”), Zouk Capital LLP (“ZCL”) and Zouk Ventures Ltd. (“ZVL”) is 100 Brompton Road, London, SW3 1ER, United Kingdom. The principal address and principal office of Zouk Holdings Ltd. (“ZHL”) is c/o State Street Global Services, 22 Greenville Street, St. Helier, Jersey JE4 8PX, Channel Islands.
(32)	Based upon a Schedule 13D filed with the SEC on October 5, 2012 and amended on February 4, 2013.
(33)	Represents 17,679,661 shares of common stock issuable upon conversion of shares of Series H Preferred Stock held directly by Cleantech A.
(34)	Represents 17,679,661 and 3,083,051 shares of common stock issuable upon conversion of shares of Series H Preferred Stock held directly by Cleantech A and Cleantech B, respectively. Cleantech GP is the general partner of Cleantech A and Cleantech B. ZCL provides certain monitoring, advisory and consulting services to Cleantech A and Cleantech B. ZVL is the majority partner of Cleantech GP and ZCL. As a result of these relationships, each of Cleantech GP, ZCL and ZVL may be deemed to beneficially own any shares of common stock that may be deemed to be beneficially owned by Cleantech A and Cleantech B.
(35)	Represents 30,901 shares of common stock issued to ZHL as compensation for Mr. Salty’s service on the Board during 2012. For United Kingdom regulatory reasons, ZHL has been designated as the entity to receive all director fees payable by us in respect of Mr. Salty’s service on the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of copies of such reports furnished to us and written representations that no other reports were required, each of our directors, officers and ten percent stockholders complied with all Section 16(a) filing requirements applicable to them except: Robert Bachman (1 late filing/3 late transactions); Nicholas Brathwaite (1 late filing/0 late transactions); Craig Cogut (3 late filings/8 late transactions); Andrew Cooper (1 late filing/0 late transactions); Kaj den Daas (1 late filing/0 late transactions); Charles Darnell (1 late filing/3 late transactions); Donald Harkleroad (1 late filing/3 late transactions); Michael Kempner (1 late filing/3 late transactions); Brad Knight (1 late filing/0 late transactions); Steven Marton (1 late filing/0 late transactions); Fredric Maxik (1 late filing/1 late transaction); T. Michael Moseley (1 late filing/3 late transactions); Pegasus Capital Advisors IV, L.P. (2 late filings/7 late transactions); Pegasus Partners IV, L.P. (1 late filings/7 late transactions); Keith Scott (1 late filing/0 late transactions); Thomas Smach (1 late filing/0 late transactions); Steven Wacaster (1 late filing/0 late transactions) and Leon Wagner (2 late filings/14 late transactions).

Compensation Committee Interlocks and Insider Participation

During the first half of 2012, the members of our Compensation Committee were Messrs. Bell, Harkleroad, Moseley and Weinberg. On May 25, 2012 in connection with the Preferred Offering, Messrs. Bell, Moseley and Weinberg resigned from the Board and as members of the Compensation Committee. On June 8, 2012, the Board reconstituted the Compensation Committee appointing Mr. Brathwaite as Committee Chair, and Messrs. Wacaster and Wagner to serve as members.

Mr. Wacaster is an executive officer and partner of Pegasus Capital. As described in further detail under “Certain Relationships and Related Transactions,” during the year ended December 31, 2012, we paid or otherwise accrued approximately $312,500 in fees and expenses to Pegasus Capital and its affiliates, including: (i) $187,500 in fees and expenses paid pursuant to the 2010 Services Agreement (defined below) and (ii) $125,000 in fees and expenses paid pursuant to the 2012 Services Agreement (defined below). Additionally, we agreed to pay Pegasus Capital or its affiliates approximately $450,000 for legal fees incurred in connection with various private placements during 2012.

Mr. Brathwaite is a founding partner of Riverwood Capital. As described in further detail under “Certain Relationships and Related Transactions,” during the year ended December 31, 2012, we paid or otherwise accrued approximately $1.1 million in fees and expenses to Riverwood Capital and its affiliates, including: (i) $70,000 of management fees pursuant to the Riverwood Support Services Agreement (defined below) and (ii) $1.0 million of consulting fees for services provided by Riverwood Capital, which fees include, among other things, fees paid to Riverwood Capital for the services of Brad Knight, our current interim Chief Operations Officer and former interim Chief Executive Officer. Additionally, we agreed to pay Riverwood Capital or its affiliates approximately $750,000 for legal fees incurred in connection with the Preferred Offering.

Compensation Committee Report

The undersigned members of the Compensation Committee have reviewed and discussed the Compensation Discussion and Analysis with our management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2012.

COMPENSATION COMMITTEE
Nicholas Brathwaite (Chairman)
Steven Wacaster
Leon Wagner

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Parent Company

LSGC Holdings may be deemed to be our “parent” by virtue of its beneficial ownership of our voting securities. As of April 5, 2013, LSGC Holdings directly owned 133,117,333 shares of our common stock and indirectly owned an additional 20,972,495 shares of our common stock by virtue of its voting and dispositive control over shares held by its affiliate, LED Holdings. LSGC Holdings and LED Holdings are affiliates of Pegasus IV and Pegasus Capital, and they collectively hold approximately 81.1% of our common stock as of April 5, 2013 (calculated in accordance with Rule 13d-3 of the Exchange Act), including 13,200,847 and 15,522,034 shares of common stock issuable upon conversion of shares of Series I Preferred Stock held directly by Holdings II and PCA Holdings, respectively.

Related Party Transaction Policy

Our Board has adopted a written policy with respect to the review, approval or ratification of related party transactions. The policy generally defines a related party transaction as a transaction or series of related transactions or any material amendment to any such transaction with an aggregate value of $120,000 or more involving the Company and any executive officer of the Company, any director or director nominee of the Company, persons owning 5% or more of any class of our outstanding equity securities at the time of the transaction, any immediate family member of any of the foregoing persons, or any entity that is owned or controlled by any of the foregoing persons or in which any such person serves as an executive officer or general partner or, together with all of the foregoing persons, owns 10% or more of the equity interests thereof.

This policy requires our Audit Committee to review and approve related party transactions and any material amendments to such related party transactions. In reviewing and approving any related party transaction or any material amendment thereto, the Audit Committee is to (i) satisfy itself that it has been fully informed as to the related party’s relationship and interest and as to the material facts of the proposed related party transaction or the proposed material amendment to such transaction, and (ii) determine that the related party transaction or material amendment thereto is fair to the Company. At each Audit Committee meeting, management is required to recommend any related party transactions and any material amendments thereto, if applicable, to be entered into by us. After review, the Audit Committee must approve or disapprove such transactions and any material amendments to such transactions.

In addition to the above policy, because we have entered into a number of transactions with affiliates of Pegasus Capital, our Board established a Committee of Independent Directors in December 2008 to consider the approval of, and to make recommendations to the Board or any committee thereof regarding any related party transactions from time to time between the Company and Pegasus Capital or its affiliates, our executive officers and/or our directors. On June 8, 2012, our Board adopted a charter for the Committee of Independent Directors in order to expand its authority to negotiate and approve or reject related party transactions between the Company and (i) Pegasus Capital, (ii) our executive officers, (iii) our directors, or (iv) any other person or entity that may be deemed an affiliate or related party.

From January 1, 2012 through May 25, 2012, the Committee of Independent Directors consisted of Messrs. Bachman, Harkleroad and Darnell. As a result of the resignations of Messrs. Bachman and Darnell, on June 8, 2012, the Board appointed Messrs. den Daas and Wagner to the Committee of Independent Directors. Other than the Company’s issuance of the Riverwood Warrant (defined below) and entrance into the Subscription Agreement each of the transactions set forth below were reviewed and approved by the Committee of Independent Directors.

The Preferred Offering

On May 25, 2012, we entered into the Subscription Agreement with Riverwood Holdings and certain other purchasers identified on the signature pages thereto pursuant to which we issued an aggregate of 60,705 shares of Series H Preferred Stock and 6,364 shares of Series I Preferred Stock at a price of $1,000 per Preferred Share and raised gross proceeds of approximately $67.1 million.

The Certificates of Designation, among other things, currently provide Riverwood and Pegasus Capital and its affiliates, respectively, with the right to designate two representatives to the Board for so long as Riverwood Holdings or Pegasus Capital (as applicable) or their respective affiliates continue to beneficially own at least 2,500 shares of Series H Preferred Stock or Series I Preferred Stock, respectively. Pursuant to their respective designation rights, Riverwood Holdings has indicated its intent to re-elect Messrs. Brathwaite and Smach as the Series H Directors, and Pegasus Capital has indicated its intent to re-elect and Messrs. Cooper and Wacaster as the Series I Directors. Except with respect to certain actions specified in the Certificates of Designation, the remaining holders of each series of Preferred Shares generally do not have a right to vote on any matter other than those prescribed by Delaware law and amendments or changes to the rights of the Preferred Shares that would adversely affect them. In connection with the Preferred Offering, we paid approximately $750,000 to Riverwood Holdings as reimbursement of its transaction expenses and approximately $200,000 to Pegasus Capital or its affiliates for legal fees incurred in connection with the Preferred Offering.

Transactions with Affiliates of Riverwood Holdings

Riverwood Support Services Agreement

On May 25, 2012, in connection with the Preferred Offering, we entered into the Riverwood Support Services Agreement with Riverwood, pursuant to which we agreed to pay Riverwood $20,000 for the period from May 25, 2012 through June 30, 2012 and thereafter $50,000 for each calendar quarter beginning on July 1, 2012, in exchange for certain support services during such periods. The Riverwood Support Services Agreement expires upon the earlier of: (i) May 25, 2022, (ii) such date that RW Management and/or its affiliates directly or indirectly beneficially own less than 37.5% of the shares of Series H Preferred Stock purchased pursuant to the Preferred Offering, on an as-converted basis (together with any shares of common stock issued upon conversion thereof); (iii) such date that we and Riverwood may mutually agree in writing (iv) a “change of control” or (v) a “QPO” (as such terms are defined in the Riverwood Support Services Agreement). On September 25, 2012 and in connection with the September 2012 Preferred Offering each of Pegasus Capital, Riverwood, Portman and Zouk entered into a Fee Waiver Letter Agreement, pursuant to which the parties agreed to suspend payment of the fees payable in connection with their respective Support Services or other agreements, including the Riverwood Support Services Agreement, between the Company and such parties until revoked by their unanimous written consent.

As of December 31, 2012, we paid Riverwood a total of $70,000 pursuant to the Riverwood Services Agreement.

Riverwood Warrant

In connection with the Preferred Offering, we issued a warrant (the “Riverwood Warrant”) to RW Management on May 25, 2012. The Riverwood Warrant represented the right to purchase 18,092,511 shares of common stock at an exercise price that will be determined at the date of exercise pursuant to a formula as described therein.

In satisfaction of certain obligations of RW Management, on June 15, 2012, RW Management effected an assignment of a portion of the Riverwood Warrant to certain third parties and affiliates of RW Management. In conjunction with such partial assignment, the Riverwood Warrant was cancelled and RW Management was issued a new warrant representing the right to purchase 12,664,760 shares of common stock (the “New Warrant”). The terms of the New Warrant are substantially the same as those of the Warrant, except that the exercise price for such New Warrant is determined pursuant to a revised formula as described in more detail therein. As of December 31, 2012, the estimated fair market value of the New Warrant was approximately $5.5 million.

Transactions with Affiliates of Pegasus Capital and Certain Directors

Series G Preferred Offering

On February 24, 2012, April 12, 2012 and May 2, 2012, respectively, we issued 2,000, 1,000 and 2,000, respectively, Series G Units, each such unit consisting of (i) one share of our Series G Preferred Stock and (ii) 83 shares of our common stock (the “Series G Units”), to Mr. Wagner for total proceeds of $5.0 million. On each of March 20, March 28, 2012 and May 18, 2012, we issued 2,000 Series G Units, respectively, to PCA Holdings for total proceeds of $6.0 million. On April 13, 2012, the Company issued 2,000 Series G Units to Holdings II for total proceeds of $2.0 million. In connection with the Preferred Offering, all of the outstanding shares of Series G Preferred Stock were exchanged into shares of Series H Preferred Stock or Series I Preferred Stock, as discussed in more detail below.

The Rollover Offering

The consummation of the Preferred Offering, and the issuance of the Preferred Shares in connection therewith, constituted a subsequent transaction (as such term is defined in the Certificate of Designation governing the Series G Preferred Stock (the “Series G Certificate of Designation”)). As a result, PCA Holdings, Holdings II, Mr. Wagner and the other holders of Series G Preferred Stock (collectively, the “Series G Investors”) were entitled to elect to convert all or less than all of their shares of Series G Preferred Stock into a number of shares of Series H Preferred Stock or Series I Preferred Stock equal to the aggregate liquidation value (as defined in the Series G Certificate of Designation) of the outstanding shares of Series G Preferred Stock held by such Series G Investor.

Pursuant to the Conversion Right, (a) each of PCA Holdings and Holdings II agreed to cause all 17,650 and 14,958 of their shares of Series G Preferred Stock, respectively, to be converted into 18,316 and 15,577 shares of Series I Preferred Stock, respectively and Mr. Wagner elected to convert all 6,500 of his shares of Series G Preferred Stock into 6,651 shares of Series I Preferred Stock. During the year ended December 31, 2012, we recognized interest expense of $294,000 in connection with the Rollover Offering.

2010 Support Services Agreements

Effective June 23, 2010, we entered into a support services agreement with Pegasus Capital (the “2010 Services Agreement”) pursuant to which we agreed to pay $187,500 until October 15, 2011, and then $125,000 for each calendar quarters in exchange for financial strategic planning, monitoring and other related services during such periods. The 2010 Services Agreement expired on June 30, 2012. During the year ended December 31, 2012, we paid a total of $187,500 in management fees pursuant to the Support Services Agreement.

2012 Support Services Agreement

On May 25, 2012, we entered into a new Support Services Agreement (the “2012 Services Agreement”), with Pegasus Capital, pursuant to which we agreed to pay Pegasus Capital $125,000 for each calendar quarter beginning on July 1, 2012, in exchange for certain support services during such periods. The 2012 Services Agreement expires upon the earlier of: (i) June 30, 2017, (ii) a change of control or (iii) a “QPO” (as such terms are defined in the 2012 Services Agreement. During the first 30 days of any calendar quarter, we have the right to terminate the 2012 Services Agreement, effective immediately upon written notice to Pegasus Capital. During the year ended December 31, 2012, we paid a total of $125,000 in management fees pursuant to the 2012 Services Agreement. On September 25, 2012 and in connection with the September 2012 Preferred Offering each of Pegasus Capital, Riverwood, Portman and Zouk entered into a Fee Waiver Letter Agreement, pursuant to which the parties agreed to suspend payment of the fees payable in connection with their respective Support Services or other agreements, including the 2012 Support Services Agreement, between the Company and such parties until revoked by their unanimous written consent.

Exchange and Redemption Agreement

On January 17, 2012, we issued 5,000 Series G Units to Continental for total proceeds of $5.0 million. As partial consideration for Continental’s purchase of the Series G Units, LSGC Holdings agreed to certain amendments to the terms of the senior preferred membership interests in LSGC Holdings held by Continental. In addition, LSGC Holdings was obligated to redeem the preferred membership interests if we (i) incurred aggregate indebtedness that exceeded (a) the indebtedness permitted under our working capital facility, not to exceed $75.0 million in total credit thereunder and (b) such additional unsecured indebtedness that when aggregated with such working capital facility, if any, exceeded 300% of our earnings before interest, taxes, depreciation and amortization for the last 12 months or (ii) issued outstanding preferred equity securities having an original principal amount of over $80.0 million in the aggregate. On January 17, 2012, in consideration for LSGC Holdings’ agreement to amend the terms of the preferred membership interests held by Continental, we entered into a letter agreement with LSGC Holdings, dated January 17, 2012 (the “Letter Agreement”), pursuant to which we agreed to indemnify LSGC Holdings and its affiliates for any and all losses or damages as a result of any breach, or redemption obligation arising in connection with, the preferred membership interests held by Continental arising out of or relating to our incurrence of indebtedness in excess of the applicable cap or our issuance of preferred equity securities in excess of the applicable cap. Additionally, in the event that we would be required to indemnify LSGC Holdings under the Letter Agreement, LSGC Holdings agreed to surrender 3,750,000 shares of common stock to us less any shares of common stock previously distributed by LSGC Holdings to Continental. Pursuant to the Letter Agreement, we also agreed to pay Pegasus IV a fee of $250,000 for expenses incurred by Pegasus IV and its affiliates related to certain of our private placements during the fourth quarter of 2011 and first quarter of 2012.

Following consummation of the Preferred Offering, the amount of preferred equity we had issued exceeded $80.0 million, and, as a result, LSGC Holdings was required to redeem 15,000,000 of its issued and outstanding senior preferred member interests held by Continental (the “Class C Interests”) pursuant to the letter agreement between such parties. On May 25, 2012, we entered into that certain Exchange and Redemption Agreement with LSGC Holdings and Continental (the “Exchange Agreement”) to, among other things, facilitate the redemption of the Class C Interests and common stock held by Continental and LSGC Holdings, respectively, and the indemnification payments to be made in accordance with the Letter Agreement. Pursuant to the Exchange Agreement, (a) we made an indemnification payment directly to Continental in the amount of $16.2 million, representing the cost to redeem the Class C Interests, consisting of: (i) a cash payment of $10.2 million, and (ii) in lieu of an additional $6.0 million in cash, 6,000 shares of Series I Preferred Stock, deliverable within 20 days following the date of the Exchange Agreement; (b) Continental surrendered all of the Class C Interests to LSGC Holdings; and (c) LSGC Holdings surrendered a total of 2,505,000 shares of common stock to us.

May 2012 Commitment Agreement

On May 25, 2012, in conjunction with the Preferred Offering, we entered into a Commitment Agreement (the “Commitment Agreement”) with Pegasus Capital, PCA Holdings, Holdings II and Pegasus IV (collectively, the “Commitment Investors”). Pursuant to the Commitment Agreement, the Commitment Investors and certain permitted assignees may purchase an aggregate of 21,131 shares of the Company’s Series H Preferred Stock or Series I Preferred Stock for $1,000.00 per share, and the Committed Investors have committed to purchase any of such shares that have not been purchased on the four-month anniversary of the Commitment Agreement. The September 2012 Preferred Offering satisfied the Commitment Agreement obligations.

September 2012 Commitment Agreement

On September 25, 2012, in connection with the issuance of the September 2012 Warrants (defined below), we entered into a new Commitment Agreement (the “September 2012 Commitment Agreement”) with Pegasus IV, pursuant to which we are obligated to buy from Pegasus IV or its affiliates, and Pegasus IV and its affiliates are obligated to sell to us, shares of common stock equal to the number of shares, if any, for which the September 2012 Warrants are exercised, up to an aggregate number of shares of common stock equal to the aggregate number of shares of common stock underlying all of the September 2012 Warrants (the “Pegasus Commitment”). The purchase price for any shares of common stock purchased pursuant to the Pegasus Commitment would be equal to the consideration paid to us pursuant to the exercise of the September 2012 Warrants. With respect to any September 2012 Warrants exercised on a cashless basis, the consideration we would provide to Pegasus IV in exchange for the delivery of the number of shares of common stock issued to the exercising holder of September 2012 Warrants would be the reduction in the Pegasus Commitment equal to the reduction in the number of shares of common stock underlying the September 2012 Warrants.

Transactions with Affiliates of Zouk

September 2012 Preferred Offering

On September 25, 2012, we entered into the September 2012 Subscription Agreements with each of (i) Portman and (ii) Zouk, pursuant to which we issued an aggregate of 49,000 shares of Series H Preferred Stock at a price of $1,000 per Preferred Share and raised gross proceeds of approximately $49.0 million. Zouk purchased an aggregate of 24,500 shares of Series H Preferred Stock pursuant to the 2012 Subscription Agreements for aggregate proceeds of $24.5 million. In conjunction with the September 2012 Preferred Offering, we issued to each of Portman and Zouk warrants (the “September 2012 Warrants”) to purchase 4,000,000 common stock, respectively.

Zouk Support Services Agreement

In connection with the September 2012 Preferred Offering, we entered into a Support Services Agreement (the “Zouk Services Agreement”) with Zouk, pursuant to which the Company agreed to pay Zouk $100,000 each calendar quarter beginning with the quarter ended September 30, 2012, in exchange for certain support services during such periods. The Zouk Support Services Agreement expires upon the earlier of: (i) September 25, 2022; (ii) such date that Zouk and/or its affiliates directly or indirectly beneficially own less than 37.5% of the shares of Series H Preferred Stock purchased pursuant to the September 2012 Preferred Offering, on an as-converted basis; (iii) such date that the Company and Zouk may mutually agree in writing; (iv) a Change of Control and (v) a “QPO” (as such terms are defined in the Zouk Services Agreement).

On September 25, 2012 and in connection with the September 2012 Preferred Offering each of Pegasus Capital, Riverwood, Portman and Zouk entered into a Fee Waiver Letter Agreement, pursuant to which the parties agreed to suspend payment of the fees payable in connection with their respective Support Services or other agreements, including the Zouk Services Agreement, between the Company and such parties until revoked by their unanimous written consent.

Relationship with GYRO LLC

During 2012 and through March 31, 2013, we incurred consulting fees of $118,000 for services provided by GYRO LLC, a marketing company affiliated with Pegasus Capital.

Relationship with T&M Protection Resources

During 2012 and through March 31, 2013, we incurred security fees of $54,000 for security services provided by T&M Protection Resources, a security company affiliated with Pegasus Capital, primarily for our facility in Monterrey, Mexico.

Relationship with MWW Group

On January 21, 2009, we entered into an agreement with MWW Group LLC, or MWW, pursuant to which MWW provides us with certain federal and state government relations, third party support and business development services. On March 24, 2010, Michael W. Kempner, the majority stockholder, president and chief executive officer of MWW, was appointed to serve as a member of our Board. Pursuant to this agreement, from January 1, 2012 through March 31, 2013, we incurred consulting fees of $170,000 for services provided by MWW Group. During 2012, In connection with the Preferred Offering, Mr. Kempner resigned from the Board on May 25, 2012.

EXECUTIVE COMPENSATION

Executive Officers

The following table sets forth the names, ages and positions of our executive officers at April 5, 2013:

Name	Age	Positions Held With Us
Jeremy Cage	48	Chief Executive Officer
Thomas C. Shields	53	Chief Financial Officer
Brad Knight	53	Interim Chief Operating Officer
Fredric Maxik	51	Chief Technology Officer
Patrick Meagher	53	Executive Vice President of Product Development

The following biographies describe the business experience of our executive officers. Each officer serves at the discretion of our Board. There are no family relationships among any of our officers.

Jeremy Cage was appointed to serve as our Chief Executive Officer effective January 2, 2013. Please see the biography of Mr. Cage on page 8 of this Proxy Statement.

Thomas C. Shields was appointed as our Chief Financial Officer on August 23, 2012. Mr. Shields brings to us over 20 years of experience in finance and operations. From 1999 to 2011, he served in various executive capacities, including Chief Financial Officer and Chief Operating Officer, at Anadigics, Inc., a global manufacturer of radio frequency semiconductor solutions for the wireless broadband markets. Prior to that, from 1997 to 1999, Mr. Shields was Vice President of Finance and Controller at Thermo Fisher Scientific; from 1994 to 1997, served as Vice President of Finance and Controller at Harman International Industries, Inc.; and from 1986 to 1994, Mr. Shields served in various executive management positions with Baker & Taylor, Inc.

Brad Knight was appointed as our interim Chief Operating Officer on May 25, 2012 and previously served as our interim Chief Executive Officer from October 19, 2012 through January 2, 2013. Mr. Knight has served as a Managing Director of Riverwood Solutions, an affiliate of Riverwood, since April 2010. He has spent over two decades working with international startups and turnarounds in a wide range of technology, product and service companies. Prior to Joining Riverwood Solutions, from 2006 to 2010, Mr. Knight served as CEO and President of Retirement Living TV, the first cable network in the United States exclusively targeting the 50+ population. Prior to that, he also served as Senior Vice-President and General Manager of Flextronics (1996-2000) and as Executive Vice-President of Adaptix (2004-2005). Mr. Knight also served, from 2000 to 2007, as a member of the Board and Audit and Compensation Committees of 1-800 Contacts, the world’s largest contact lens store. Mr. Knight holds a Bachelor of Science in Industrial Technology & Manufacturing from California State University.

Fredric Maxik has served as our Chief Technology Officer since January 2010 and from June 2004 to October 2007. Prior to serving in this capacity, Mr. Maxik served as our Chief Scientific Officer from October 2007 to January 2010. He also served as a director from August 2004 to October 2007. After graduating from Bard College with a bachelor’s degree in physics and philosophy, Mr. Maxik began his career with Sansui Electric Co., Ltd., in 1983 in Tokyo, Japan where he became vice president of product development. In 1990, he was recruited to the position of vice president of product development for Onkyo Corporation in Osaka, Japan. In 1993, Mr. Maxik formed a product development consulting firm. In 2002, he formed an environmental products company, which developed the intellectual property that eventually became the principal asset of Lighting Science, Inc. that was acquired by us in June 2004. Mr. Maxik has 38 U.S. patents in the field of solid state lighting. Mr. Maxik is an operating advisor for Pegasus Capital, an affiliate of our largest stockholders. Pegasus Capital and its affiliates collectively beneficially owned 81.1 % of our common stock as of April 5, 2013.

Patrick Meagher has served as our Executive Vice President of Product Development since June 18, 2012. Mr. Meagher brings to us over 25 years of experience in the field of complex electronics systems research & product development. From 2000 to 2012, he served in various executive capacities, including Senior Vice President of Engineering and Chief Technology Officer, at Flextronics International, a leading Electronics Manufacturing Services (EMS) provider focused on delivering complete design, engineering, and manufacturing services to Automotive, Computing, Consumer Digital, Infrastructure, Medical, and Mobile OEM companies. From 1998 to 2000, Mr. Meagher served as President of IT Enclosure Systems, providing industry standard and custom telecom solutions in VME, CPCI and ATCA form factors and from 1985 to 1998, he served as a Systems Engineer at Comsat Laboratories. Mr. Meagher holds several patents and has served on technical committees for ITU, PICMG, IEEE, and MIL-STD. Mr. Meagher earned a B.S. in electrical engineering from Marquette University.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes the compensation arrangements we have with our named executive officers as set forth under the rules of the SEC. Consistent with the SEC rules, we are providing disclosure for the principal executive officer (our Chief Executive Officer or CEO) and principal financial officer (our Chief Financial Officer or CFO), regardless of compensation level, and the three most highly compensated executive officers in our last completed fiscal year, other than the CEO and CFO. All of these executive officers are referred to in this Compensation Discussion and Analysis as our “NEOs.”

For the 2012 fiscal year, our NEOs were:

Name	Title
Brad Knight	Interim Chief Executive Officer and Interim Chief Operations Officer
Steven G. Marton	Former Interim Chief Executive Officer and Director
James Haworth	Chief Executive Officer and Chairman of the Board
Thomas C. Shields	Chief Financial Officer
Gregory Kaiser	Chief Financial Officer
Frederic Maxik	Chief Technology Officer
Keith Scott	Chief Commercial Officer
Patrick Meagher	Executive Vice President of Product Development
Hector Baro	Executive Vice President of Operations

Significant Events

Effective April 28, 2011, James Haworth was appointed to serve as Chief Executive Officer. Subsequently, on May 18, 2012, Mr. Haworth resigned as Chief Executive Officer and we appointed Steve Marton to serve as Interim Chief Executive Officer.

Effective October 19, 2012, Mr. Marton resigned as Interim Chief Executive Officer and we appointed Brad Knight to serve as Interim Chief Executive Officer.

As discussed in more detail in the section of this proxy statement titled “Certain Relationships and Related Transactions,” on May, 25, 2012, we consummated the Preferred Offering. On May 25, 2012, in connection with the Preferred Offering, each of Robert Bachman, David Bell, Charles Darnell, Michael Kempner, T. Michael Moseley and Richard Weinberg resigned as members of our Board. Effective May 25, 2012, each of Messrs. Brathwaite, Cooper, den Daas, Marton, Smach, Wacaster were appointed to the Board to fill the vacancies created by such resignations. As described in more detail in the section of this proxy statement titled “Certain Relationships and Related Transactions,” Messrs. Brathwaite and Smach were appointed by Riverwood Holdings and Messrs. Cooper and Wacaster were appointed by Pegasus Capital pursuant to certain designation rights awarded to each of Riverwood Holdings and Pegasus Capital pursuant to the Series H Certificate of Designation and Series I Certificate of Designation, respectively.

Overview and Responsibility for Compensation Decisions

The Compensation Committee of our Board is responsible for evaluating the performance and development of our executive officers in their respective positions, reviewing individual compensation as well as corporate compensation principles and programs, establishing corporate and individual performance objectives as they affect compensation, making determinations as to whether and to what extent such performance objectives have been achieved and ensuring that we have effective and appropriate compensation programs in place. In addition, our Compensation Committee considers whether any of our compensation policies and practices create risks to our risk management practices or create risk-taking incentives for our executives and other employees. Our CEO supports our Compensation Committee by driving our annual business plan process, providing information related to the ongoing progress under our annual business plan and other business and financial results, undertaking performance assessments of other executives and presenting other personnel-related data for the Compensation Committee’s consideration. In addition, as the manager of our executive team, our CEO assesses each executive’s contribution to our corporate goals as well as achievement of his or her individual goals and makes a recommendation to our Compensation Committee with respect to compensation for executive officers other than himself. Our Compensation Committee meets, including in executive sessions, to consider these recommendations, conducts a similar evaluation of the CEO’s contributions to our goals and achievement of individual goals and makes determinations related to the CEO’s and the other executive officers’ compensation.

Our overall compensation philosophy is to provide a competitive total compensation package that will:

•	fairly compensate our executive officers;

•	attract and retain qualified executive officers who are able to contribute to the long-term success of our company;

•	incentivize future performance toward clearly defined corporate goals without encouraging excessive risk taking; and

•	align our executives’ long-term interests with those of our stockholders.

Our Compensation Committee believes that the quality, skills and dedication of our executive officers are critical to our long-term value. Our compensation arrangements with executive officers are, to a large degree, based upon the consolidated revenue and earnings achievements of our Company, along with personal performance objectives agreed upon at the beginning of the fiscal year with the respective executive. We believe in compensating progressively for the achievement of established objectives.

In setting compensation levels for individual officers, our Compensation Committee applies its judgment in determining the amount and mix of compensation elements for each NEO, and to date our compensation process has been a largely discretionary process based upon the collective experience and judgment of the Compensation Committee members acting as a group. Factors affecting the Committee’s decisions in setting compensation generally include:

•	overall corporate performance;

•	the individual officer’s performance against corporate-level strategic goals established as part of our annual business plan and the officer’s effectiveness in achievement of those goals;

•	the nature and scope of the officer’s responsibilities; and

•	informal market surveys and the personal experience of members of our Board.

The Compensation Committee has also reviewed our compensation policies and practices for all of the executive officers and other employees and determined that any risks arising from such compensation policies and practices, including any risks to our risk management practices and risk-taking incentives created by such compensation policies and practices, are not reasonably likely to have a material adverse effect on the Company.

While our Compensation Committee is authorized to engage the services of outside consultants and advisors, to date neither the Compensation Committee nor our management has retained a compensation consultant to review or provide advice concerning our policies and procedures with respect to executive compensation. To date, we have not formally benchmarked our executive compensation against peer companies, and we have not identified a group of peer companies against which we would compare our compensation practices. While our Compensation Committee considers the overall mix of compensation components in its review of compensation matters, it has not adopted formal or informal policies or guidelines for allocating compensation between long-term and current compensation or between cash and non-cash compensation. The Compensation Committee intends to continue to manage our executive officer compensation programs on a flexible basis that will allow it to respond to market and business developments as it views appropriate, but will continue to consider whether the use of consultants, formal benchmarking and/or fixed guidelines for allocating between compensation components would aid the Committee in setting compensation levels or allocating between types of compensation.

We have historically reviewed company compensation as part of the annual business plan process undertaken by management and our Board in the early part of each year. During this process, our Compensation Committee reviews overall compensation, evaluates performance, determines corporate-level performance goals for that year’s business plan and, when appropriate, makes changes to one or more components of our executives’ compensation.

During our 2011 annual meeting, we held a stockholder advisory vote on the compensation of our NEOs as described in our 2011 proxy statement, commonly referred to as a say-on-pay vote. Stockholders representing over 99% of the stockholders present and entitled to vote at the meeting voted in favor of the 2011 say-on-pay resolution approving the compensation of our NEOs. As our Compensation Committee evaluated its compensation practices and talent needs throughout 2012, it was mindful of the strong support stockholders expressed for its pay for performance compensation philosophy. Additionally, in determining how often to hold a stockholder advisory vote on executive compensation, our Board took into account the strong preference for a triennial frequency expressed by stockholders at our 2011 annual meeting relating to future advisory stockholder votes on our executive compensation. Accordingly, our Board has determined that we will hold an advisory stockholder vote on our executive compensation on a triennial basis.

Historically, the exercise price of our stock options has been at least equal to the fair market value of our common stock on the date of grant. The fair market value of our common stock has been established by reference to the closing price of our common stock on the OTC Bulletin Board or the Pink Sheets, as applicable, on the date of grant.

Compensation Components

Compensation for our executive officers has been highly individualized, at times structured as a result of arm’s length negotiations when an officer is initially hired, and always taking into account our financial condition and available resources. The resulting mix of compensation components has primarily included:

Compensation Component	Description	Relation to Compensation Objectives
Base Salary	Fixed cash compensation for services rendered during the fiscal year	• Fairly compensate executives • Attract and retain qualified executives

Annual Cash Incentive Bonus	Annual cash payments for achieving predetermined financial and/or performance goals	• Fairly compensate executives • Attract and retain qualified executives • Incentivize future performance toward clearly defined corporate goals without encouraging excessive risk taking

Long-Term Incentive Awards	Grants of stock options and/or restricted stock awards designed to focus on long-term growth and increased company value	• Attract and retain qualified executives • Align executive and stockholder interests • Incentivize future performance toward clearly defined corporate goals without encouraging excessive risk taking

Severance and Change of Control Benefits	Continued payments of base salary for up to 24 months after involuntary termination	• Fairly compensate executives • Attract and retain qualified executives

Other Benefits	Health and medical benefits, and the opportunity to participate in an employee stock purchase plan and a 401(k) retirement plan or comparable foreign plan	• Align executive and stockholder interests • Attract and retain qualified executives

Our Compensation Committee believes this mix is appropriate for our executive team because, among other things, it provides a fixed component (base salary) designed to offer the executive funds from which to manage personal and immediate cash flow needs, as well as variable components (annual incentive bonuses, stock options and restricted stock awards) that incentivize our management team to work toward achievement of corporate goals and our long-term success. This mix also offers protection (through termination-related benefits) against abrupt changes in the executive’s circumstances in the event of involuntary employment termination, including in the context of a change of control of our Company. Our Compensation Committee also believes, based on the collective experience of its members, that this mix is typical of companies in our industry and at our stage of development.

As a result of this mix of compensation components, executives earn their compensation over three time frames:

•	Current Year Performance: Salary and annual incentives that reflect actions and results over 12 months; and

•	Long-Term Performance: A long-term incentive plan that reflects results over a period of years, helping to ensure that current results are sustainable.

Base Salaries. Base salary for our CEO and other executive officers is established based on the scope of their responsibilities, length of service with our Company, individual performance during the prior year and competitive market compensation. Base salaries are reviewed annually and adjusted from time-to-time based on competitive conditions, individual performance, our overall financial results, changes in job duties and responsibilities and our Company’s overall budget for base salary increases. The budget is designed to allow salary increases to retain and motivate successful performers while maintaining affordability within our Company’s business plan.

Annual Cash Incentive Bonus. We also have an annual cash incentive bonus program to motivate our executive officers to attain specific short-term performance objectives that, in turn, further our long-term objectives. This program is managed as part of our annual business plan process and involves a high level of discretion on the part of our Compensation Committee. Typically, our Board approves a business plan for the year that incorporates corporate-level objectives. Achievement of those objectives becomes an important factor considered by our Compensation Committee when, after year-end, it makes a final determination of bonus amounts to be paid. Other factors that are considered by our Compensation Committee in determining bonus amounts to pay include:

•	our Company’s overall performance and business results;

•	general market conditions;

•	future business prospects;

•	funds available for payment of bonuses;

•	individual performance;

•	competitive conditions; and

•	any other factors the Compensation Committee finds relevant.

Each executive officer is measured against his contributions to the consolidated revenue and earnings achievement of our Company as a whole along with his performance against individual objectives established at the beginning of the fiscal year with the participation of the respective executive as part of his total compensation plan. This discretionary approach to the variable component of our compensation program allows fluidity in how we manage short-term corporate strategy and executive incentives, while allowing us to maintain our focus on longer-term corporate objectives. Our Compensation Committee and our Board believe that this flexibility is important in managing a growing company because it allows executive officers to respond to the often changing demands of the business without undue focus on any one specific short-term performance objective.

Each executive officer has a target bonus amount, established at the time of hire and then reviewed and potentially adjusted annually over the course of the officer’s tenure with our Company. For 2012, the target bonuses for executive officers ranged from 35% to 100% of base salary based on our Compensation Committee’s belief of respective competitive fixed and variable compensation levels for each officer. For 2012, the corporate-level performance objectives specified in our business plan related to consolidated sales growth, earnings and certain strategic objectives. Our Compensation Committee set a consolidated earnings target sufficient to fund the bonus pool during 2012.

For the 2012 fiscal year , we paid Mr. Meagher, our Executive Vice President of Product Development, a signing bonus of $25,000. This bonus payment was not made pursuant to our annual cash incentive bonus program. Because of our limited cash flows and our Company’s historical losses, other than the aforementioned bonus payments, our executive officers have not been awarded cash bonuses during the past three years. Our Compensation Committee elected not to award our NEOs performance based incentive bonuses for the 2012 fiscal year due to continued losses.

Long-Term Incentive Compensation. To date, our long-term incentive awards have primarily been in the form of options to purchase our common stock, which options are generally awarded under our Equity Plan. Our stock options have an exercise price at least equal to the fair market value of our common stock on the grant date, generally vest over four years, with 25% of the option shares vesting after the first, second, third and fourth years of service following the grant, and have a ten year term. Additional vesting acceleration benefits apply in certain circumstances discussed below.

On February 10, 2011, we amended the vesting provisions of the stock option agreements of certain officers in recognition of their efforts in connection with our proposed underwritten public offering. The amendments provide that 50% of the previously granted stock options will vest on the first and second anniversaries of the applicable date of grant. These amendments also provide that these options will become fully vested upon the holder’s death, disability, termination without cause or termination for good reason.

Generally, a stock option award is made in the year that an executive officer commences employment. The size of this award is intended to offer the executive a meaningful opportunity for stock ownership relative to his or her position and reflects our Compensation Committee’s assessment of market conditions affecting the position as well as the individual’s potential for future responsibility within our Company. Thereafter, additional option grants may be made in the discretion of our Compensation Committee, Board or Committee of Independent Directors. To date, we have not granted additional options on an annual basis to executives or other employees, although we do evaluate individual performance annually. Instead, additional options have been granted to executives on a case-by-case basis, reflecting our Compensation Committee’s determination that such grants are appropriate or necessary to reward exceptional performance (including upon promotion) or to retain individuals when market conditions change. The size of additional option grants is determined at the discretion of our Compensation Committee or our Board, and such grants typically incorporate our CEO’s recommendations (except with respect to his own option grants).

Other than the award of 500,000 restricted shares of common stock granted to Mr. Cage, our current Chief Executive Officer in 2013, awards of restricted stock granted to our former Chief Executive Officer in 2011 and current Chief Technology Officer in 2008, we have not granted restricted stock awards to our NEOs.

LSGC Holdings, the beneficial owner of approximately 74.8% of our common stock as of April 5, 2013, has created a non-voting class of profits interests (“Class B Units”) in LSGC Holdings in order to provide additional incentive compensation to certain members of our management team. Awards of Class B Units were made on January 24, 2011. The Class B Units entitle the holders to participate in the distributions made by LSGC Holdings to its members, but only after the holders of Class A Units in LSGC Holdings have received distributions equal to the fair market value of the assets of LSGC Holdings on the grant date of the awards. The Class B Units, which were deemed to have a fair market value of $0.00 on the grant date, remain subject to vesting upon the passage of time.

Severance and Change of Control Benefits. We have entered into employment agreements with certain of our NEOs which provide severance benefits, subject to execution of a release of potential claims and other customary covenants, in the event the executive officer’s employment is terminated by us without cause or the executive officer is terminated without cause in connection with a change of control. These benefits range from 12 months to, following a change-of-control, 24 months of their base salary. In addition, all stock options held by our NEOs provide for full acceleration of unvested stock options upon a change of control of our Company. For more information regarding these severance and change of control benefits, see “Executive Compensation – Estimated Benefits and Payments Upon Termination of Employment or Change of Control.” Our Board and Compensation

Committee have deemed it appropriate to establish these termination-related benefits to preserve morale and productivity, and encourage retention in the face of potentially disruptive circumstances that might cause an executive to be concerned that his or her employment is in jeopardy or that might involve an actual or rumored change of control of our Company. We believe that our change of control benefits are generally in line with packages offered to executives in our industry.

Other Benefits. Certain NEOs are entitled to monthly car allowances pursuant to their employment agreements and/or were reimbursed for relocation and moving expenses. The values of such benefits are presented below in the “Summary Compensation Table” under “All Other Compensation.”

We also provide our executive officers with benefits that are generally available to our salaried employees. These benefits include health and medical benefits, flexible spending plans, the opportunity to participate in an employee stock purchase plan, and a 401(k) retirement plan or comparable foreign plan.

Tax Matters

Our Board and Compensation Committee will consider the deductibility of compensation amounts paid to our executive officers including the potential future effects of Section 162(m) of the Internal Revenue Code on the compensation paid to our executive officers in making its decisions. Although such deductibility has not historically been material to our financial position, Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1.0 million in any taxable year, unless compensation is “performance-based” as defined under Section 162(m). Our stock option grants are generally designed to qualify as performance-based compensation for purposes of Section 162(m), and we expect compensation amounts related to options to be fully deductible. However, our Compensation Committee may, in its judgment, authorize compensation payments that are not deductible when it believes that such payments are appropriate to attract and retain executive talent.

Summary Compensation Table

The following table summarizes the overall compensation earned by NEOs during each of the past three fiscal years ended December 31, 2012.

						Long Term Compensation
		Annual Compensation				Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)		Restricted Stock Awards ($) (1)		Option Awards ($) (1)		All Other Compensation ($)			Total ($)

Brad Knight (Interim Chief Executive Officer and Interim Chief Operating Officer) (2)	2012 2011 2010	$ $ $	— — —	$ $ $	— — —	$ $ $	— — —	$ $ $	3,114,785 — —	$ $ $	240,869 — —	(3)	$ $ $	3,355,654 — —

Steven G. Marton (Interim Chief Executive Officer and Director) (4)	2012 2011 2010	$ $ $	312,114 — —	$ $ $	— — —	$ $ $	— — —	$ $ $	1,590,150 — —	$ $ $	— — —		$ $ $	1,902,264 — —

James Haworth (Chief Executive Officer and Chairman of the Board of Directors) (5)	2011 2011 2010	$ $ $	194,191 273,333 —	$ $ $	— — —	$ $ $	— 3,500,000 —	$ $ $	— 2,241,600 —	$ $ $	251,519 55,698 —	(6) (7)	$ $ $	445,710 6,070,631 —

Thomas C. Shields (Chief Financial Officer) (8)	2012 2011 2010	$ $ $	114,444 — —	$ $ $	— — —	$ $ $	— — —	$ $ $	2,409,323 — —	$ $ $	72,923 — —	(7)	$ $ $	2,596,690 — —

Gregory T. Kaiser (Chief Financial Officer) (9)	2012 2011 2010	$ $ $	187,729 210,417 85,606	$ $ $	— — —	$ $ $	— — —	$ $ $	— — 480,700	$ $ $	60,937 — —	(6)	$ $ $	248,666 210,417 566,306

Frederic Maxik (Chief Technology Officer)	2012 2011 2010	$ $ $	315,000 308,750 275,000	$ $ $	— — —	$ $ $	— — —	$ $ $	989,426 — —	$ $ $	14,400 14,400 14,400	(10) (10) (10)	$ $ $	1,318,826 323,150 289,400

Keith A. Scott (Chief Commercial Officer) (11)	2012 2011 2010	$ $ $	183,076 — —	$ $ $	— — —	$ $ $	— — —	$ $ $	3,114,785 — —	$ $ $	103,163 — —	(7)	$ $ $	3,401,024 — —

Patrick Meagher (Executive Vice President of Product Development) (12)	2012 2011 2010	$ $ $	162,500 — —	$ $ $	25,000 — —	$ $ $	— — —	$ $ $	1,946,740 — —	$ $ $	176,947 — —	(7)	$ $ $	2,311,187 — —

Hector Baro (Executive Vice President of Operations) (13)	2012 2011 2010	$ $ $	226,443 — —	$ $ $	— — —	$ $ $	— — —	$ $ $	1,050,845 — —	$ $ $	101,699 — —	(7)	$ $ $	1,378,987 — —

(1)	Represents the total grant date fair value, as determined under FASB ASC Topic 718, Stock Compensation, of all awards granted to the NEO during the 2012, 2011 and 2010 fiscal years, as applicable. Assumptions used to calculate these amounts are included in Note 12, “Equity Based Compensation Plans,” to our consolidated financial statements for the year ended December 31, 2012.
(2)	Mr. Knight began serving as our Interim Chief Operations Officer on May 25, 2012 and as our Interim Chief Executive Officer on October 19, 2012. Mr. Knight resigned as Interim Chief Executive Officer on January 2, 2013, when Jeremy S. M. Cage began serving as our Chief Executive Officer.
(3)	Mr. Knight is an employee of Riverwood and all payments are made to Riverwood. These expenses include $7,500 per week for consulting services, as well as travel and living expenses for time spent in Satellite Beach, FL.
(4)	Mr. Marton began serving as our Interim Chief Executive Officer and as a director on May 18, 2012. Mr. Marton resigned as Chief Executive Officer on October 18, 2012. Mr. Marton resigned from the Board of effective as of March 5, 2013.
(5)	Mr. Haworth began serving as our Chief Executive Officer on April 28, 2011 and Chairman of the Board on June 16, 2011. Mr. Haworth resigned as Chairman and Chief Executive Officer on May 18, 2012.
(6)	Includes separation pay.
(7)	Consists of relocation expenses.
(8)	Mr. Shields began serving as our Chief Financial Officer on August 23, 2012.
(9)	Mr. Kaiser began serving as our Chief Financial Officer on July 14, 2010. Mr. Kaiser resigned from his position as Chief Financial Officer on August 23, 2012.
(10)	Includes annual car allowance.
(11)	Mr. Scott began serving as our Chief Communications Officer on May 25, 2012 and resigned on February 1, 2013.
(12)	Mr. Meagher began serving as our Executive Vice President of Product Development on June 18, 2012.
(13)	Mr. Baro began serving as our Executive Vice President of Operations on February 6, 2012 and resigned on February 1, 2013.

2012 Grants of Plan-Based Awards

There were no Equity Plan-based awards granted to our NEOs during the year ended December 31, 2012.

Outstanding Equity Awards at 2012 Fiscal Year-End

The following table provides certain information concerning unexercised options, stock that has not vested and Equity Plan awards held by each of our NEOs that were outstanding as of December 31, 2012.

	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexerciseable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Brad Knight	551,294	(1)	2,386,905	(1)	—	$1.34	7/5/2022	—	$—	—	$—

Steven G. Marton	1,375,000	(2)	125,000	(2)	—	$1.34	7/5/2022	—	$—	—	$—

James Haworth	499,207	(3)	—		—	$3.50	4/28/2021	—	$—	—	$—

Thomas C. Shields	—		2,938,199	(4)	—	$1.34	8/23/2012	—	$—	—	$—

Gregory T. Kaiser	500,000	(5)	—		—	$1.64	8/31/2020	—	$—	—	$—

Frederic Maxik	75,000	(6)	—		—	$4.90	4/17/2018	—	$—	—	$—
	1,500,000	(7)	—		—	$1.00	8/21/2019	—	$—	—	$—
	—		933,333	(8)	—	$1.34	7/5/2022	—	$—	—	$—

Keith A. Scott	—		2,938,199	(8)	—	$1.34	7/5/2022	—	$—	—	$—

Patrick Meagher	—		1,836,374	(8)	—	$1.34	7/5/2022	—	$—	—	$—

Hector Baro	—		250,000	(9)	—	$1.58	2/6/2022	—	$—	—	$—
	—		700,000	(8)	—	$1.34	7/5/2022	—	$—	—	$—

(1)	These options were granted on July 5, 2012. 2.08% of these options will vest on the first of each month until fully vested on March 1, 2016.
(2)	These options were granted on July 5, 2012. 125,000 of these options will vest on January 1, 2013.
(3)	These options were granted on April 28, 2011 and vested on April 28, 2012.
(4)	These options were granted on August 23, 2012 and will vest 25% on each of August 23, 2013, 2014, 2015 and 2016.
(5)	These options were granted on August 31, 2010 and 250,000 vested on each of August 31, 2011 and August 23, 2012.
(6)	These options were granted on April 17, 2008 and 25,000 options vested on each of April 17, 2009, April 17, 2010 and April 17, 2011.
(7)	These options were granted on August 21, 2009 and vested 25% on August 21, 2010. The vesting was accelerated on December 30, 2010 for the remaining unvested shares due to the achievement of a “capitalization threshold event.”
(8)	These options were granted on July 5, 2012 and will vest 25% on each of July 5, 2013, 2014, 2015 and 2016.
(9)	These options were granted on February 6, 2012 and 25% will vest on each of February 6, 2013, 2014, 2015 and 2016.

Option Exercises

No stock options were exercised by any of our NEOs during the year ended December 31, 2012.

Employment Agreements

We were party to an employment agreement with each of our NEOs during 2012 other than Mr. Marton, each of which are described in more detail below.

Employment Agreement with Thomas C. Shields

Effective August 23, 2012, we entered into an employment agreement with Mr. Shields pursuant to which Mr. Shields agreed to serve as our Chief Financial Officer. Pursuant to his employment agreement, Mr. Shields is entitled to a base salary of $320,000 and benefits generally available to other employees. Mr. Shields is also entitled to relocation assistance including temporary lodging for a period of up to nine months, a per diem of $60 per day for 120 days and customary moving expenses and closing costs on both Mr. Shields’ prior and any new home. Mr. Shields is required to repay any lodging expenses paid by the Company if he voluntarily leaves the Company within one year of his date of hire other than for “good reason”. Mr. Shields is also eligible to participate in a bonus plan under which he could receive up to 75% of his base salary, with the bonus payment for 2012, if any, to be pro-rated. The bonus metrics are to be determined by our Board in its sole discretion

Mr. Shields also received, as of August 23, 2012, options to purchase 2,938,199 shares of common stock at an exercise price of $1.34 per share, which vest in four equal annual installments beginning on the first anniversary of the date of grant. Mr. Shields’ employment is at will and may be terminated at any time. In the event the Company terminates Mr. Shields’ employment for reasons other than “cause” or change of control, or if he resigns for “good reason”, Mr. Shields will be entitled to receive severance in an amount equal to (i) twelve months of his base salary, plus (ii) the annual bonus that he would actually have earned for the year in which termination occurs, prorated through the date of termination.

Employment Agreement with Fredric Maxik

On March 22, 2011, we entered into a new employment agreement with Mr. Maxik pursuant to which Mr. Maxik agreed to serve as our Chief Technology Officer. The new employment agreement contains substantially the same terms as the prior agreement. However, the new employment agreement extends the term to October 4, 2014 and increases the salary continuation period to 24 months in the event Mr. Maxik’s employment is terminated by us without “cause” or by Mr. Maxik for “good reason” during the 24-month period following a change of control. Any severance paid reduces the amount that Mr. Maxik otherwise would be entitled to receive for complying with the non-competition restrictions in his employment agreement, except in the case of a qualifying severance following a change of control.

Employment Agreement with Patrick Meagher

On June 12, 2012, we entered into an employment agreement with Mr. Meagher pursuant to which Mr. Meagher agreed to serve as our Executive Vice President, Product Development. Pursuant to the employment agreement, Mr. Meagher is entitled to a base salary of $300,000 and benefits generally available to other employees. Mr. Meagher is also entitled to relocation assistance including (a) temporary lodging for a period of up to nine months and a per diem of $60 per day for 120 days and customary moving expenses and closing costs on both Mr. Meagher’s prior and any new home. Mr. Meagher is required to repay any lodging expenses paid by the Company if he voluntarily leaves the Company within one year of his date of hire. Mr. Meagher is also eligible to participate in a bonus plan of up to 35% of his base salary based upon a combination of performance and personal achievements. Mr. Meagher was also entitled to a grant of stock options and on July 5, 2012 the Board granted Mr. Meagher an option to purchase 1,836,374 shares of common stock at an exercise price of $1.34 per share, which vest in four equal annual installments beginning on the first anniversary of the date of grant. Mr. Meagher’s employment is at will and may be terminated at any time. If Mr. Meagher is terminated for reasons other than for “cause” or a change of control, Mr. Meagher is entitled to (a) six months of base pay and (b) assistance to relocate to a new location. If he is terminated within twelve months of a change of control, Mr. Meagher is entitled to severance of twelve months of base pay.

Employment Agreement with James Haworth

On April 28, 2011, we entered into an employment agreement with Mr. Haworth pursuant to which Mr. Haworth agreed to serve as our Chief Executive Officer. Pursuant to his employment agreement, Mr. Haworth was entitled to an annual base salary of $410,000, reimbursement of documented reasonable relocation expenses, and benefits generally available to our other senior executives. Mr. Haworth was also eligible to participate in all bonus plan(s), as our Board in its sole discretion may establish, in which our senior executives participate. In connection with his employment agreement, Mr. Haworth was granted 1,000,000 shares of restricted common stock and options to purchase up to an aggregate of 1,000,000 shares of common stock under the Equity Plan. The shares of restricted stock would have vested in full on April 28, 2015 so long as Mr. Haworth remained fully employed by us through such date. The options were to vest in two annual installments on each of April 28, 2012 and April 28, 2013. Mr. Haworth’s employment agreement had a term commencing on April 28, 2011 and continued until May 1, 2015. The employment agreement would have automatically renewed for an additional year beginning on such date unless written notice of non-renewal was given by either us or Mr. Haworth 60 days prior to the renewal date.

If Mr. Haworth’s employment was terminated without “cause” or by Mr. Haworth for “good reason” he would be entitled to receive severance payments equal to one and a half times his annual base salary. In addition, such salary continuation payments would be increased to two times his annual base salary and the continuation period would be increased to 24 months in the case of termination by us without “cause” or by Mr. Haworth for

“good reason” during the 24-month period following a change of control. In addition, if a change of control occurred and our stockholders received consideration of at least $4.50 per share of common stock, and any payments made to Mr. Haworth as a result of such change of control were deemed to constitute “excess parachute payments” under Section 280(G)(b)(2) of the Internal Revenue Code, which would subject him to an excise tax under Section 4999 of the Internal Revenue Code, Mr. Haworth would have been entitled to receive a lump sum payment equal to 100% of such excise tax. During either the severance period or change of control severance period, Mr. Haworth and his dependents would continue to be covered by all group health, accident and life insurance plans in which Mr. Haworth or his dependents were participating immediately prior to the date of Mr. Haworth’s termination. In the event of Mr. Haworth’s death or becoming disabled, he or his estate was entitled to continuation of Mr. Haworth’s annual base salary for 90 days following such death or disability.

On May 18, 2012, Mr. Haworth resigned as Chief Executive Officer and Chairman of the Board and from such other roles and positions he held with us. In connection with Mr. Haworth’s resignation, Mr. Haworth was entitled to the following severance: (i) payment of his base salary accrued and unpaid through the termination date; (ii) payment of any earned but unused vacation through the termination date; (iii) reimbursement of any reasonable and qualified expenses properly incurred prior to the termination date; (iv) a $615,000 cash payment, representing one and a half (1.5) times his annual base salary, payable in bi-weekly installments over a period of 18 months (the “Haworth Severance Period”) and (v) in the event that we determine that the bonus performance metrics established by the Board have been met, a bonus payment determined by multiplying (A) Mr. Haworth’s 2012 annual base salary, (B) the highest participation factor actually used by us to calculate payments with respect to our other executive officers during 2012 and (C) a fraction representing the percentage of days that Mr. Haworth was employed with us during 2012]. Mr. Haworth also has the right during the Haworth Severance Period to continuation of any applicable health, accident and life insurance plans or arrangements for which he was participating as of the termination date. Additionally, upon Mr. Haworth’s resignation, 263,889 unvested restricted shares of the common stock and 27,778 unvested options to purchase shares of common stock previously granted to Mr. Haworth vested in full on the termination date. The remaining unvested restricted shares of common stock or unvested options to purchase shares of common stock held by Mr. Haworth were forfeited as of the termination date. Mr. Haworth remains subject to certain non-competition, non-solicitation and confidentiality provisions during the Haworth Severance Period as described in his employment letter with the Company, dated April 28, 2011.

Employment Agreement with Gregory T. Kaiser

Effective as of February 10, 2011, we entered into a new employment agreement with Mr. Kaiser pursuant to which Mr. Kaiser agreed to continue to serve as our Chief Financial Officer. The new employment agreement contained substantially the same terms as our prior agreement with Mr. Kaiser. However, the new employment agreement increased the salary continuation period to 12 months in the event Mr. Kaiser’s employment was terminated by us without “cause” or by Mr. Kaiser for “good reason.” In addition, such salary continuation period was increased to 24 months in the case of termination by us without “cause” or by Mr. Kaiser for “good reason” during the 24-month period following a change of control. Any severance paid reduced the amount that Mr. Kaiser otherwise would be entitled to receive for complying with the non-competition restrictions in his employment agreement, except in the case of a qualifying severance following a change of control.

Effective August 23, 2012, Mr. Kaiser resigned as Chief Financial Officer. Mr. Kaiser was entitled to receive the following in connection with his departure from the Company: (i) payment of his base salary for a period of 12 months following the departure date (the “Kaiser Severance Period”); (ii) payment of any accrued but unused vacation through the departure date; and (iii) accelerated vesting of 250,000 employee stock options previously granted to Mr. Kaiser.

Additionally, Mr. Kaiser remains subject to certain non-competition, non-solicitation and confidentiality provisions during the Kaiser Severance Period as described in his employment letter with the Company, dated February 10, 2011.

Employment Agreement with Hector Baro

On February 3, 2012, we entered into an employment agreement with Mr. Baro pursuant to which Mr. Baro agreed to serve as our Executive Vice President, Operations. Pursuant to the employment agreement, Mr. Baro was entitled to a base salary of $250,000 and benefits generally available to other employees. Mr. Baro also received options to purchase 250,000 shares of common stock at an exercise price of $1.58 per share that vest in four equal annual installments beginning on the first anniversary of the date of grant and. Effective February 1, 2013, Mr. Baro resigned as Executive Vice President, Operations.

Employment Agreement with Keith Scott

On May 25, 2012, we entered into an employment agreement with Mr. Scott pursuant to which Mr. Scott agreed to serve as our Chief Commercial Officer. Pursuant to the employment agreement, Mr. Scott was entitled to a base salary of $300,000 and benefits generally available to other employees. Mr. Scott also received options to purchase 2,938,199 shares of common stock at an exercise price of $1.34 per share that were to vest in four equal annual installments beginning on the first anniversary of the date of grant was eligible to participate in a bonus plan of up to 100% of his base salary based upon a combination of performance and personal achievements. If Mr. Scott was terminated for reasons other than for “cause” or a change of control, Mr. Scott was entitled to (a) six months of base pay and (b) assistance to relocate to a new location. If he was terminated within twelve months of a change of control, Mr. Scott was entitled to severance of twelve months of base pay. On February 1, 2013, Mr. Scott resigned as Chief Commercial Officer.

Estimated Benefits and Payments Upon Termination of Employment or Change of Control

The following table describes the potential payments and benefits upon termination of our NEOs’ employment before or after a change of control of our Company as described above, as if each officer’s employment terminated as of December 30, 2012, the last business day of 2012 fiscal year. See “Compensation Discussion and Analysis – Principal Elements of Executive Compensation—Severance and Change of Control Benefits” for a description of the severance and change of control arrangements for our NEOs.

Name	Severance Amount ($)		Accelerated Vesting of Stock Options ($) (1)		Accelerated Vesting of Restricted Stock ($) (1)	Benefit Continuation ($)		Total ($)

Thomas C. Shields
Termination without cause	$320,000	(2)	$—	(3)	NA	$5,506	(4)	$325,506
Voluntary (Good Reason)	$320,000	(2)	$—	(3)	NA	$5,506	(4)	$325,506
Voluntary	NA		NA		NA	NA		NA
Death/Disability	NA		$—	(3)	NA	NA		$—
Change in Control	$320,000	(2)	$—	(3)	NA	$5,506	(4)	$325,506
Frederic Maxik
Termination without cause	$315,000	(2)	$—	(5)	NA	NA		$315,000
Voluntary (Good Reason)	$315,000	(2)	$—	(5)	NA	NA		$315,000
Voluntary/Death/Disability	NA		NA		NA	NA		NA
Change in Control	$630,000	(6)	$—	(5)	NA	NA		$630,000
Keith A. Scott
Termination without cause	$253,163	(7)	$—	(8)	NA	NA		$253,163
Voluntary (Good Reason)	$253,163	(7)	$—	(8)	NA	NA		$253,163
Voluntary/Death/Disability	NA		NA		NA	NA		NA
Change in Control	$300,000	(2)	$—	(8)	NA	NA		$300,000
Patrick Meagher
Termination without cause	$326,947	(7)	$—	(9)	NA	NA		$326,947
Voluntary (Good Reason)	$326,947	(7)	$—	(9)	NA	NA		$326,947
Voluntary/Death/Disability	NA		NA		NA	NA		NA
Change in Control	$300,000	(2)	$—	(9)	NA	NA		$300,000
Hector Baro
Termination without cause	$57,692	(10)	$—	(11)	NA	NA		$57,692
Voluntary (Good Reason)	$57,692	(10)	$—	(11)	NA	NA		$57,692
Voluntary/Death/Disability	NA		NA		NA	NA		NA
Change in Control	$115,385	(12)	$—	(11)	NA	NA		$115,385

(1)	Assumes a market value of $0.56 per share of common stock, as reported on the OTC Bulletin Board on December 30, 2012.
(2)	This severance payment consists of one times the officer’s annual base salary.
(3)	Upon termination by us without “cause” or by Mr. Shields for “good reason,” Mr. Shields is entitled to the accelerated vesting of 734,550 stock options. Upon termination due to death, disability or a change of control, Mr. Shields is entitled to the accelerated vesting of 2,938,199 stock options. Each of these options has an exercise price of $1.34 per share. As of December 31, 2012, these options are “out-of-the-money” and have $0 value.
(4)	The benefit continuation will be paid by the Company for 12 months as of the separation date.
(5)	Upon termination by us without “cause” or by Mr. Maxik for “good reason,” Mr. Maxik is entitled to the accelerated vesting of 233,333 stock options. Upon termination due to a change of control, Mr. Maxik is entitled to the accelerated vesting of 933,333 stock options. Each of these options has an exercise price of $1.34 per share. As of December 31, 2012, these options are “out-of-the-money” and have $0 value.
(6)	This severance payment consists of twice the officer’s annual base salary.
(7)	The severance payment consists of one-half of the officer’s annual base salary, plus estimated relocation expenses.
(8)	Upon termination by us without “cause” or by Mr. Scott for “good reason,” Mr. Scott is entitled to the accelerated vesting of 734,550 stock options. Upon termination due to a change of control, Mr. Scott is entitled to the accelerated vesting of 2,938,199 stock options. Each of these options has an exercise price of $1.34 per share. As of December 31, 2012, these options are “out-of-the-money” and have $0 value.
(9)	Upon termination by us without “cause” or by Mr. Meagher for “good reason,” Mr. Meagher is entitled to the accelerated vesting of 459,094 stock options. Upon termination due to a change of control, Mr. Meagher is entitled to the accelerated vesting of 1,836,374 stock options. Each of these options has an exercise price of $1.34 per share. As of December 31, 2012, these options are “out-of-the-money” and have $0 value.
(10)	This severance payment consists of twelve weeks of the officer’s base salary.
(11)	Upon termination by us without “cause” or by Mr. Baro for “good reason,” Mr. Baro is entitled to the accelerated vesting of 225,000 stock options, of which 62,500 have an exercise price of $1.58 per share and 175,000 have an exercise price of $1.34 per share. Upon termination due to a change of control, Mr. Baro is entitled to the accelerated vesting of 950,000 stock options, of which 250,000 have an exercise price of $1.58 per share and 700,000 have an exercise price of $1.34 per share. As of December 31, 2012, all of these options are “out-of-the-money” and have $0 value.
(12)	This severance payment consists of 24 weeks of the officer’s base salary.

Director Compensation

Director compensation is determined by the Board. For their service during 2012, our non-employee directors serving at the beginning of 2012 were entitled to receive the following compensation:

•

for each director, at his election, either stock options to purchase 100,000 shares of common stock at an exercise price of $1.19 (the closing price per share on the date immediately preceding the issuance date), vesting in quarterly increments during 2012 and having a term of ten years, or 84,033 restricted shares of common stock (representing $100,000 of the Company’s common stock at a price of $1.19 per share), vesting in quarterly increments during 2012; and

•

for each director serving on the Audit Committee and/or Committee of Independent Directors, at his election, either an additional option to receive either stock options to purchase 25,000 shares of the common stock at an exercise price of $1.19, in quarterly increments during 2012 and having a term of ten years, or 21,008 shares of common stock (representing $25,000 of the Company’s common stock at a price per share of $1.19), vesting in quarterly increments during 2012.

Each non-employee director appointed to the Board on May 25, 2012 in connection with the Preferred Offering was entitled to receive the following compensation:

•

for each director, at his election, either stock options to purchase 60,274 shares of common stock at an exercise price of $1.52 (the closing price per share on the date immediately preceding the issuance date), having a term of ten years, or 39,654 restricted shares of common stock (representing $60,274 of the Company’s common stock at a price of $1.52 per share), vesting in quarterly increments during 2012; and

•

for each director serving on the Audit Committee and/or Committee of Independent Directors, at his election, either an additional option to receive either stock options to purchase 15,068 shares of the common stock at an exercise price of $1.52, in quarterly increments during 2012 and having a term of ten years, or 9,913 shares of common stock (representing $15,068 of the Company’s common stock at a price per share of $1.52), vesting in quarterly increments during 2012.

The portion of compensation granted for service during the remaining portion of the second quarter of 2012 vested immediately. The remaining compensation granted to such directors vested on the first day of the third and fourth quarters of 2012.

The non-employee director appointed to the Board on September 25, 2012 in connection with the September 2012 Preferred Offering was entitled to receive the following compensation:

•

at his election, either stock options to purchase 26,575 shares of common stock at an exercise price of $0.86 (the closing price per share on the issuance date), having a term of ten years, or 30,901 restricted shares of common stock (representing $26,575 of the Company’s common stock at a price of $0.86 per share), vesting in quarterly increments during 2012.

The portion of compensation granted for service during the remaining portion of the third quarter of 2012 vested immediately. The remaining compensation granted to such director vested on the first day of the fourth quarter of 2012.

Director Compensation Table

Directors who are employees of the company receive no additional compensation for their service on our Board or its committees. The following table shows the overall compensation earned for the 2012 fiscal year with respect to each person who was a non-employee director as of December 31, 2012.

For 2012, non-employee directors were compensated for their service through grants of nonqualified stock options to purchase shares of our common stock or restricted shares of our common stock.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)		Option Awards ($) (1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)

Nicholas Brathwaite (2)	$—	$60,275	(3)	$—		$—	$—	$—	$60,275
Andrew Cooper (4)	$—	$60,275	(3)	$—		$—	$—	$—	$60,275
Kaj den Daas	$—	$75,342	(5)	$—		$—	$—	$—	$75,342
Donald Harkelroad	$—	$125,000	(6)	$—		$—	$—	$—	$125,000
Steven G. Marton	$—	$—	(7)	$—		$—	$—	$—	$—
Samer Salty (8)	$—	$26,575	(9)	$—		$—	$—	$—	$26,575
Thomas Smach (2)	$—	$75,342	(5)	$—		$—	$—	$—	$75,342
Steven Wacaster (4)	$—	$60,275	(3)	$—		$—	$—	$—	$60,275
Leon Wagner	$—	$100,000	(10)	$17,229	(11)	$—	$—	$—	$117,229

(1)	Represents the total grant date fair value, as determined under FASB ASC Topic 718, of all awards granted to the director during fiscal year 2011, as applicable. Assumptions used to calculate these amounts are included in Note 12, “Equity Based Compensation Plans,” to our consolidated financial statements for the year ended December 31, 2012.
(2)	Messrs. Brathwaite and Smach serve on our Board as designees of Riverwood. Pursuant to the policies of Riverwood, any fees paid to Messrs. Brathwaite and Smach are for the benefit of Riverwood.
(3)	Pursuant to their election to receive their compensation in restricted shares of common stock, they received 39,654 shares of common stock with a value of $1.52 per share.
(4)	Messrs. Cooper and Wacaster serve on our Board as designees of Pegasus Capital. Pursuant to the policies of Pegasus Capital, any fees paid to Messrs. Cooper and Wacaster are for the benefit of Pegasus Capital.
(5)	Pursuant to their election to receive their compensation in restricted shares of common stock, they received 49,567 shares of common stock with a value of $1.52 per share.
(6)	Pursuant to his election to receive a his compensation in restricted shares of common stock, Mr. Harkleroad received 105,042 shares of common stock with a value of $1.19 per share.
(7)	As an employee director, Mr. Marton did not receive any compensation for his service on our Board. Compensation for Mr. Marton for the 2012 fiscal year is described in the “Summary Compensation Table” and accompanying text.
(8)	Mr. Salty serves on our Board as a designee of Zouk Capital. Pursuant to the policies of Zouk Capital, any fees paid to Mr. Salty are for the benefit of Zouk Capital.
(9)	Pursuant to its election to receive its compensation in restricted shares of common stock, Zouk Capital received 30,901 restricted shares of common stock with a value of $0.86 per share.
(10)	Pursuant to his election to receive his compensation for service on the board in restricted shares of common stock, Mr. Wagner received 84,034 shares of common stock with a value of $1.19 per share.
(11)	Pursuant to his election to receive his compensation for service on the committee of independent directors in stock options to purchase shares of common stock, Mr. Wagner received options to purchase 15,068 shares of common stock at an exercise price of $1.52 per share.

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee assists the Board in its general oversight of the Company’s financial reporting processes. The Audit Committee Charter describes in greater detail the full responsibilities of the Audit Committee. During each fiscal year, the Audit Committee reviews the Company’s financial statements, management reports, internal control over financial reporting and audit matters. In connection with these reviews, the Audit Committee meets with management and the independent public accountants at least once each quarter. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. These meetings include, whenever appropriate, executive sessions in which the Audit Committee meets separately with the independent public accountants, financial management personnel and legal counsel.

As part of its review of audit matters, the Audit Committee supervises the relationship between the Company and its independent registered public accountants, including: having direct responsibility for their appointment, compensation and retention; reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent public accountants. Together with senior members of the Company’s financial management team, the Audit Committee reviewed the overall audit scope and plans of the independent public accountants, the results of external audit examinations, and evaluations by management of the Company’s internal control over financial reporting and the quality of the Company’s financial reporting.

In addition, the Audit Committee reviewed key initiatives and programs aimed at designing and maintaining an effective internal and disclosure control structure. As part of this process, the Audit Committee continued to monitor the scope and adequacy of the steps taken to maintain the effectiveness of internal procedures and controls.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews and discusses the quarterly and annual consolidated financial statements with management, and the Company’s independent public accountants prior to their issuance. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which is responsible for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements and other reports, and maintaining policies relating to legal and regulatory compliance, ethics and conflicts of interest. KPMG LLP is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America.

The Audit Committee has reviewed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” including a discussion with management and the independent public accountants of the quality (and not merely the acceptability) of the Company’s accounting principles, the reasonableness of significant estimates and judgments and the disclosures in the Company’s financial statements. In addition, the Audit Committee reviewed and discussed with KPMG LLP matters related to its independence, including a review of audit and non-audit fees and the written disclosures in the letter from KPMG LLP to the Audit Committee required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent public accountant’s communication with the Audit Committee concerning independence. The Audit Committee concluded that KPMG LLP is independent from the Company and its management.

Taking all these reviews and discussions into account, the Audit Committee recommended to the Board that the audited financial statements be included in Lighting Science Group’s Annual Report on Form 10-K for fiscal year 2012, for filing with the SEC.

AUDIT COMMITTEE

Karel (“Kaj”) den Daas

The Report of the Audit Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

Fees to Independent Registered Public Accounting Firm

The following is a summary of the fees billed to us by McGladrey, LLP and KPMG LLP for professional services rendered in 2012 and 2011, respectively:

	2012	2011
Audit Fees	$765,000	$897,404
Audit-Related Fees	212,000	76,866
Tax Fees	—	18,000
All Other Fees	—	—

Total Fees	$977,000	$1,002,000

Audit Fees. This category includes the audit of the our annual consolidated financial statements, reviews of our financial statements included in our Form 10-Qs and services that are normally provided by our independent registered public accounting firm in connection with its engagements for those years. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements.

Audit-Related Fees. This category consists of assurance and related services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include consents regarding equity issuances.

Tax Fees. This category typically consists of professional services rendered by our independent registered public accounting firm for tax compliance and tax advice.

All Other Fees. This category typically consists of fees for other miscellaneous items. We did not incur such fees during 2012 or 2011.

Pre-Approval Policies and Procedures

Under the Audit Committee’s pre-approval policies and procedures, the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. On an annual basis, the Audit Committee pre-approves a list of services that may be provided by the independent registered public accounting firm without obtaining specific pre-approval from the Audit Committee. In addition, the Audit Committee sets pre-approved fee levels for each of the listed services. Any type of service that is not included on the list of pre-approved services must be specifically approved by the Audit Committee or its designee. Any proposed service that is included on the list of pre-approved services but will cause the pre-approved fee level to be exceeded will also require specific pre-approval by the Audit Committee or its designee.

The Audit Committee has delegated pre-approval authority to the Audit Committee chairman and any pre-approved actions by the Audit Committee chairman as designee are reported to the Audit Committee for approval at its next scheduled meeting.

All of the services rendered by KPMG LLP in 2012 were pre-approved by the Audit Committee.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

STOCKHOLDER PROPOSALS

Because the date of the Annual Meeting has been changed by more than 30 days from the anniversary of the our 2012 annual meeting of stockholders, the deadline for the submission of proposals by stockholders for inclusion in our proxy materials relating to the Annual Meeting in accordance with Rule 14a-8 under the Exchange Act (“Rule 14a-8”) will be the close of business on April 24, 2013, which we believe is a reasonable time before we expect to begin to print and send our proxy materials. Other stockholder proposals that are not to be included in such materials must be received no later than the close of business on April 22, 2013.

All proposals of stockholders intended to be presented at the Annual Meeting, regardless of whether such proposals are intended to be included in our proxy materials, must satisfy the requirements set forth in our Bylaws. To be eligible for inclusion in our proxy materials, stockholder proposals must also comply with the requirements of Rule 14a-8. Any such stockholder proposals or nominations for director must be submitted to our Corporate Secretary in writing at our corporate offices at 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937. Stockholders are also advised to review our Bylaws, which contain additional advance notice requirements, including requirements with respect to advance notice of stockholder proposals and director nominations. A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice Bylaw provisions, subject to applicable rules of the SEC.

A copy of Lighting Science Group’s 2012 Annual Report on Form 10-K, as amended, is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to Lighting Science Group Corporation, Attention: Investor Relations, 1227 South Patrick Drive, Building 2A, Satellite Beach, Florida 32937.

Appendix A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

LIGHTING SCIENCE GROUP CORPORATION

Lighting Science Group Corporation (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), hereby certifies as follows:

1. The name of the Corporation is Lighting Science Group Corporation.

2. The Corporation was originally incorporated in the State of Delaware on June 16, 1988, under the name Neo Corp.

3. This Amended and Restated Certificate of Incorporation of the Corporation (the “Certificate of Incorporation”) has been duly adopted in accordance with the provisions of Sections ~~228,~~ 242 and 245 of the DGCL ~~and written notice of the adoption of this~~ and restates, integrates and further amends the provisions of the Certificate of Incorporation ~~has been given as provided by Section 228 of the DGCL to the stockholders entitled to such notice~~of the Corporation.

4. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as follows:

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

LIGHTING SCIENCE GROUP CORPORATION

FIRST: The name of the corporation (hereinafter called the “Corporation”) is

Lighting Science Group Corporation

SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is ~~3500~~615 South Dupont Highway; City of Dover, County of Kent, and the name of the registered agent of the Corporation in the State of Delaware is ~~Business Incorporators~~Capital Services, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Five Hundred Million (500,000,000), consisting of Four Hundred Seventy Five Million (~~400,000,000~~475,000,000) shares of Common Stock, all of a par value of $0.001, and ~~One Hundred~~Twenty Five Million (~~100,000,000~~25,000,000) shares of Preferred Stock, all of a par value of $0.001.

The Board of Directors is authorized, subject to limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the DGCL.

Pursuant to the authority conferred by this Article Fourth, the following series of Preferred Stock have been designated, each such series consisting of such number of shares, with such voting powers and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions therefor as are stated and expressed in Exhibits A~~, B~~ and ~~C~~B attached hereto and incorporated herein by reference:

Exhibit A: ~~6%~~Series H Convertible Preferred Stock

Exhibit B: Series ~~B Preferred StockExhibit C: Series C~~I Convertible Preferred Stock

FIFTH: The Corporation is to have perpetual existence.

SIXTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws. No election of directors need be by written ballot. The Board of Directors is expressly empowered to adopt, amend or repeal By-Laws of the Corporation.

Whenever the Corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the Corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock).

EIGHTH: The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of section 102 of the General Corporation Law of the State of Delaware, as the same be amended and supplemented.

NINTH: The Corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify, and advance expenses to, any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

TENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL, or (d) any action asserting a claim governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TENTH.

ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article ~~TENTH~~ELEVENTH.

IN WITNESS WHEREOF, Lighting Science Group Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its Chief ~~Executive~~Financial Officer this [        ] ~~22~~ day of ~~July, 2009.~~[            ], 2013.

By:
Name:
Title:

APPENDIX B

~~Execution Version~~

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION

OF

SERIES H CONVERTIBLE PREFERRED STOCK

OF

LIGHTING SCIENCE GROUP CORPORATION

~~To Be Designated~~

~~Series H Convertible Preferred Stock~~

Pursuant to Section ~~151(g)~~242 of the

General Corporation Law of the State of Delaware

~~The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the “Board of Directors”) of~~ Lighting Science Group Corporation, a ~~Delaware~~ corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), ~~at a meeting duly convened and held, at which a quorum was present and acting throughout~~in accordance with the provisions of Section 242 thereof, hereby certifies as follows:

~~RESOLVED, that pursuant to the authority conferred on the Board of Directors by the Corporation’s Certificate of Incorporation, the issuance of a series of preferred stock, par value $0.001 per share, of the Corporation which shall consist of 90,000 shares of preferred stock be, and the same hereby is, authorized, and each of the Chief Executive Officer, the Chief Financial Officer and the Secretary of the Corporation be, and each hereby is, authorized and directed to execute and file with the Secretary of State of the State of Delaware a Certificate of Designation of Preferred Stock of the Corporation setting forth a copy of this resolution fixing the designation, powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, set forth in the Corporation’s Certificate of Incorporation which may be applicable to the Corporation’s preferred stock), as follows:~~FIRST : That pursuant to the authority conferred upon the Board of Directors (the “Board of Directors”) of the Corporation in accordance with the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), and the Amended and Restated Bylaws of the Corporation, as amended to date (the “Bylaws”), the Board of Directors has duly adopted a resolution amending and restating the rights of the Series H Convertible Preferred Stock, declaring said amendment and restatement to be advisable and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders of the Corporation therefor:

RESOLVED, that the rights set forth in the Certificate of Designation of Series H Convertible Preferred Stock (the “Certificate of Designation”), are hereby amended and restated as follows:

1. Number of Shares; Designation. A total of ~~90,000~~135,000 shares (the “Preferred Shares”) of preferred stock, par value $0.001 per share, of the Corporation ~~are hereby~~have been designated as Series H Convertible Preferred Stock (the “Series”).

2. Rank. The Series shall, with respect to payment of dividends, distributions and rights (including to redemption payments) upon liquidation, dissolution or winding-up of the affairs of the Corporation, rank:

(a) Senior and prior to (i) the Series G Preferred Stock of the Corporation; (ii) the Common Stock, par value $0.001 per share, of the Corporation (the “Common Stock”), and all other equity securities of the Corporation (including warrants and other securities exercisable, convertible or exchangeable into or for shares of Common Stock (“Common Stock Equivalents”)), outstanding as of the Investment Date, other than any shares of the Corporation’s Series I Convertible Preferred Stock outstanding on the Investment Date or issued in accordance with the terms hereof; and (iii) any additional class or series of stock which may in the future be issued by the Corporation and is designated in the amendment to the Corporation’s Certificate of Incorporation or the certificate of designation establishing such additional class or series of stock as ranking junior to the Preferred Shares or which does not state they are Parity Liquidation Shares (as defined below) or Senior Liquidation Shares (as defined below). Any shares of the Corporation’s Capital Stock that are junior to the Preferred Shares with respect to dividends, distributions and rights (including to redemption payments) upon liquidation, dissolution or winding up of the affairs of the Corporation, including upon a Liquidation Event (as defined below), are hereinafter referred to as “Junior Liquidation Shares.”

(b) Pari passu with the Series I Convertible Preferred Stock of the Corporation and any additional class or series of stock which may in the future be issued by the Corporation in accordance with the terms hereof and is expressly designated in the amendment to the Corporation’s Certificate of Incorporation or the certificate of designation establishing such additional class or series of stock as ranking equal to the Preferred Shares. Any shares of the Corporation’s Capital Stock that rank equal to the Preferred Shares with respect to dividends, distributions and rights (including to redemption payments) upon liquidation, dissolution or winding-up of the affairs of the Corporation, including upon a Liquidation Event, are hereinafter referred to as “Parity Liquidation Shares.”

(c) Junior to any additional class or series of stock which may in the future be issued by the Corporation in accordance with the terms hereof and is expressly designated in the amendment to the Corporation’s Certificate of Incorporation or the certificate of designation establishing such additional class or series of stock as ranking senior to the Preferred Shares. Any shares of the Corporation’s Capital Stock that rank senior to the Preferred Shares with respect to dividends, distributions and rights (including to redemption payments) upon liquidation, dissolution or winding up of the affairs of the Corporation, including upon a Liquidation Event, are hereinafter referred to as “Senior Liquidation Shares.”

3. Dividends.

(a) Each Holder shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends for each Preferred Share, dividends of the same type as any dividends or other distribution, whether in cash, in kind or in other property, payable or to be made on outstanding shares of Common Stock, in an amount equal to the amount of such dividends or other distribution as would be made on the number of shares of Common Stock equal to the number of Optional Conversion Shares issuable to each Holder on the applicable record date for such dividends or other distribution on the Common Stock (the “Dividends”).

(b) Any Dividends shall be payable to each Holder at the same time as and when such dividend or other distribution on Common Stock is paid to the holders of Common Stock and shall be payable to each Holder on the record date for the corresponding dividend or distribution on the Common Stock; provided, that no dividend or distribution on Common Stock shall be made to any holders of Common Stock unless the Dividends are paid (or are concurrently being paid) to all Holders pursuant to this Section 3.

(c) The Preferred Shares shall not be entitled to any dividend, whether payable in cash, in kind or other property, in excess of or in any instance other than the Dividends as provided in this Section 3.

(d) So long as any Preferred Shares remain outstanding, the Corporation shall not, directly or indirectly, make any Parity Securities Distribution or Junior Securities Distribution, other than (i) as may be required pursuant to that certain letter agreement dated January 17, 2012 between the Corporation and LSGC Holdings LLC, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, including Section 11(b) (the “LSGC Holdings Letter Agreement”) in an amount not exceeding $16.3 million in the aggregate; (ii) for the redemption of the Series I Convertible Preferred Stock pursuant to an exercise of the Optional Redemption Right (as defined in the Series I Certificate of Designation as in effect on the Investment Date) or (iii) with respect to any other Parity Securities Distribution, to the extent that such distribution is made in accordance with the requirements of Section 11(b) and the Holders participate in such Parity Securities Distribution in exactly the same manner, to the same extent and in the same proportions (on an as converted basis) as all other Parity Liquidation Shares.

4. Conversion.

(a) Conversion at Option of Holder. Each Preferred Share shall be convertible, at the option of the Holder thereof, at any time and from time to time, into the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to the number of Optional Conversion Shares issuable with respect to each Preferred Share (subject to Section 4(e)). In the event of a Liquidation Event, the conversion rights provided by this Section 4(a) shall terminate at the close of business on the last full day preceding the date fixed for payment of any amounts distributable on such Liquidation Event to the Holders.

(b) Procedures for Conversion at Option of Holder. Each Holder shall effect an optional conversion pursuant to Section 4(a) by providing the Corporation with a written conversion notice specifying (i) the number of Preferred Shares to be converted and (ii) the date on which such conversion is to be effected (such date, the “Conversion Date”), which conversion date and time shall not be prior to the date such Holder delivers such notice to the Corporation nor more than twenty (20) business days thereafter. If no Conversion Date is specified in a notice of conversion, the Conversion Date shall be the date that such notice of conversion to the Corporation is deemed delivered to the Corporation hereunder. To effect any conversion of the Preferred Shares, each Holder shall surrender the certificate(s) representing such Preferred Shares to the Corporation. Any Preferred Shares converted into Common Stock pursuant to the terms hereof shall be canceled and shall not be reissued. As soon as practicable after the Conversion Date and the surrender of the certificate(s) representing Preferred Shares, the Corporation shall issue and deliver to each such Holder or its nominee, at such Holder’s address as it appears on the books of the Corporation, a certificate(s) for the number of Optional Conversion Shares. Such conversion shall be deemed to have been made on the Conversion Date, and the Holder entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on the Conversion Date. Unless a Holder converts all of its Preferred Shares pursuant to an Optional Conversion, the Corporation shall, as soon as practicable and in no event later than five (5) business days after the Conversion Date and at its own expense, issue a new certificate evidencing the number of Preferred Shares owned by such Holder after giving effect to the Preferred Shares converted on the Conversion Date.

(c) Conversion at the Option of the Corporation. At any time on or after the first date that (x) Primary Investor no longer beneficially owns any Preferred Shares and (y) fewer than 5,000 Preferred Shares remain outstanding in the aggregate (as adjusted for any Reclassification (as defined below) of the Preferred Shares), then at the Corporation’s option and election, all outstanding Preferred Shares, in whole but not in part, may be converted automatically into the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to the number of Optional Conversion Shares with respect to all outstanding Preferred Shares (subject to Section 4(e)). The Corporation shall effect an optional conversion pursuant to this Section 4(c) by mailing a written conversion notice to each Holder at the address of record on the books of the Corporation specifying (i) the Conversion Date, which conversion date and time shall not be prior to fifteen (15) days after the date the Corporation delivers such notice, and (ii) (A) that at any time prior to the Conversion Date, each Holder shall have the right in lieu of conversion to exercise its right to redeem such Preferred Shares for an amount in cash equal to the Liquidation Amount with respect thereto in the same manner as upon receipt of a Contingent Redemption Notice pursuant to Section 5(a)(ii), and (B) the Redemption Date with respect to any such Redemption (as defined below), which Redemption Date shall be no more than sixty (60) days after the Conversion Date. For the avoidance of doubt, the Corporation shall not have the right to effect an optional conversion pursuant to this Section 4(c) so long as Primary Investor continues to beneficially own any Preferred Shares.

(d) Automatic Conversion. Upon the date on which a Qualified Public Offering is consummated (the “Forced Conversion Date”), each Preferred Share shall automatically be converted (a “Forced Conversion”), into the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to the greater of (1) the number of Optional Conversion Shares issuable with respect to each Preferred Share (subject to Section 4(e)) or (2) the quotient obtained by dividing (I) the Returned Value by (II) the price per share of Common Stock paid by the public in such Qualified Public Offering. All outstanding Preferred Shares shall, on the Forced Conversion Date, be converted into Common Stock for all purposes, notwithstanding the failure of any Holder thereof to surrender any certificate representing such shares on or prior to such date. On and after the Forced Conversion Date, (w) no Preferred Shares shall be deemed to be outstanding or be transferable on the books of the Corporation; and (x) each Holder, as such, shall not be entitled to receive any dividends or other distributions, to receive notices or to vote such Preferred Shares or to exercise or enjoy any other powers, preferences or rights in respect thereof, other than (y) the right, upon surrender of the certificate(s) representing such Preferred Shares, to receive a certificate(s) for the shares of Common Stock into which such shares have been converted, and (z) all dividends accrued and unpaid with respect to Preferred Shares accrued up to and including the Forced Conversion Date. On the Forced Conversion Date, all such Preferred Shares shall be retired and cancelled and shall not be reissued.

(e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of any Preferred Shares. In lieu of any fractional share to which any Holder would otherwise be entitled, based on the number of Preferred Shares of such Holder being converted in a single or series of related transactions, the Corporation shall issue a number of shares of Common Stock to such Holder rounded up to the nearest whole number of shares of Common Stock. No cash shall be payable to any Holder upon conversion of Preferred Shares.

5. Redemption.

(a)	Redemption Right at Option of Holders.

(i) At any time on or after ~~the forty-two (42) month anniversary of the Investment Date,~~September 25, 2015, subject to this Section 5, (A) so long as Primary Investor continues to beneficially own any Preferred Shares, Primary Investor shall, and (B) in the event that Primary Investor ceases to own any Preferred Shares, each Holder shall, have the right at any time thereafter to require the Corporation to redeem all or a portion of such Holder’s Preferred Shares for an amount in cash equal to the Liquidation Amount of such Preferred Shares (the “Optional Redemption Right”).

(ii) In the event that Primary Investor elects to exercise its Optional Redemption Right pursuant to Section 5(a)(i)(A) and delivers a Redemption Notice (as defined below) whereby it elects to exercise its Optional Redemption Right, all other Holders shall, subject to this Section 5(a)(ii), have the right (a “Contingent Redemption Right”) to have all or any portion of their Preferred Shares redeemed for an amount in cash equal to the Liquidation Amount of such Preferred Shares. The Corporation shall mail to each Holder (other than Primary Investor) at the address of record on the books of the Corporation a written notice (a “Contingent Redemption Notice”) of such Contingent Redemption Right not later than ten (10) days following the Corporation’s receipt from Primary Investor of the Redemption Notice triggering such Contingent Redemption Right. Each Holder shall have ten (10) days from the date of receipt of any Contingent Redemption Notice to deliver a Redemption Notice to the Corporation electing to exercise its Contingent Redemption Right; provided, that the Redemption Date (as defined below) for such Redemption (as defined below) shall be the Redemption Date selected by Primary Investor in the Redemption Notice triggering the Contingent Redemption Right. If for any or no reason at all, Primary Investor withdraws the Redemption Notice triggering the Contingent Redemption Right prior to the Redemption Date related thereto, the Holders shall no longer have the right to redeem Preferred Shares on such Redemption Date.

(b) Redemption Event. Upon the occurrence of a Redemption Event, the Corporation shall provide each Holder with written notice thereof not later than ten (10) days following discovery by the Corporation of such Redemption Event. Upon receipt of notice of a Redemption Event, each Holder shall, subject to this Section 5, have the right to require the Corporation to redeem all or a portion of such Holder’s Preferred Shares for an amount in cash equal to the Liquidation Amount, which right shall terminate upon the Corporation’s satisfaction or cure of the obligation or obligations giving rise to the Redemption Event or any waiver thereof.

(c) Limitations on Redemption. Any redemption of Preferred Shares pursuant to this Section 5 or Section 6 (a “Redemption”) shall be payable out of any cash or surplus available therefor under applicable Delaware law, and if there is not a sufficient amount of cash or surplus available, then out of the remaining assets of the Corporation available therefor under applicable Delaware law (valued at the fair market value thereof on the date of payment, as determined by the Board of Directors). At the time of a Redemption, the Corporation shall take all actions required or permitted under Delaware law to permit the Redemption of the Preferred Shares, including, without limitation, through the revaluation of its assets in accordance with Delaware law, to make funds available under applicable Delaware law for such Redemption or to determine the existence of sufficient surplus. Notwithstanding anything to the contrary herein, the Corporation shall not be permitted or required to redeem any Preferred Shares for so long as such Redemption would result in an event of default under: (x) that certain Second Lien Letter of Credit, Loan and Security Agreement, dated September 20, 2011, by and among the Corporation, as borrower, the guarantors and lenders party from time to time thereto and Ares Capital Corporation, as agent; (y) that certain Loan and Security Agreement, dated as of November 22, 2010, by and among the Corporation, the guarantors and lenders from time to time party thereto, Wells Fargo Bank, National Association, as agent, (or its successor) and Wells Fargo Capital Finance, LLC, as sole lead arranger, manager and bookrunner (or its successor) (together, (x) and (y), the “Credit Facilities”); or (z) any amendments or restatements of, supplements to, or new facility or facilities entered into in replacement of, the Credit Facilities in accordance with the terms hereof, including Section 11(b) (to the extent applicable); provided, that nothing in this Section 5(c) shall limit, restrict or delay the application of Section 5(e).

(d) Redemption Procedures. Primary Investor shall effect a Redemption pursuant to this Section 5 and each Holder shall effect a Redemption pursuant to Section 5(a)(i)(B), 5(a)(ii) or 5(b) by providing the Corporation with a written Redemption notice (a “Redemption Notice”) specifying: (i) the number of Preferred Shares to be redeemed and (ii) the date on which such Redemption is to be effected (the “Redemption Date”), which Redemption Date and time shall: (A) with respect to the Optional Redemption Right (and any Contingent Redemption Right triggered thereby), not be prior to sixty (60) days after delivery of such Redemption Notice to the Corporation nor more than one hundred eighty (180) days thereafter; or (B) with respect to a Redemption effected pursuant to Section 5(b), not be prior to the date and time of delivery of such Redemption Notice to the Corporation nor more than twenty (20) business days thereafter. To effect a Redemption of the Preferred Shares, a Holder shall surrender the certificate(s) representing such Preferred Shares to the Corporation. On the Redemption Date, the Corporation shall pay the Liquidation Amount by check to the order of the record holder of the Preferred Shares or, if instructions are provided therefore in the Redemption Notice, by wire transfer of immediately available funds. Unless all of a Holder’s Preferred Shares are redeemed on the Redemption Date, the Corporation shall, as soon as practicable and in no event later than five (5) business days after the Redemption Date and at its own expense, issue a new certificate evidencing the number of Preferred Shares owned by such Holder after giving effect to the Preferred Shares redeemed on the Redemption Date. Any Preferred Shares redeemed pursuant to the terms hereof shall be canceled and shall not be reissued.

(e) Control Event. If (i) any Preferred Shares held by Primary Investor and submitted for Redemption pursuant to an exercise of the Optional Redemption Right or the Repurchase Right are not redeemed on the Redemption Date or Repurchase Date, as applicable with respect thereto or (ii) a Redemption Event shall occur (each of the events in clauses (i) and (ii), a “Control Event”), the Corporation shall take any and all actions as may be required and permitted under applicable Federal and State laws, the Corporation’s Certificate of Incorporation and the Corporation’s Bylaws, in order to (A) fix the size of the Board of Directors to a size (which shall be the smallest size necessary) that would permit Primary Investor to appoint a majority of the Board of Directors and (B) cause the election or appointment of the directors designated by Primary Investor, to serve as members of the Board of Directors until such director designees’ resignation, death, removal or disqualification. All actions taken by such directors appointed by Primary Investor shall be in accordance with applicable Federal and State laws. Under the circumstances described in the foregoing clause (i), to the extent the actions described in the first two sentences of Section 5(c) are taken by the Board of Directors and are insufficient to enable the Corporation to effect the Redemption, subject to applicable law, Primary Investor shall have the right in its sole discretion to, and without any further act, vote or approval of any of the Corporation, the Board of Directors or any of the Corporation’s stockholders, notwithstanding any act, vote or approval otherwise required, and shall be authorized to take all necessary action to, and subject to applicable law, the Board of Directors shall take all necessary action to, cause the Corporation to redeem such Preferred Shares, including without limitation by implementing in the discretion of Primary Investor as promptly as practicable a Qualified Public Offering or other offering, debt or equity financing, sale (whether by way of merger, consolidation, sale of assets or Equity Securities or otherwise) of the Corporation to a third party other than an Affiliate of Primary Investor or any other transaction. The Corporation shall implement any such action or transaction pursuant to the immediately preceding sentence of this Section 5(e) in a timely manner, and subject to applicable law, shall take all actions and execute and deliver such agreements and instruments that may be requested by Primary Investor or otherwise to effect such action or transaction in a manner intended to first repay all Redemption obligations of the Corporation to Primary Investor hereunder and thereafter to generate the highest price to the holders of the Corporation’s other Capital Stock for such Capital Stock. To the extent permitted by applicable law, the implementation of such Qualified Public Offering or other offering, debt or equity financing, sale (whether by way of merger, consolidation, sale of assets or Equity Securities or otherwise) of the Corporation or other transaction pursuant to the second preceding sentence of this Section 5(e) at a particular time by reason of the determination by Primary Investor to exercise its rights under this Section 5(e) at such time shall not be deemed to violate any duty (including any fiduciary duty) of the Board of Directors or Primary Investor owed to the Corporation or its stockholders, so long as they have acted in good faith and in compliance with the terms hereof. Any director designee(s) elected or appointed as a result of a Control Event may only be removed by Primary Investor and, upon such removal or otherwise following such director designees’ resignation, death, or disqualification, Primary Investor shall be permitted to appoint a replacement for any such director. Upon Redemption or conversion of all of the Preferred Shares giving rise to the Control Event or upon the Corporation’s full satisfaction of the obligations giving rise to the Redemption Event or other subsequent cure thereof, (1) all directors elected or appointed to the Board of Directors pursuant to this Section 5(e) shall resign immediately without any further action by the Board of Directors or the Corporation’s stockholders and (2) the Corporation shall take any and all actions as may be required under applicable Federal and State laws, the Corporation’s Certificate of Incorporation and the Corporation’s Bylaws in order to fix the size of the Board of Directors to its size immediately prior to the Control Event. Notwithstanding the foregoing, the rights of Primary Investor pursuant to this Section 5(e) shall automatically terminate on the date that Primary Investor ceases to beneficially own at least 10,000 Preferred Shares (as adjusted for any Reclassification of the Preferred Shares) (or the equivalent number of those certain shares of Common Stock, as adjusted for any Reclassification thereof, issued upon conversion thereof on an as-converted basis), but disregarding any reduction in the number of Preferred Shares beneficially owned by Primary Investor attributable to: (w) any transfer pursuant to a public offering (other than a Qualified Public Offering), (x) a Redemption giving rise to the underlying Control Event, (y) any transfer to Pegasus or (z) any transfer pursuant to the exercise of the Primary Co-Sale Rights.

(f) Other than with respect to the Optional Redemption Right and the Contingent Redemption Right set forth in Section 5(a), in no event shall the Corporation or any of its Subsidiaries redeem, purchase or acquire any Preferred Shares from one or more Holders unless the Corporation (or the applicable Subsidiary) irrevocably offers to simultaneously redeem, purchase or acquire a pro rata amount of Preferred Shares from each other Holder on the same terms.

6. Change of Control.

(a) Except to the extent Section 9(b) applies, upon consummation of a Change of Control, the Corporation shall immediately (and in any event within two (2) business days) make an offer in writing to each Holder to redeem all of the outstanding Preferred Shares for cash equal to the aggregate Liquidation Amount with respect to such Preferred Shares.

(b) Upon a Change of Control, the Corporation shall give to each Holder notice (the “Change of Control Notice”) of the occurrence of the Change of Control and of the Holder’s right to receive the Liquidation Amount as a result of such Change of Control (the “Repurchase Right”). The Change of Control Notice shall be mailed to each Holder at the address of record on the books of the Corporation and shall state (i) the date on which the Preferred Shares shall be repurchased (the “Repurchase Date”); (ii) the date by which the Repurchase Right must be exercised, which date shall be no earlier than twenty (20) days after the delivery by the Corporation of the Change of Control Notice (the “Repurchase Right Expiration Date”); (iii) the Liquidation Amount; and (iv) a description of the procedures a Holder must follow to exercise the Repurchase Right.

(c) To exercise the Repurchase Right, a Holder shall deliver to the Corporation, on or before the Repurchase Right Expiration Date, a written notice specifying the number of Preferred Shares to be repurchased by the Corporation. Each Holder shall retain the right to convert Preferred Shares at any time on or prior to the Repurchase Date, or to withdraw an election to have such shares repurchased at any time on or prior to the Repurchase Date.

(d) Notwithstanding anything herein to the contrary, the Corporation shall comply with all requirements under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the Repurchase Right as a result of a Change of Control. No failure by the Corporation to give the Change of Control Notice and no defect in any Change of Control Notice shall limit any Holder’s right to exercise its Repurchase Right or affect the validity of the proceedings for the repurchase of Preferred Shares.

7. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation (a “Liquidation Event”), the Holders shall be entitled to receive and to be paid out of the assets of the Corporation, the Liquidation Amount of the Preferred Shares held by them; provided, that the Holders (i) shall not be entitled to receive the Liquidation Amount of the Preferred Shares held by them until the liquidation value of any and all Senior Liquidation Shares shall have been paid in full, and (ii) shall be entitled to receive the Liquidation Amount of such shares held by them in preference to and in priority over any distributions upon any Junior Liquidation Shares. Upon payment in full of the then present Liquidation Amount to which the Holders are entitled, the Holders will not be entitled to any further participation in any distribution of assets by the Corporation and the Preferred Shares held by such Holders shall be deemed redeemed and cancelled. If the assets of the Corporation are not sufficient to pay in full the then present Liquidation Amount payable to the Holders and the liquidation value payable to the holders of any Parity Liquidation Shares, the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts that would be payable on the distribution if the amounts to which the Holders and the holders of any Parity Liquidation Shares are entitled were paid in full. For purposes of this Section 7, a Change of Control (in and of itself) shall not be deemed a Liquidation Event (it being understood that an actual liquidation, dissolution or winding up of the Corporation in connection with a Change of Control will be subject to this Section 7).

8. Status and Reservation of Shares.

(a) Status. All Preferred Shares that are at any time converted pursuant to Section 4 or redeemed or repurchased pursuant to Sections 5, 6 or 7, and all Preferred Shares that are otherwise reacquired by the Corporation and subsequently canceled by the Board of Directors, shall be retired and shall not be subject to reissuance and shall be automatically returned to the status of authorized and unissued shares of preferred stock of the Corporation, available for future designation and issuance pursuant to the terms of the Corporation’s Certificate of Incorporation.

(b) Reservation. On and after the Investment Date, the Corporation shall at all times reserve and keep available out of any stock held as treasury or out of its authorized but unissued Common Stock, or both, solely for the purpose of effecting optional conversions or the Forced Conversion, no less than the aggregate number of shares of Common Stock equal to the product obtained by multiplying (a) the Optional Conversion Shares by (b) the aggregate number of issued and outstanding Preferred Shares. All shares of Common Stock issued upon conversion of the Preferred Shares will, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable, not issued in violation of any preemptive rights arising under law or contract and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result.

9. Certain Adjustments.

(a) Stock Reclassifications, Splits and Dividends. If the Corporation, at any time while any Preferred Shares remain outstanding, shall undertake any reclassification, stock split, reverse stock split, stock dividend, subdivision, combination, consolidation, recapitalization or any similar proportionately-applied change (collectively, a “Reclassification”) of outstanding shares of Common Stock (other than a change in, of, or from par value), then the Conversion Price shall be adjusted such that each Holder shall thereafter be entitled to purchase the kind and amount of shares of Common Stock and/or other Capital Stock and/or property that such Holder of outstanding Preferred Shares would have been entitled to acquire immediately prior to such Reclassification as if such Preferred Shares were converted to Common Stock immediately prior to such Reclassification. Any adjustment made pursuant to this Section 9(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b) Mergers or Consolidations. If at any time or from time to time prior to a conversion pursuant to Section 4(a) or Section 4(c) there is a merger, consolidation or similar capital reorganization of the Common Stock (each a “Reorganization”), then as part of such Reorganization, provision shall be made so that each Holder of outstanding Preferred Shares at the time of such Reorganization shall thereafter be entitled to receive, upon conversion of such Preferred Shares and in lieu of Common Stock, the Capital Stock or property that such Holder of outstanding Preferred Shares would have been entitled to receive in such Reorganization as if such Preferred Shares were converted to Common Stock immediately prior to such Reorganization, subject to adjustment in respect of such Capital Stock by the terms thereof. In any such case, the resulting or surviving entity (if not the Corporation) shall expressly assume the obligations to deliver, upon such conversion, such Capital Stock or property as the Holders of Preferred Shares remaining outstanding (or of other convertible preferred stock received by such Holders in place thereof) shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion rights as provided above. If this Section 9(b) applies to a Reorganization, Section 9(a) shall not apply to such Reorganization.

10. Voting Rights; Board Designees.

(a) Generally. Unless otherwise provided by any Federal or State law, the Corporation’s Certificate of Incorporation, the Corporation’s Bylaws, this Section 10 or Section ~~11~~, 11 hereof, the Holders shall not have the right to vote for the election of directors or on any other matters presented to the Corporation’s stockholders for action by their written consent or at any annual or special meeting of stockholders. On any matter on which the Holders are entitled by any Federal or State law, under the Corporation’s Certificate of Incorporation or Bylaws or pursuant to this Section 10 or Section 11 hereof to vote separately as a class, each such Holder shall be entitled to one vote for each Preferred Share held and such matter shall be determined by a majority of the Preferred Shares voting on such matter. Notwithstanding the foregoing, except as set forth in this Section 10 in connection with the election of the Zouk Director (as defined below) to the Board of Directors, for so long as Primary Investor beneficially owns at least 10,000 Preferred Shares (as adjusted for any Reclassification of the Preferred Shares) (or (x) the equivalent number of those certain shares of Common Stock, as adjusted for any Reclassification thereof, issued upon conversion thereof on an as-converted basis and (y) at least one Preferred Share), the vote, consent, approval, waiver or authorization of Primary Investor on any matter, including without limitation, any matter on which the Holders are entitled by any Federal or State law (other than as may be required by Section 242(b)(2) of the Delaware General Corporation Law), under the Corporation’s Certificate of Incorporation or Bylaws or pursuant to this Series H Certificate of Designation to vote separately as a class, shall be, and shall be deemed to be, the vote, consent, approval, waiver or authorization of all of the Preferred Shares and the holders of all of the Preferred Shares; provided, that Primary Investor shall not (i) without the consent of each adversely affected Holder, act to amend this Series H Certificate of Designation so as to alter the terms of the Preferred Shares of any Holder in a manner different from the other Holders with respect to their Preferred Shares or otherwise specifically targeting and materially and adversely affecting any such Holder with respect to its Preferred Shares in a manner different from the other Holders with respect to their Preferred Shares, or (ii) without the consent of each Holder of ~~six thousand (~~6,000~~)~~ or more Preferred Shares (as adjusted for any Reclassification of the Preferred Shares), act to amend this Series H Certificate of Designation so as to adversely amend the first sentence of Section 4(a), Section 4(b), the first two sentences of Section 4(c), the first sentence of Section 4(d), the first sentence of Section 5(a)(ii), the last sentence of Section 5(b), Section 6(a), the first sentence of Section 7, the last sentence of Section 7, the definitions of “Conversion Price”, “Liquidation Amount”, “Permitted Transfer”, “Returned Value”, “Stated Value”, “Fair Market Value”, “Optional Conversion Shares” or “Triggering Event” as contained in Section 16 hereof; provided, further, that in addition, the consent of Holders of a majority of the Preferred Shares then outstanding, subject to the rights and privileges of Holders expressly set forth herein, is also required to waive any or all obligations of the ~~Company~~Corporation in respect of a Redemption Event or upon a Change of Control (and for the avoidance of doubt, the foregoing shall not restrict the ability of the ~~Company~~Corporation and the Primary Investor to effect a Reorganization that complies with the terms and provisions of Section 9(b) in all respects). The provisions of clause (i)~~,~~ of the foregoing sentence~~,~~ may not be amended without the consent of each Holder of Preferred Shares, and the provisions of clause (ii)~~,~~ of the foregoing sentence~~,~~ may not be amended without the consent of each Holder of ~~six thousand (~~6,000~~)~~ or more Preferred Shares (as adjusted for any Reclassification of the Preferred Shares). So long as Zouk continues to beneficially own at least 2,500 Preferred Shares (as adjusted for any Reclassification of the Preferred Shares) (or the equivalent number of those certain shares of Common Stock, as adjusted for any Reclassification thereof, issued upon conversion thereof on an as-converted basis), the provisions of Section 10(b) (as it relates to Section 10(d)) and Section 10(d) may not be amended or waived without the consent of Zouk.

(b) Board Designees. The holders of Series H Preferred Stock, voting separately as a class, shall be entitled to elect the aggregate number of directors set forth in Sections 10(c) and 10(d).

(c) Series H Board Designees.

(i) So long as Primary Investor continues to beneficially own at least 2,500 Preferred Shares (as adjusted for any Reclassification of the Preferred Shares) (or the equivalent number of those certain shares of Common Stock, as adjusted for any Reclassification thereof, issued upon conversion thereof on an as-converted basis), to the fullest extent permitted by the Exchange Act, the rules of any national securities exchange or over-the-counter market on which the Common Stock is listed or traded and any other applicable Federal and State laws, Primary Investor, voting separately ~~on behalf of the Preferred Shares as a class~~, shall be entitled at any annual or special meeting of the Corporation’s stockholders involving the election of directors of the Corporation, and at all other times at which stockholders of the Corporation will have the right to or will vote for or render consent in writing regarding the election of directors of the Corporation, to elect a number of directors to the Board of Directors equal to the greater of: (A) two (2) directors and (B) the number of directors (rounded to the nearest whole number) equal to the product obtained by multiplying (1) the total number of directors that constitute the whole Board of Directors by (2) Primary Investor’s Pro Rata Share. Subject to the Exchange Act, the rules of any national securities exchange or over-the-counter market on which the Common Stock is listed or traded and any other applicable Federal and State laws, one (1) Series H Director (as defined below) elected pursuant to this Section 10(~~b~~c)(i) shall be appointed to the audit committee of the Board of Directors.

(ii) In the event that Primary Investor no longer has designee rights pursuant to Section 10(~~b~~c)(i), so long as the Preferred Shares, on an as-converted basis, represent at least ten percent (10%) or more of the Corporation’s outstanding Capital Stock, the Holders of the Preferred Shares, voting separately ~~as a class~~, shall be entitled at ~~each~~ any annual or special meeting of the Corporation’s stockholders involving the election of directors of the Corporation, and at all other times at which stockholders of the Corporation will have the right to or will vote for or render consent in writing regarding the election of directors of the Corporation, to elect one (1) director to the Board of Directors.

(iii) Each director elected by Primary Investor pursuant to Section 10(~~b~~c)(i) or the Holders pursuant to Section 10(~~b~~c)(ii) shall be referred to as a “Series H Director”. Each Series H Director must be reasonably acceptable to the Corporation.

(iv) Notwithstanding anything to the contrary herein, the provisions of this Section 10(~~b~~c) shall terminate automatically and be of no further force or effect upon the consummation of a Qualified Public Offering or the conversion or redemption of all outstanding Preferred Shares pursuant to Section 4(c).

(d)	Zouk Board Designee. (i) So long as Zouk continues to beneficially own at least 2,500 Preferred Shares (as adjusted for any Reclassification of the Preferred Shares) (or the equivalent number of those certain shares of Common Stock, as adjusted for any Reclassification thereof, issued upon conversion thereof on an as-converted basis), to the fullest extent permitted by the Exchange Act, the rules of any national securities exchange or over-the-counter market on which the Common Stock is listed or traded and any other applicable Federal and State laws, Zouk, voting separately, shall be entitled at any annual or special meeting of the Corporation’s stockholders involving the election of directors of the Corporation, and at all other times at which stockholders of the Corporation will have the right to or will vote for or render consent in writing regarding the election of directors of the Corporation, to elect one (1) director to the Board of Directors.

(ii) Each director elected by Zouk pursuant to Section 10(d)(i) shall be referred to as a “Zouk Director”. Any Zouk Director must be reasonably acceptable to the Corporation.

(iii) Notwithstanding anything to the contrary herein, the provisions of this Section 10(d) shall terminate automatically and be of no further force or effect upon the consummation of a Qualified Public Offering or the conversion or redemption of all outstanding Preferred Shares pursuant to Section 4(c).

(e) Waivers. Any provision of this Certificate of Designation may be waived in a written instrument executed by the waiving party including, without limitation, a waiver by Primary Investor in accordance with the third sentence of Section 10(a).

11. Restrictions and Limitations.

(a) The Holders of the Preferred Shares are entitled to vote separately as a single class on all matters to which they are entitled to vote under Section 242(b)(2) of the Delaware General Corporation Law, and on all other matters as required by applicable law, including (i) any increase or decrease in the authorized amount of Preferred Shares, except for the cancellation and retirement of shares set forth in Section 8(a); and (ii) any amendment, alteration or change in the powers, preferences or special rights of the Preferred Shares that would affect the Holders adversely.

(b) So long as Primary Investor continues to beneficially own (I) in the case of Sections 11(b)(i), 11(b)(ii), 11(b)(iii), 11(b)(iv) or 11(b)(vii)(A), at least 2,500 Preferred Shares (as adjusted for any Reclassification of the Preferred Shares); (II) in the case of Section 11(b)(ix), at least 2,500 Preferred Shares (as adjusted for any Reclassification of the Preferred Shares) (or the equivalent number of those certain shares of Common Stock, as adjusted for any Reclassification thereof, issued upon conversion thereof on an as-converted basis); and (III) in the case of Sections 11(b)(v), 11(b)(vi), 11(b)(vii)(B), 11(b)(viii), 11(b)(x), 11(b)(xi) and 11(b)(xii), at least 10,000 Preferred Shares (as adjusted for any Reclassification of the Preferred Shares) (or the equivalent number of those certain shares of Common Stock, as adjusted for any Reclassification thereof, issued upon conversion thereof on an as-converted basis), but for purposes of the calculations in (I), (II) and (III) above disregarding any reduction in the number of Preferred Shares beneficially owned by Primary Investor attributable to: (x) any Transfer pursuant to a public offering (other than a Qualified Public Offering), (y) any Transfer to Pegasus or (z) any Transfer pursuant to the exercise of the Primary Co-Sale Rights, and in each case with Sections 11(b)(xiii) and 11(b)(xiv) continuing to apply with respect to the subsections still in effect pursuant to the foregoing clauses (I), (II) and (III), the Corporation shall not, without the written consent of Primary Investor:

(i) alter, modify or amend (whether by amendment to the Certificate of Incorporation or Bylaws, merger, consolidation or otherwise the terms, rights, preferences, privileges or powers of, or the other restrictions provided for the benefit of, the Series in any way as set forth herein or in any other agreement entered into by the Corporation (provided, that the written consent of Primary Investor pursuant to this Section 11(b)(i) shall not be required to make such alteration, modification or amendment if effected solely to consummate, and which is otherwise conditioned upon the consummation of, a Reorganization that complies with the terms and provisions of Section 9(b) in all respects);

(ii) re-issue (whether by merger or otherwise) any Preferred Shares that have been converted, redeemed or otherwise reacquired by the Corporation;

(iii) pay dividends or cash interests or other distributions (whether in cash, Equity Securities or otherwise) on, redeem or repurchase or otherwise acquire any Capital Stock, Equity Securities, convertible debt, or debt coupled with any Common Stock Equivalents of the Corporation, other than as may be required by any Senior Liquidation Shares issued in accordance with the terms hereof, including Section 11(b)(vii) or pursuant to the LSGC Holdings Letter Agreement as in effect as of the Investment Date in an amount not exceeding $16.3 million in the aggregate;

(iv) liquidate, dissolve or wind-up the affairs of the Corporation or otherwise initiate any insolvency proceeding or any proceeding under the Bankruptcy Reform Act of 1978, as amended, or other applicable bankruptcy or insolvency laws;

(v) engage in any recapitalization, merger, consolidation, reorganization or similar transaction; provided, that such consent may not be unreasonably withheld, conditioned or delayed to the extent such transaction will constitute a Change of Control and the Corporation has available, or will obtain in connection with such transaction, sufficient proceeds to redeem all of the Preferred Shares in accordance with the provisions of Section 6 and, for the avoidance of doubt, to the extent such transaction will constitute a Change of Control, this subsection (v) is not intended to be utilized by Primary Investor to modify the amount of proceeds payable to the Holders with respect to the Preferred Shares upon such Change of Control from the amount to which such Holders would otherwise be entitled pursuant to Section 6 hereof upon such Change of Control; or other than in the ordinary course of business, form or maintain any direct or indirect Subsidiary;

(vi) engage in a public offering or listing of Equity Securities (including indirectly by means of equity securities of a successor entity or otherwise) on any national securities exchange, other than (A) in connection with a Qualified Public Offering, (B) an offering made in connection with a business acquisition pursuant to a registration statement on Form S-4 or any similar form that does not otherwise require consent pursuant to this Section 11(b), or (C) in connection with an employee benefit plan pursuant to a registration statement on Form S-8 or any similar form;

(vii) other than with respect to any Permitted Equity Issuance, (A) issue any Senior Liquidation Shares or Parity Liquidation Shares, or reclassify any outstanding Equity Securities into Senior Liquidation Shares or Parity Liquidation Shares or (B) issue any other Equity Securities, or reclassify any other outstanding Equity Securities; provided, that consent shall not be required pursuant to this Section 11(b)(vii) with respect to any issuance of Equity Securities to the extent the proceeds thereof shall upon receipt thereof immediately be used to satisfy in full the obligations of the Corporation to redeem all then-outstanding Preferred Shares pursuant to Section 4, Section 5 or Section 6 hereof;

(viii) incur any Indebtedness (A) in excess of $10.0 million, other than (x) any Indebtedness incurred pursuant to a refinancing of the Credit Facilities or any other working capital facilities of the Corporation in effect as of the Investment Date, in each case without any increase in the available principal amount thereof or (y) pursuant to any refinancing or replacement of the Credit Facilities with respect to working capital or other working capital facilities as approved by the Board of Directors, in each case such that the aggregate available principal amount thereunder is secured only by the ~~Company~~Corporation’s account receivables and finished goods inventory and does not exceed 80% of accounts receivable, 60% of finished goods inventory and $75 million in the aggregate (each of (A)(x) and (A)(y), “Permitted Indebtedness”); or (B) containing any provision that limits the Corporation’s ability to redeem any Preferred Shares pursuant to Section 5(a) for a period that exceeds that contained in the Credit Facilities as in effect as of the Investment Date; provided, that if such provision is contained in any Permitted Indebtedness, such Indebtedness shall continue to be Permitted Indebtedness for purposes of the foregoing clause (A) and consent shall only be required pursuant to this clause (B) with respect to such provision; and provided further that consent shall not be required pursuant to this Section 11(b)(viii) for Indebtedness to the extent the proceeds thereof shall upon receipt thereof immediately be used to satisfy in full the obligations of the Corporation to redeem all then-outstanding Preferred Shares pursuant to Section 4, Section 5 or Section 6 hereof;

(ix) enter into any new agreements or transactions or series of agreements or transactions with any Affiliate of the Corporation or Pegasus or any other holder of five percent (5%) or more of the Corporation’s Capital Stock or any Affiliates of any such stockholder of the Corporation (a “Related Party Agreement”) or amend or modify the terms of any existing Related Party Agreements, other than: (A) any payments required pursuant to the LSGC Letter Agreement as in effect as of the Investment Date, in an amount not exceeding $16.3 million in the aggregate, (B) up to $500,000 in the aggregate of fees or other amounts payable annually by the Corporation to Pegasus pursuant to any management or similar services agreement and (C) up to $200,000 in the aggregate of fees or other amounts payable annually by the Corporation to Primary Investor or any of its Affiliates pursuant to any management or similar services agreement;

(x) purchase, acquire, license, transfer, sell, divest, or dispose of property, rights or assets (whether tangible or intangible) of the Corporation or any of its Subsidiaries (whether by merger, consolidation, other business combination, purchase or sale of Capital Stock or other Equity Security, spin-off, divestiture, asset purchase, asset sale or other transaction involving the Corporation or any of its Subsidiaries) or enter into any joint venture where either (A) the aggregate consideration to be paid or received by the Corporation or any of its Subsidiaries, or (B) the fair market value of the relevant property, rights or assets, in one transaction or a series of related transactions, exceeds $5.0 million, other than commercial transactions with customers and distributors for the sale of the Corporation’s products in the ordinary course of business; provided, that such consent may not be unreasonably withheld, conditioned or delayed to the extent such transaction will constitute a Change of Control and the Corporation has available, or will obtain in connection with such transaction, sufficient proceeds to redeem all of the Preferred Shares in accordance with the provisions of Section 6 and, for the avoidance of doubt, to the extent such transaction will constitute a Change of Control, this subsection (x) is not intended to be utilized by Primary Investor to modify the amount of proceeds payable to the Holders with respect to the Preferred Shares upon such Change of Control from the amount to which such Holders would otherwise be entitled pursuant to Section 6 hereof upon such Change of Control;

(xi) appoint a new, or remove the then-current, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Chief Technology Officer (or equivalents thereof) of the Corporation and any other senior executive officer having a comparable scope of authority to the foregoing with respect to his or her relevant function, or (B) determine or modify any compensation (including cash and equity) or establish any compensation performance targets for any individual that is an “officer” of the Corporation as such term is defined in Rule 3b-2 of the Exchange Act;

(xii) adopt or approve any strategic business plan or annual budget, including adopting or approving any revised strategic plan or revised budget or any material deviations therefrom;

(xiii) enter into any definitive agreement or commitment with respect to any of the foregoing; or

(xiv) indirectly engage in any of the foregoing through an affiliated person (including without limitation Pegasus), including cause or permit any Subsidiary to engage in or enter into any definitive agreement or commitment with respect to any of the foregoing.

(c) In the event that the Holders of at least a majority of the outstanding Preferred Shares agree (whether by a vote, written consent, waiver or otherwise) to allow the Corporation to alter or change the rights, preferences or privileges of the Series pursuant to applicable law, no such change shall be effective to the extent that, by its terms, such change applies to less than all of the Preferred Shares then outstanding.

(d) Notwithstanding anything to the contrary herein, subject to applicable law, the provisions of this Section 11 shall terminate automatically and be of no further force or effect upon the consummation of a Qualified Public Offering or the conversion or redemption of all outstanding Preferred Shares pursuant to Section 4(c).

12. Covenants. For so long as Primary Investor continues to beneficially own at least 2,500 Preferred Shares (as adjusted for any Reclassification of the Preferred Shares), the Corporation agrees that:

(a) Maintenance of Existence; Compliance. The Corporation shall, and shall cause each of its Subsidiaries to (i) preserve, renew and keep in full force and effect its organizational existence, (ii) take all reasonable action to maintain all material rights, privileges and franchises necessary or desirable in the normal conduct of its business and (iii) comply in all material respects with all material contractual obligations and requirements of law applicable to the Corporation and its Subsidiaries, and its and their respective properties, rights and assets.

(b) Maintenance of Property; Insurance. The Corporation shall, and shall cause each of its Subsidiaries to (a) keep all property necessary for the conduct of its business as conducted on the Investment Date in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable insurance companies insurance on all property necessary for the conduct of its business in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

(c) Minimum Consolidated EBITDA. The Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, permit Consolidated EBITDA as at the last day of any period of four consecutive fiscal quarters of the Corporation ending on the last day of the Corporation’s fiscal year set forth below to be less than the amount set forth opposite such fiscal year end:

Fiscal Year End	Minimum Consolidated EBITDA
December 31, 2013	$0
December 31, 2014 and each fiscal year end thereafter	$20.0 million

The Corporation shall have the right to cure a breach of this Section 12(c) with respect to any fiscal year within fifteen (15) days of the earlier of (x) March 31 immediately following such fiscal year and (y) the date of the Corporation’s audited financials for such fiscal year, by using up to $5.0 million in proceeds from an Exempt Equity Issuance.

(d) Certificates; Other Information. The Corporation shall, and shall cause each of its Subsidiaries to, furnish Primary Investor, concurrently with the delivery of any ~~audited~~unaudited annual financial statements pursuant to Section 4(e)(ii) of the Subscription Agreement, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer’s knowledge, the Corporation and each of its Subsidiaries has during such period observed or performed all of its covenants and other agreements, and satisfied every material obligation contained herein to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Triggering Event except as specified in such certificate and (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Corporation and its Subsidiaries with the provisions set forth herein referred to therein as of the last day of the fiscal year of the Corporation.

(e) Notices. The Corporation shall, and shall cause each of its Subsidiaries to, promptly give the Holders written notice of the occurrence of any Liquidation Event.

(f) Freedom to Pursue Corporate Opportunities. The Corporation expressly acknowledges and agrees as follows, for so long as Primary Investor beneficially owns any Preferred Shares (or the equivalent number of those certain shares of Common Stock, as adjusted for any Reclassification thereof, issued upon conversion thereof on an as-converted basis) (a) Primary Investor and each director of the Corporation who is a member, director, officer, employee or Affiliate of Primary Investor (an “Affiliated Person”) has the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Corporation or any of its Subsidiaries, including those deemed to be competing with the Corporation or any of its Subsidiaries; and (b) in the event that Primary Investor or such Affiliated Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation, Primary Investor or such Affiliated Person shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Corporation or any of its Subsidiaries, as the case may be, and, notwithstanding any provision of any agreement to the contrary, shall not be liable to the Corporation or its Affiliates or stockholders or creditors for breach of any duty (contractual or otherwise) by reason of the fact that Primary Investor or such Affiliated Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Corporation or any of its Subsidiaries; provided, that the provisions of this Section 12(f) shall not apply with respect to the actions of any individual while serving in an operational capacity as an officer or other employee of the Corporation. Primary Investor agrees on behalf of itself and each Affiliated Person to keep confidential all proprietary and non-public information regarding the Corporation received in such capacity and not to use such proprietary and non-public information for any purpose other than in connection with evaluating, monitoring or taking any other action with respect to the investment by Primary Investor in the Preferred Shares, provided, that nothing herein shall prevent Primary Investor or such Affiliated Persons from disclosing or using any such information that (i) is or becomes generally available to the public in accordance with Federal or State laws other than as a result of a disclosure by Primary Investor or such Affiliated Persons in violation of this Section 12(f) or any other legal duty, fiduciary duty or other duty of trust and confidence, of Primary Investor or such Affiliated Person; (ii) was in Primary Investor’s or such Affiliated Person’s possession or developed by it prior to being furnished with such information, as evidenced by Primary Investor’s or such Affiliated Person’s records; (iii) becomes available to Primary Investor or such Affiliated Person on a non-confidential basis from a source other than the Corporation, or (iv) is required to be disclosed by applicable law or legal process.

13. Transfers.

(a) Generally. Subject to this Section 13, Preferred Shares may be Transferred by any Holder pursuant to a Permitted Transfer. During the Restrictive Period, Holders may not Transfer Preferred Shares except pursuant to a Permitted Transfer. As used herein, the “Restrictive Period” shall mean the period commencing on the Investment Date and ending upon the earliest of (A) the three (3) year anniversary of the Investment Date, (B) a Qualified Public Offering and (C) a Redemption Event.

(b) To the extent the Restrictive Period ends by reason of the occurrence of the three (3) year anniversary of the Investment Date as provided in clause (A) of the definition thereof, and neither a Qualified Public Offering nor a Redemption Event has occurred, Preferred Shares may be Transferred by any Holder with the prior written consent of the Corporation, such consent not to be unreasonably withheld, conditioned or delayed, or pursuant to a Permitted Transfer. Notwithstanding the foregoing, Preferred Shares may be offered, sold, transferred or assigned by any Holder without consent after the occurrence of a Change of Control or a Liquidation Event.

(c) All Transfers of Preferred Shares must also be made in accordance with the Securities Act, and applicable state securities laws. Any attempted Transfer of Preferred Shares in violation of this Section 13 shall be null and void ab initio. Notwithstanding anything in this Section 13 to the contrary, in the event that the Corporation consents to a Transfer of more than five thousand (5,000) Preferred Shares in the aggregate (as adjusted for any Reclassification of the Preferred Shares) by Primary Investor in one or more transactions, the Corporation shall be deemed to have consented to all Transfers of Preferred Shares from and after such time by all Holders.

(d) Primary Investor Rights. Notwithstanding Section 13(a), the Primary Investor Rights shall not be transferrable and shall terminate with respect to such Transferred shares upon any Transfer by Primary Investor of Preferred Shares; provided, that, following a Control Event, the Primary Investor Rights shall be transferrable in connection with a Transfer by Primary Investor, in a single transaction to a single transferee, of more than 25,000 Preferred Shares (as adjusted for any Reclassification of the Preferred Shares) (or the equivalent number of those certain shares of Common Stock, as adjusted for any Reclassification thereof, issued upon conversion thereof on an as-converted basis).

(e) Lock-up. In connection with a Qualified Public Offering or any other underwritten public offering, each Holder shall complete and execute a customary lock-up agreement to the extent required pursuant to the terms of the underwriting arrangements of the Qualified Public Offering agreeing not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Capital Stock of the Corporation during the seven (7) day period prior to, and for the one hundred and eighty (180) days after, the effective date of the registration statement for such Qualified Public Offering or other underwritten public offering (or such lesser period as the managing underwriters may require or permit), except for such Capital Stock to be included in such offering; provided that all of the Corporation’s Affiliates and executive officers and all of the members of the Board of Directors are restricted in the same manner and for the same duration; provided, further, that notwithstanding anything in this Section 13(e) to the contrary, in no event shall any Holder be obligated to execute a lock-up agreement restricting it or otherwise prohibiting it from effecting any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Capital Stock for any period of time exceeding the period of time (including with respect to any requirements that such period be applicable to other persons or entities) that such Holder has contractually agreed to in writing with the ~~Company~~Corporation.

(f) Registration Rights. To the extent that any shares of Common Stock are being offered for the account of selling stockholders in the Qualified Public Offering (an “Eligible Offering”), each Holder shall be permitted to participate in such Eligible Offering and to sell an Eligible Amount of the shares of Common Stock issuable upon conversion of such Holder’s Preferred Shares. The Corporation will, at least twenty (20) days prior to the filing of a registration statement with respect to an Eligible Offering, notify the Holders in writing of such Eligible Offering. Each Holder may elect to participate in such Eligible Offering (up to the Eligible Amount) by delivering written notice of such Holder’s election to the Corporation within five (5) days after the Corporation’s delivery of the notice provided under this Section 13(f). The right of any Holder to participate in an Eligible Offering shall be conditioned upon such Holder agreeing to: (i) sell its shares of Common Stock in the Eligible Offering on the basis provided in any customary underwriting arrangements and (ii) complete and execute all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangements. The registration rights provided by this Section 13(f) shall be junior to any registration rights granted to any other holder of the Corporation’s Equity Securities on or prior to the Investment Date and any registration rights granted after the Investment Date to the extent a written agreement evidencing such registration rights is executed by the parties and provides rights senior to those provided by this Section 13(f).

14. Preemptive Rights.

(a) Except with respect to any Exempt Equity Issuances or any offering of Capital Stock by the Corporation that is registered pursuant to the Securities Act, if the Corporation after the date hereof, proposes to issue or sell any Equity Securities, the Corporation will, at least twenty (20) days prior to the proposed issuance or sale but subject to applicable Federal and State laws, notify the Holders in writing (the “Issuance Notice”) of (i) the number and type of Equity Securities which the Corporation proposes to issue, the price thereof and the date on which such price shall be paid; (ii) all other material terms and conditions, including terms of condition of payment, relating to the proposed issuance or sale; (iii) the proportionate number of Equity Securities which each Holder shall have the right to purchase, which shall be equal to such Holder’s Pro Rata Share of such Equity Securities; and (iv) where the proposed purchasers of such Equity Securities are known, the identities of such proposed purchasers. Each Holder may elect to purchase all or any portion of its respective Pro Rata Share of the securities to be issued in such issuance or sale at the same price and on the same terms identified in the notice. If electing to participate, such Holder (an “Exercising Holder”) shall be required to purchase the same Equity Securities that are being issued by the Corporation and shall be entitled to make such purchase on the same terms and conditions, in each case as set forth in the Issuance Notice. Such Holder’s election to participate in any such transaction must be made in writing and be delivered to the Corporation ten (10) days after the Corporation’s delivery of the Issuance Notice; provided, that if there is a material change in the Corporation’s proposed terms or conditions of issuance or sale, a new Issuance Notice shall be provided to the Holders pursuant to this Section 14(a) and the Holders will have ten (10) days after the Corporation’s delivery of such new Issuance Notice with such revised terms to reconfirm such Holder’s intention to invest. To the extent any Holder does not elect to purchase all of its Pro Rata Share of the Equity Securities (a “Declining Holder”), the Exercising Holders shall be entitled to purchase the Equity Securities allocated to the Declining Holder, and the Corporation shall deliver to each Exercising Holder a written notice (the “Remaining Equity Notice”) not less than fifteen (15) days after the date of the Issuance Notice specifying the aggregate number of Equity Securities that all of the Declining Holders did not elect to purchase. Each Exercising Holder shall have the right to purchase additional Equity Securities, which right must be exercised not less than ten (10) days after delivery of the Remaining Equity Notice, by notifying the Corporation in writing (a “Second Exercise Notice”) of the maximum number of such Equity Securities that such Exercising Holder wishes to purchase. To the extent the aggregate number of shares sought to be purchased under the Second Exercise Notices is equal to or less than the number of Equity Securities set forth in the Remaining Equity Notice, each Holder delivering a Second Exercise Notice shall be entitled to purchase the number of Equity Securities set forth in such Holder’s Second Exercise Notice. To the extent the aggregate number of shares sought to be purchased under the Second Exercise Notices is greater than the number of Equity Securities set forth in the Remaining Equity Notice, such Equity Securities shall be allocated among the Holders on a pro rata basis based on their relative Pro Rata Share. If after notifying the Holders, the Corporation elects not to proceed with the issuance or sale, any elections made by such Holder shall be deemed rescinded. Notwithstanding anything to the contrary contained in this Section 14(a), if the consideration to be received by the Corporation with respect to the issuance of Equity Securities specified in the Issuance Notice is other than cash to be paid upon the issuance of the Equity Securities (that is, if the consideration would constitute so called “in kind” property), or if security is to be provided to secure the payment of any deferred portion of the purchase price, then any Holder exercising his, hers or its rights under this Section 14 may purchase such Equity Securities by making a cash payment at the time of the closing specified in the Issuance Notice in the amount of the reasonably equivalent value of the “in kind” property specified in the Issuance Notice and/or may provide reasonably equivalent security to that provided in the Issuance Notice. Such “reasonably equivalent value” or “reasonably equivalent security” shall be determined by the Board of Directors. In the event of any issuance or sale of any debt securities by the Corporation to any Significant Holder or any Affiliate of any Significant Holder, in whole or in part, other than any offering of debt securities by the Corporation that is registered pursuant to the Securities Act (a “Preemptive Debt Issuance”), such Preemptive Debt Issuance shall be treated in the same manner as an issuance of Equity Securities for purposes of the rights provided in this Section 14 and each Holder shall have the right to notice of, and to elect to participate in, such Preemptive Debt Issuance as if each reference to “Equity Securities” in this Section 14 were replaced with a reference to such debt securities. If, in connection with any issuance of Equity Securities or debt securities by the Corporation after the date hereof other than any Exempt Equity Issuance or any offering of Capital Stock or debt securities that is registered pursuant to the Securities Act, the Corporation grants any Significant Holder or any Affiliate of any Significant Holder (i) any new material right or contractual benefit which is in addition and/or supplemental to those rights and benefits of such Significant Holder that are in effect immediately prior to such issuance (and which is not granted as a condition of such issuance) or (ii) any additional securities (clauses (i) and (ii) each, an “Ancillary Right”) in connection with or relating to such Significant Holder’s ownership of Preferred Shares or shares of Series I Convertible Preferred Stock, as applicable, in each case which Ancillary Right (x) is not otherwise made available to the Holders that exercise their rights in full pursuant to this Section 14 and (y) does not arise out of a law, regulation, order or other legal circumstance that is applicable to such Significant Holder but not to such other Holders that exercise their rights in full, then each other Significant Holder shall be offered a Pro Rata Share of such Ancillary Right on the same terms and conditions as such Significant Holder or such Affiliate of such Significant Holder in the same manner as is provided in this Section 14, so long as such other Significant Holder participates in such issuance of Equity Securities or debt securities to the same extent on a pro rata basis as such Significant Holder or such Affiliate of such Significant Holder.

(b) If the Holders do not elect to purchase all of the Equity Securities proposed to be issued in such issuance or sale as described in Section 14(a), upon the expiration of the offering periods described in Section 14(a), the Corporation shall be entitled to sell any Equity Securities that the Holders have not elected to purchase during the one hundred and twenty (120) calendar days following such expiration at a price not less than, and on other terms and conditions either substantially the same as, or more favorable to the Corporation than, those set forth in the Issuance Notice. Any shares of Capital Stock offered or sold by the Corporation after such one hundred and twenty (120) day period (or, if prior to such one hundred and twenty (120) day period, at a price less than, or on other terms and conditions not substantially the same as, or more favorable to the Corporation than, those offered set forth in the Issuance Notice) must be reoffered to the Holders pursuant to the terms of this Section 14.

(c) Notwithstanding anything to the contrary contained in Section 14(a), in the event that the Board of Directors determines that time is of the essence in completing any issuance of Equity Securities pursuant to this Section 14, the Corporation may issue or sell Equity Securities without first complying with the terms of Section 14(a); provided that the terms of such issuance or sale shall require that, promptly following such issuance or sale, (i) the Corporation shall deliver an Issuance Notice to each Holder and (ii) each Holder shall have the right to purchase all or any part of the Equity Securities described in the Issuance Notice (whether pursuant to the resale of Equity Securities by the initial purchaser(s) of such Equity Securities or the issuance by the Corporation of additional Equity Securities) upon the terms, and subject to the conditions, set forth in Section 14(a).

15. Notices.

(a) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of the Corporation’s Equity Securities for the purposes of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any Equity Securities of any class or any other securities or property, or any other right, the Corporation shall mail to each Holder, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(b) Notices by the Corporation. Any notice required by the provisions of this Series H Certificate of Designation to be given to the Holders shall be deemed given if sent by U.S. nationally recognized overnight courier service, and addressed to each holder of record at his or her address appearing on the books of the Corporation.

16. Certain Definitions. As used in this Series H Certificate of Designation, the following terms shall have the following respective meanings:

“Affiliate” of, or a person or entity “Affiliated” with, a specified person or entity, is a person or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified. Notwithstanding the foregoing, for purposes hereof, the Corporation, its Subsidiaries and its other controlled Affiliates shall not be considered Affiliates of any Holder by reason of such person being a Holder.

“Appraiser” means a nationally recognized investment bank, financial advisor or valuation or appraisal firm selected by mutual agreement of the Corporation and Primary Investor (but only if Primary Investor continues to hold any Preferred Shares) as having appropriate experience in the Corporation’s industry in doing valuations of the nature required, which is independent of and not affiliated with the Corporation, Primary Investor, any other Holder participating in the relevant transaction or any of their respective Affiliates.

“Capital Stock” of any person or entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in the common stock or preferred stock of such person or entity, including, without limitation, partnership and membership interests.

“Change of Control” means (a) the sale, conveyance or disposition, including but not limited to any spin-off or in-kind distribution (a “Divestiture”), by the Corporation or by one or more of its Subsidiaries, of all or substantially all of the assets of the Corporation (on a consolidated basis) to any person or group

(other than the Corporation or its wholly-owned Subsidiaries and other than pursuant to a joint venture arrangement in which the Corporation, directly or indirectly, receives at least fifty percent (50%) of the equity and voting interests); (b) the effectuation of a transaction or series of related transactions in which more than thirty-five percent (35)% of the voting power of the Corporation is disposed of (other than (i) as a direct result of normal, uncoordinated trading activities in the Common Stock generally or (ii) solely as a result of the disposition by a stockholder of the Corporation to an Affiliate of such stockholder); (c) any merger, consolidation, stock or asset purchase, recapitalization or other business combination transaction (or series of related transactions) as a result of which the shares of Capital Stock entitled to vote generally in the election of directors and the Preferred Shares (treated on an as-converted basis) immediately prior to such transaction (or series of related transactions) are converted into and/or continue to represent (on an as-converted basis), in the aggregate, less than sixty-five percent (65%) of the total voting power of all shares of Capital Stock that are entitled to vote generally in the election of directors of the entity surviving or resulting from such transaction (or ultimate parent thereof); (d) a transaction or series of transactions in which any person, entity or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than thirty-five percent (35)% of the voting equity of the Corporation (other than the acquisition by a person, entity or “group” that is an Affiliate of or Affiliated with a person, entity or “group” that immediately prior to such acquisition, beneficially owned thirty-five percent (35)% or more of the voting equity of the Corporation) or (e) Pegasus ceases to beneficially own in the aggregate at least ten percent (10%) of the outstanding Capital Stock of the Corporation, on a fully-diluted basis.

“Compliance Certificate” means a certificate duly executed by a Responsible Officer substantially in the form of Exhibit A.

“Consolidated EBITDA” means, for any period, the net income (or loss) of the Corporation and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, plus, without duplication and solely to the extent reflected as a charge in the statement of such consolidated net income for such period, the sum of (a) income tax expense, (b) interest expense associated with Indebtedness, (c) depreciation and amortization, (d) amortization of intangibles (including, but not limited to, goodwill), (e) expenses related to the transactions consummated on the Investment Date and (f) non-recurring or extraordinary items.

“Conversion Price” means $1.18, subject to adjustment in accordance with the terms hereof.

~~“Co-Sale Rights” means the rights of Primary Investor, as set forth in that certain co-sale agreement, dated as of May 25, 2012, among Primary Investor, Pegasus and certain of their Affiliates.~~

“Eligible Amount” means with respect to any Holder, the “Eligible Amount” of shares of Common Stock equal to the product obtained by multiplying (a) the maximum number of shares of Common Stock that the underwriter(s) estimate(s) can be underwritten in connection with an Eligible Offering at a price range that is acceptable to the Corporation less any shares of Common Stock being offered by the Corporation or any other person or entity holding registration rights that are senior to those granted to the Holders in this Series H Certificate of Designation, by (b) a fraction, the numerator of which shall equal the number of shares of Common Stock issuable to such Holder upon the conversion of such Holder’s Preferred Shares, and the denominator of which shall equal the total number of shares of Common Stock issuable to all Holders upon conversion of such Holders’ Preferred Shares that are requested to be included in the Eligible Offering.

“Equity Securities” means any Capital Stock or any other equity securities of the Corporation and any of its Subsidiaries, whether now or hereafter authorized, and any instrument convertible into or exchangeable for any of the foregoing equity securities or equity security.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Equity Issuance” means the issuance of any Capital Stock of the Corporation: (i) upon the conversion or exercise of any options, warrants or rights to acquire securities of the Corporation which options, warrants or rights were (A) outstanding on the Investment Date (as certified by an officer of the Corporation to Primary Investor on the Investment Date), (B) issued as part of another Exempt Equity Issuance or (C) offered to the Holders pursuant to an Issuance Notice in compliance with Section 14(a) hereof; (ii) compensatory issuances to (A) the executives and directors of the Corporation in their capacity as such and (B) other employees of the Corporation in their capacity as such, in each case pursuant to an option, stock or other equity plan approved by the Board of Directors~~; provided, that the shares reserved to be issued under such plan(s) do not exceed in the aggregate three percent (3%) of the issued and outstanding shares of Common Stock at the time of adoption of such plan(s)~~; (iii) having a value of less than or equal to $15.0 million in the aggregate for all such issuances under this clause (iii), provided, that any such issuance must also be at a price per share (or equivalent security) greater than or equal to the Conversion Price; (iv) in a Qualified Public Offering; (v) for consideration in lieu of cash pursuant to the bona fide acquisition of another corporation or entity by the Corporation by consolidation, merger, purchase of all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other corporation or entity approved by the Board of Directors and by Primary Investor to the extent required (but only to the extent actually required) by Section 11(b) hereof, in each case the primary purpose of which is not to raise capital; (vi) in connection with a bona fide strategic commercial agreement or commercial relationship as determined by the Corporation and approved by the Board of Directors and by Primary Investor to the extent required (but only to the extent actually required) by Section 11(b) hereof, the primary purpose of which is not to raise capital; (vii) pursuant to any stock split or reverse stock split; (viii) upon the exercise by any Series G Holder of such holder’s conversion right as a result of the transactions consummated on the Investment Date; (ix) pursuant to the Series H/I Offering; provided, that any such sale is on terms no more favorable to the purchaser of Preferred Shares or shares of Series I Convertible Preferred Stock than the terms to Primary Investor pursuant to the Subscription Agreement, including that the purchase price for each Preferred Share shall be no less than the Stated Value; (x) upon the exercise by any Series I Holder of the preemptive rights granted pursuant to the terms of the Series I Certificate of Designation; (xi) upon the conversion of any shares of Series I Convertible Preferred Stock pursuant to the terms of the Series I Certificate of Designation; (xii) shares of Capital Stock of the Corporation issued upon conversion or exercise of the securities set forth in the foregoing clauses (i) – (xi); provided that “Exempt Equity Issuance” shall in no event include any issuance of Senior Liquidation Shares, or any issuance of Parity Liquidation Shares other than as provided in the foregoing clauses (viii) and (ix).

“Fair Market Value” means, as of any date, the value of a share of the Common Stock determined as follows: (a) if the Common Stock is publicly traded and is then listed on a national securities exchange, the volume weighted average closing price of the Common Stock on the ten (10) consecutive trading days immediately preceding (but not including) such date on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported by Bloomberg L.P.; (b) if the Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the volume weighted average closing price of the Common Stock on the ten (10) consecutive trading days immediately preceding (but not including) such date in the over-the-counter market as reported by Bloomberg L.P.; (c) if the Common Stock is neither listed nor admitted to trading on a national securities exchange or quoted in the over-the-counter market, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for the Common Stock for the ten (10) consecutive trading days immediately preceding (but not including) such date as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.); or (d) if none of the foregoing is applicable, by an Appraiser, which Appraiser shall be instructed to present its conclusions within thirty (30) days and to use one or more valuation methods that, in its best professional judgment, would be most appropriate to ascertain the price at which such Common Stock would change hands between a willing buyer and a willing seller, each having reasonable knowledge of relevant facts and neither being under any compulsion to act; provided that the valuation of the Corporation by Appraiser shall assume that the Corporation has continued ownership of its Subsidiaries and other properties and continued benefit of its contractual and other relationships and arrangements and shall take in to account other factors relevant to such valuation, including the prospects of the Corporation and its Subsidiaries, and the value of the estimated future earning of the Corporation and its Subsidiaries. All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

“Holder” means any holder of Preferred Shares, all of such holders being the “Holders.”

“Indebtedness” means, with respect to the Corporation and its Subsidiaries: (a) any liabilities for borrowed money or amounts owed or indebtedness issued in substitution for or exchange of indebtedness for borrowed money; (b) obligations evidenced by notes, bonds, debentures or other similar instruments; (c) obligations under leases (contingent or otherwise, as obligor, guarantor or otherwise) required to be accounted for as capitalized leases pursuant to generally accepted accounting principles; (d) obligations for amounts drawn and outstanding under acceptances, letters of credit, contingent reimbursement liabilities with respect to letters of credit or similar facilities; (e) any liability for deferred purchase price of property or services, contingent or otherwise, as obligor or otherwise, other than accounts payable incurred in the ordinary course of business and (f) any accrued and unpaid interest on, and any prepayment premiums, penalties or similar contractual charges in respect of, any of the foregoing.

“Investment Date” means the first issue date of the Preferred Shares.

“Junior Securities Distribution” means the declaration or payment on account of, or setting apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Liquidation Shares, or any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations, securities or other property, or the purchase or redemption by any entity directly or indirectly controlled by the Corporation of any of the Junior Liquidation Shares.

“Liquidation Amount” means the greater of (a) the Fair Market Value of the Optional Conversion Shares issuable to a Holder upon conversion of each Preferred Share on the applicable date of determination and (b) the Returned Value.

“Optional Conversion Shares” means the number of shares of Common Stock equal to the quotient obtained by dividing (a) the Stated Value of each Preferred Share by (b) the Conversion Price as in effect on the relevant Conversion Date.

“Parity Securities Distribution” means the declaration or payment on account of, or setting apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of (other than by conversion into or exchange for Junior Liquidation Shares), any Parity Liquidation Shares, or any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations, Common Stock, securities or other property, or the purchase or redemption by any entity directly or indirectly controlled by the Corporation of any of the Parity Liquidation Shares.

“Pegasus” means Pegasus Capital Advisors, L.P. and its Affiliates.

“Permitted Equity Issuance” means the issuance of any Capital Stock of the Corporation: (1) in an Exempt Equity Issuance pursuant to clause (i)(A), (i)(C), (ii)(B) (provided, that the shares reserved to be issued under such plan(s) do not exceed in the aggregate three percent (3%) of the issued and outstanding shares of Common Stock at the time of adoption of such plan(s)), (iii), (iv), (vii), (viii), (ix), (x) or (xi) of the definition of “Exempt Equity Issuance”, (2) in an Exempt Equity Issuance pursuant to clause (i)(B) of the definition of “Exempt Equity Issuance” to the extent relating to an Exempt Equity Issuance as described in the foregoing clause (1), and (3) in an Exempt Equity Issuance as described in clause (xii) of the definition of “Exempt Equity Issuance” to the extent relating to an Exempt Equity Issuance as described in the foregoing clauses (1) or (2); provided, that “Permitted Equity Issuance” shall in no event include any issuance of Senior Liquidation Shares, or any issuance of Parity Liquidation Shares other than as provided in clauses (viii) and (ix) of the definition of “Exempt Equity Issuance”.

“Permitted Transfer” means any Transfer by: (1) a Holder of all or any portion of the Preferred Shares: (a) to Primary Investor; (b) to Pegasus; (c) to the Corporation or any of the Corporation’s Subsidiaries, (d) pursuant to the exercise of the Primary Co-Sale Rights or the Secondary Co-Sale Rights; (e) in any transaction in which all or substantially all of the Equity Securities of the Corporation are Transferred pursuant to any reorganization, merger, consolidation or sale of the Corporation; (f) in a Qualified Public Offering; (g) pursuant to a tender or exchange offer pursuant to the Securities Act or the Exchange Act; (h) with respect to the Transfers by any party other than Primary Investor, with the prior written consent of the Corporation, such consent not to be unreasonably withheld, conditioned or delayed or (i) with respect to Transfers by Primary Investor, with the prior written consent of the Corporation; or (2) Primary Investor (a) pursuant to a pro rata in-kind distribution or dividend to the equityholders of Riverwood Capital Partners, L.P. (and any intermediary transfers amongst Affiliates of Primary Investor as part of giving effect thereto) who were equityholders of Riverwood Capital Partners, L.P. on May 25, 2102 (provided, that such distribution or dividend shall not result in a Transfer to any such equityholder of more than 15% of the ~~Company~~Equity Securities held by Primary Investor as of the date hereof; provided, further, that such distribution or dividend shall not be structured so as to avoid the occurrence or triggering of a Change of Control) or (b) to any Affiliate or direct or indirect equityholder of Primary Investor; (3) Zouk to any Affiliate or direct or indirect equityholder of Zouk; or (4) Portman to any Affiliate or direct or indirect equityholder of Portman.

“Portman” means the Portman Limited and its Affiliates.

“Primary Co-Sale Rights” means the rights set forth in that certain co-sale agreement, dated as of September 25, 2012, among Primary Investor, Pegasus, Zouk, Portman and certain of their Affiliates.

“Primary Investor” means RW LSG Holdings LLC and its Affiliates.

“Primary Investor Rights” means those rights provided to Primary Investor pursuant to Section 5(a)(i)(A), Section 5(e), Section 10(~~b~~c)(i) and Section 11(b) hereof.

“Pro Rata Share” means, with respect any Holder, the quotient (in percentage terms) obtained by dividing (i) the number of shares of Common Stock and shares of Common Stock Equivalents owned by such Holder at the time of determination and (ii) the number of shares of Common Stock and Common Stock Equivalents issued and outstanding at the time of such determination. For purposes of determining each Holder’s Pro Rata Share, the number of Common Stock Equivalents shall include the number of shares of Common Stock that would be issuable upon the conversion of the applicable Preferred Shares.

“Qualified Public Offering” means a firmly committed underwritten public offering of the Common Stock on The NASDAQ Stock Market or the New York Stock Exchange pursuant to an effective registration statement filed under the Securities Act, where (a) the gross proceeds received by the Corporation and any selling stockholders in the offering are no less than $100 million and (b) the market capitalization of the Corporation immediately after consummation of the offering is no less than $500 million.

“Redemption Event” means (a) any default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Corporation or any of its Subsidiaries, whether such Indebtedness now exists, or is created after the Investment Date, if that default: (i) is caused by a failure to pay the principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of any grace period provided pursuant to the terms of such Indebtedness on the date of such default and (x) the aggregate amount unpaid equals $10.0 million or more or (y) the principal amount of such Indebtedness aggregates to $15.0 million or more; or (ii) results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of such Indebtedness aggregates to $8.0 million or more; provided, that if such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of ten (10) days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, no Redemption Event shall be deemed to have occurred; (b) any material breach or default under this Series H Certificate of Designation; provided, that if such breach or default is cured or waived within a period of ten (10) days from the continuation of such breach or default beyond any applicable grace period, no Redemption Event shall be deemed to have occurred; and (c) any material breach of default under the certificate of designation with respect to the Corporation’s Series G Preferred Stock, the Series I Certificate of Designation or the certificate of designation with respect to any other series of preferred stock of the Corporation (other than the Series), in each case to the extent outstanding; provided, that in the case of this clause (c), if such breach or default is cured or waived within a period of ten (10) days from the continuation of such breach or default beyond any applicable grace period, no Redemption Event shall be deemed to have occurred.

“Responsible Officer” means either the Chief Executive Officer or Chief Financial Officer of the Corporation.

“Returned Value” means with respect to each Preferred Share, if the Triggering Event occurs (i) on or prior to the one (1) year anniversary of the Investment Date, an amount equal to the product obtained by multiplying (A) the Stated Value thereof by (B) 1.5; (ii) subsequent to the one (1) year anniversary of the Investment Date and on or prior to the two (2) year anniversary of the Investment Date, an amount equal to the product obtained by multiplying (A) the Stated Value thereof by (B) 1.75; and (iii) subsequent to the two (2) year anniversary of the Investment Date, an amount equal to the product obtained by multiplying (A) the Stated Value thereof by (B) 2.0.

“Secondary Co-Sale Rights” means the rights set forth in that certain co-sale agreement, dated as of September 25, 2012, among Primary Investor, Zouk, Portman and certain of their Affiliates

“Securities Act” means the Securities Act of 1933, as amended.

“Series G Holder” means any holder of the Corporation’s outstanding shares of Series G Preferred Stock.

“Series H Certificate of Designation” means this Certificate of Designation of Preferred Stock to be designated Series H Convertible Preferred Stock.

“Series H/I Offering” means the sale of up to 31,000 Preferred Shares or shares of Series I Convertible Preferred Stock (each, as adjusted for any Reclassification of the Preferred Shares) or any combination thereof by the Corporation after the Investment Date but on or prior to the four (4) month anniversary thereof.

“Series I Certificate of Designation” means the Certificate of Designation of Series I Convertible Preferred Stock of the Corporation, as filed with the Secretary of State of the State of Delaware and as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Series I Holder” means any holder of the Corporation’s outstanding shares of Series I Convertible Preferred Stock.

“Significant Holder” means, as of the applicable date of determination, (i) Primary Investor so long as Primary Investor continues to beneficially own at least 2,500 Preferred Shares (as adjusted for any Reclassification of Preferred Shares); (ii) Primary Investor (as such term is defined in the Series I Certificate of Designation), so long as such Primary Investor continues to beneficially own at least 2,500 shares of the Corporation’s Series I Convertible Preferred Stock (as adjusted for any reclassification of such shares of Series I Convertible Preferred Stock); (iii) any Holder that beneficially owns at least 20,000 Preferred Shares (as adjusted for any Reclassification of the Preferred Shares); and (iv) any Series I Holder that beneficially owns at least 20,000 shares of the Corporation’s Series I Convertible Preferred Stock (as adjusted for any reclassification of such shares of Series I Convertible Preferred Stock).

“Stated Value” means, with respect to a Preferred Share, $1,000 (as adjusted for any Reclassification of the Preferred Shares).

“Subscription Agreement” means that certain Preferred Stock Subscription Agreement entered into on May 25, 2012 by and between the Corporation, RW LSG Holdings LLC, and certain parties signatories thereto, as may be amended or modified from time to time in accordance with its terms.

“Subsidiary” means any corporation, partnership, trust, association, limited liability company or other entity owned or controlled by the Corporation, or in which the Corporation, directly or indirectly, owns a majority of the Capital Stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition, whether directly or indirectly and whether through one or a series of transactions, and, as a verb, voluntarily or involuntarily to transfer, sell, pledge or hypothecation or otherwise dispose of, whether directly or indirectly and whether through one or a series of transactions.

“Triggering Event” means any Change of Control, Redemption Event, Liquidation Event or the delivery of a Redemption Notice pursuant to the exercise of the Optional Redemption Right or the Contingent Redemption Right.

“Zouk” means Cleantech Europe II (A) LP, Cleantech Europe II (B) LP and their Affiliates.

[signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its undersigned Chief Financial Officer as of ~~May 25,~~[                    ], 2013.

LIGHTING SCIENCE GROUP CORPORATION

By:
Name:
Title:

Signature Page to Series H Certificate of Designation

~~Execution Version~~

AMENDED AND RESTATED

CERTIFICATE OF DESIGNATION

OF

SERIES I CONVERTIBLE PREFERRED STOCK

OF

LIGHTING SCIENCE GROUP CORPORATION

~~To Be Designated~~

~~Series I Convertible Preferred Stock~~

Pursuant to Section ~~151(g)~~242 of the

General Corporation Law of the State of Delaware

~~The undersigned DOES HEREBY CERTIFY that the following resolution was duly adopted by the Board of Directors (the “Board of Directors”) of~~ Lighting Science Group Corporation, a ~~Delaware~~ corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), ~~at a meeting duly convened and held, at which a quorum was present and acting throughout~~in accordance with the provisions of Section 242 thereof, hereby certifies as follows:

~~RESOLVED, that pursuant to the authority conferred on the Board of Directors by the Corporation’s Certificate of Incorporation, the issuance of a series of preferred stock, par value $0.001 per share, of the Corporation which shall consist of 90,000 shares of preferred stock be, and the same hereby is, authorized, and each of the Chief Executive Officer, the Chief Financial Officer and the Secretary of the Corporation be, and each hereby is, authorized and directed to execute and file with the Secretary of State of the State of Delaware a Certificate of Designation of Preferred Stock of the Corporation setting forth a copy of this resolution fixing the designation, powers, preferences and rights of the shares of such series, and the qualifications, limitations or restrictions thereof (in addition to the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, set forth in the Corporation’s Certificate of Incorporation which may be applicable to the Corporation’s preferred stock), as follows:~~FIRST : That pursuant to the authority conferred upon the Board of Directors (the “Board of Directors”) of the Corporation in accordance with the Amended and Restated Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), and the Amended and Restated Bylaws of the Corporation, as amended to date (the “Bylaws”), the Board of Directors has duly adopted a resolution amending and restating the rights of the Series I Convertible Preferred Stock, declaring said amendment and restatement to be advisable and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders of the Corporation therefor:

RESOLVED, that the rights set forth in the Certificate of Designation of Series I Convertible Preferred Stock (the “Certificate of Designation”), are hereby amended and restated as follows:

1. Number of Shares; Designation. A total of 90,000 shares (the “Preferred Shares”) of preferred stock, par value $0.001 per share, of the Corporation ~~are hereby~~have been designated as Series I Convertible Preferred Stock (the “Series”).

2. Rank. The Series shall, with respect to payment of dividends, distributions and rights (including to redemption payments) upon liquidation, dissolution or winding-up of the affairs of the Corporation, rank:

(a) Senior and prior to (i) the Series G Preferred Stock of the Corporation; (ii) the Common Stock, par value $0.001 per share, of the Corporation (the “Common Stock”), and all other equity securities of the Corporation (including warrants and other securities exercisable, convertible or exchangeable into or for shares of Common Stock (“Common Stock Equivalents”)), outstanding as of the Investment Date, other than any shares of the Corporation’s Series H Convertible Preferred Stock outstanding on the Investment Date or issued in accordance with the terms hereof; and (iii) any additional class or series of stock which may in the future be issued by the Corporation and is designated in the amendment to the Corporation’s Certificate of Incorporation or the certificate of designation establishing such additional class or series of stock as ranking junior to the Preferred Shares or which does not state they are Parity Liquidation Shares (as defined below) or Senior Liquidation Shares (as defined below). Any shares of the Corporation’s Capital Stock that are junior to the Preferred Shares with respect to dividends, distributions and rights (including to redemption payments) upon liquidation, dissolution or winding up of the affairs of the Corporation, including upon a Liquidation Event (as defined below), are hereinafter referred to as “Junior Liquidation Shares.”

(b) Pari passu with the Series H Convertible Preferred Stock of the Corporation and any additional class or series of stock which may in the future be issued by the Corporation in accordance with the terms hereof and is expressly designated in the amendment to the Corporation’s Certificate of Incorporation or the certificate of designation establishing such additional class or series of stock as ranking equal to the Preferred Shares. Any shares of the Corporation’s Capital Stock that rank equal to the Preferred Shares with respect to dividends, distributions and rights (including to redemption payments) upon liquidation, dissolution or winding-up of the affairs of the Corporation, including upon a Liquidation Event, are hereinafter referred to as “Parity Liquidation Shares.”

(c) Junior to any additional class or series of stock which may in the future be issued by the Corporation in accordance with the terms hereof and is expressly designated in the amendment to the Corporation’s Certificate of Incorporation or the certificate of designation establishing such additional class or series of stock as ranking senior to the Preferred Shares. Any shares of the Corporation’s Capital Stock that rank senior to the Preferred Shares with respect to dividends, distributions and rights (including to redemption payments) upon liquidation, dissolution or winding up of the affairs of the Corporation, including upon a Liquidation Event, are hereinafter referred to as “Senior Liquidation Shares.”

3. Dividends.

(a) Each Holder shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends for each Preferred Share, dividends of the same type as any dividends or other distribution, whether in cash, in kind or in other property, payable or to be made on outstanding shares of Common Stock, in an amount equal to the amount of such dividends or other distribution as would be made on the number of shares of Common Stock equal to the number of Optional Conversion Shares issuable to each Holder on the applicable record date for such dividends or other distribution on the Common Stock (the “Dividends”).

(b) Any Dividends shall be payable to each Holder at the same time as and when such dividend or other distribution on Common Stock is paid to the holders of Common Stock and shall be payable to each Holder on the record date for the corresponding dividend or distribution on the Common Stock; provided, that no dividend or distribution on Common Stock shall be made to any holders of Common Stock unless the Dividends are paid (or are concurrently being paid) to all Holders pursuant to this Section 3.

(c) The Preferred Shares shall not be entitled to any dividend, whether payable in cash, in kind or other property, in excess of or in any instance other than the Dividends as provided in this Section 3.

(d) So long as any Preferred Shares remain outstanding, the Corporation shall not, directly or indirectly, make any Parity Securities Distribution or Junior Securities Distribution, other than (i) as may be required pursuant to that certain letter agreement dated January 17, 2012 between the Corporation and LSGC Holdings LLC, as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, including Section 11(b) (the “LSGC Holdings Letter Agreement”) in an amount not exceeding $16.3 million in the aggregate; (ii) for the redemption of the Series H Convertible Preferred Stock pursuant to an exercise of the Optional Redemption Right (as defined in the Series H Certificate of Designation as in effect on the Investment Date) or (iii) with respect to any other Parity Securities Distribution, to the extent that such distribution is made in accordance with the requirements of Section 11(b) and the Holders participate in such Parity Securities Distribution in exactly the same manner, to the same extent and in the same proportions (on an as converted basis) as all other Parity Liquidation Shares.

4. Conversion.

(a) Conversion at Option of Holder. Each Preferred Share shall be convertible, at the option of the Holder thereof, at any time and from time to time, into the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to the number of Optional Conversion Shares issuable with respect to each Preferred Share (subject to Section 4(e)). In the event of a Liquidation Event, the conversion rights provided by this Section 4(a) shall terminate at the close of business on the last full day preceding the date fixed for payment of any amounts distributable on such Liquidation Event to the Holders.

(b) Procedures for Conversion at Option of Holder. Each Holder shall effect an optional conversion pursuant to Section 4(a) by providing the Corporation with a written conversion notice specifying (i) the number of Preferred Shares to be converted and (ii) the date on which such conversion is to be effected (such date, the “Conversion Date”), which conversion date and time shall not be prior to the date such Holder delivers such notice to the Corporation nor more than twenty (20) business days thereafter. If no Conversion Date is specified in a notice of conversion, the Conversion Date shall be the date that such notice of conversion to the Corporation is deemed delivered to the Corporation hereunder. To effect any conversion of the Preferred Shares, each Holder shall surrender the certificate(s) representing such Preferred Shares to the Corporation. Any Preferred Shares converted into Common Stock pursuant to the terms hereof shall be canceled and shall not be reissued. As soon as practicable after the Conversion Date and the surrender of the certificate(s) representing Preferred Shares, the Corporation shall issue and deliver to each such Holder or its nominee, at such Holder’s address as it appears on the books of the Corporation, a certificate(s) for the number of Optional Conversion Shares. Such conversion shall be deemed to have been made on the Conversion Date, and the Holder entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on the Conversion Date. Unless a Holder converts all of its Preferred Shares pursuant to an Optional Conversion, the Corporation shall, as soon as practicable and in no event later than five (5) business days after the Conversion Date and at its own expense, issue a new certificate evidencing the number of Preferred Shares owned by such Holder after giving effect to the Preferred Shares converted on the Conversion Date.

(c) Conversion at the Option of the Corporation. At any time on or after the first date that (x) Primary Investor no longer beneficially owns any Preferred Shares and (y) fewer than 5,000 Preferred Shares remain outstanding in the aggregate (as adjusted for any Reclassification (as defined below) of the Preferred Shares), then at the Corporation’s option and election, all outstanding Preferred Shares, in whole but not in part, may be converted automatically into the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to the number of Optional Conversion Shares with respect to all outstanding Preferred Shares (subject to Section 4(e)). The Corporation shall effect an optional conversion pursuant to this Section 4(c) by mailing a written conversion notice to each Holder at the address of record on the books of the Corporation specifying (i) the Conversion Date, which conversion date and time shall not be prior to fifteen (15) days after the date the Corporation delivers such notice, and (ii) (A) that at any time prior to the Conversion Date, each Holder shall have the right in lieu of conversion to exercise its right to redeem such Preferred Shares for an amount in cash equal to the Liquidation Amount with respect thereto in the same manner as upon receipt of a Contingent Redemption Notice pursuant to Section 5(a)(ii), and (B) the Redemption Date with respect to any such Redemption (as defined below), which Redemption Date shall be no more than sixty (60) days after the Conversion Date. For the avoidance of doubt, the Corporation shall not have the right to effect an optional conversion pursuant to this Section 4(c) so long as Primary Investor continues to beneficially own any Preferred Shares.

(d) Automatic Conversion. Upon the date on which a Qualified Public Offering is consummated (the “Forced Conversion Date”), each Preferred Share shall automatically be converted (a “Forced Conversion”), into the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock equal to the greater of (1) the number of Optional Conversion Shares issuable with respect to each Preferred Share (subject to Section 4(e)) or (2) the quotient obtained by dividing (I) the Returned Value by (II) the price per share of Common Stock paid by the public in such Qualified Public Offering. All outstanding Preferred Shares shall, on the Forced Conversion Date, be converted into Common Stock for all purposes, notwithstanding the failure of any Holder thereof to surrender any certificate representing such shares on or prior to such date. On and after the Forced Conversion Date, (w) no Preferred Shares shall be deemed to be outstanding or be transferable on the books of the Corporation; and (x) each Holder, as such, shall not be entitled to receive any dividends or other distributions, to receive notices or to vote such Preferred Shares or to exercise or enjoy any other powers, preferences or rights in respect thereof, other than (y) the right, upon surrender of the certificate(s) representing such Preferred Shares, to receive a certificate(s) for the shares of Common Stock into which such shares have been converted, and (z) all dividends accrued and unpaid with respect to Preferred Shares accrued up to and including the Forced Conversion Date. On the Forced Conversion Date, all such Preferred Shares shall be retired and cancelled and shall not be reissued.

(e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of any Preferred Shares. In lieu of any fractional share to which any Holder would otherwise be entitled, based on the number of Preferred Shares of such Holder being converted in a single or series of related transactions, the Corporation shall issue a number of shares of Common Stock to such Holder rounded up to the nearest whole number of shares of Common Stock. No cash shall be payable to any Holder upon conversion of Preferred Shares.

5. Redemption.

(a) Redemption Right at Option of Holders.

(i) At any time on or after ~~the forty-two (42) month anniversary of the Investment Date,~~September 25, 2015, subject to this Section 5, (A) so long as Primary Investor continues to beneficially own any Preferred Shares, Primary Investor shall, and (B) in the event that Primary Investor ceases to own any Preferred Shares, each Holder shall, have the right at any time thereafter to require the Corporation to redeem all or a portion of such Holder’s Preferred Shares for an amount in cash equal to the Liquidation Amount of such Preferred Shares (the “Optional Redemption Right”).

(ii) In the event that Primary Investor elects to exercise its Optional Redemption Right pursuant to Section 5(a)(i)(A) and delivers a Redemption Notice (as defined below) whereby it elects to exercise its Optional Redemption Right, all other Holders shall, subject to this Section 5(a)(ii), have the right (a “Contingent Redemption Right”) to have all or any portion of their Preferred Shares redeemed for an amount in cash equal to the Liquidation Amount of such Preferred Shares. The Corporation shall mail to each Holder (other than Primary Investor) at the address of record on the books of the Corporation a written notice (a “Contingent Redemption Notice”) of such Contingent Redemption Right not later than ten (10) days following the Corporation’s receipt from Primary Investor of the Redemption Notice triggering such Contingent Redemption Right. Each Holder shall have ten (10) days from the date of receipt of any Contingent Redemption Notice to deliver a Redemption Notice to the Corporation electing to exercise its Contingent Redemption Right; provided, that the Redemption Date (as defined below) for such Redemption (as defined below) shall be the Redemption Date selected by Primary Investor in the Redemption Notice triggering the Contingent Redemption Right. If for any or no reason at all, Primary Investor withdraws the Redemption Notice triggering the Contingent Redemption Right prior to the Redemption Date related thereto, the Holders shall no longer have the right to redeem Preferred Shares on such Redemption Date.

(b) Redemption Event. Upon the occurrence of a Redemption Event, the Corporation shall provide each Holder with written notice thereof not later than ten (10) days following discovery by the Corporation of such Redemption Event. Upon receipt of notice of a Redemption Event, each Holder shall, subject to this Section 5, have the right to require the Corporation to redeem all or a portion of such Holder’s Preferred Shares for an amount in cash equal to the Liquidation Amount, which right shall terminate upon the Corporation’s satisfaction or cure of the obligation or obligations giving rise to the Redemption Event or any waiver thereof.

(c) Limitations on Redemption. Any redemption of Preferred Shares pursuant to this Section 5 or Section 6 (a “Redemption”) shall be payable out of any cash or surplus available therefor under applicable Delaware law, and if there is not a sufficient amount of cash or surplus available, then out of the remaining assets of the Corporation available therefor under applicable Delaware law (valued at the fair market value thereof on the date of payment, as determined by the Board of Directors). At the time of a Redemption, the Corporation shall take all actions required or permitted under Delaware law to permit the Redemption of the Preferred Shares, including, without limitation, through the revaluation of its assets in accordance with Delaware law, to make funds available under applicable Delaware law for such Redemption or to determine the existence of sufficient surplus. Notwithstanding anything to the contrary herein, the Corporation shall not be permitted or required to redeem any Preferred Shares for so long as such Redemption would result in an event of default under: (x) that certain Second Lien Letter of Credit, Loan and Security Agreement, dated September 20, 2011, by and among the Corporation, as borrower, the guarantors and lenders party from time to time thereto and Ares Capital Corporation, as agent; (y) that certain Loan and Security Agreement, dated as of November 22, 2010, by and among the Corporation, the guarantors and lenders from time to time party thereto, Wells Fargo Bank, National Association, as agent, (or its successor) and Wells Fargo Capital Finance, LLC, as sole lead arranger, manager and bookrunner (or its successor) (together, (x) and (y), the “Credit Facilities”); or (z) any amendments or restatements of, supplements to, or new facility or facilities entered into in replacement of, the Credit Facilities in accordance with the terms hereof, including Section 11(b) (to the extent applicable).

(d) Redemption Procedures. Primary Investor shall effect a Redemption pursuant to this Section 5 and each Holder shall effect a Redemption pursuant to Section 5(a)(i)(B), 5(a)(ii) or 5(b) by providing the Corporation with a written Redemption notice (a “Redemption Notice”) specifying: (i) the number of Preferred Shares to be redeemed and (ii) the date on which such Redemption is to be effected (the “Redemption Date”), which Redemption Date and time shall: (A) with respect to the Optional Redemption Right (and any Contingent Redemption Right triggered thereby), not be prior to sixty (60) days after delivery of such Redemption Notice to the Corporation nor more than one hundred eighty (180) days thereafter; or (B) with respect to a Redemption effected pursuant to Section 5(b), not be prior to the date and time of delivery of such Redemption Notice to the Corporation nor more than twenty (20) business days thereafter. To effect a Redemption of the Preferred Shares, a Holder shall surrender the certificate(s) representing such Preferred Shares to the Corporation. On the Redemption Date, the Corporation shall pay the Liquidation Amount by check to the order of the record holder of the Preferred Shares or, if instructions are provided therefore in the Redemption Notice, by wire transfer of immediately available funds. Unless all of a Holder’s Preferred Shares are redeemed on the Redemption Date, the Corporation shall, as soon as practicable and in no event later than five (5) business days after the Redemption Date and at its own expense, issue a new certificate evidencing the number of Preferred Shares owned by such Holder after giving effect to the Preferred Shares redeemed on the Redemption Date. Any Preferred Shares redeemed pursuant to the terms hereof shall be canceled and shall not be reissued.

(e) Other than with respect to the Optional Redemption Right and the Contingent Redemption Right set forth in Section 5(a), in no event shall the Corporation or any of its Subsidiaries redeem, purchase or acquire any Preferred Shares from one or more Holders unless the Corporation (or the applicable Subsidiary) irrevocably offers to simultaneously redeem, purchase or acquire a pro rata amount of Preferred Shares from each other Holder on the same terms.

6. Change of Control.

(a) Except to the extent Section 9(b) applies, upon consummation of a Change of Control, the Corporation shall immediately (and in any event within two (2) business days) make an offer in writing to each Holder to redeem all of the outstanding Preferred Shares for cash equal to the aggregate Liquidation Amount with respect to such Preferred Shares.

(b) Upon a Change of Control, the Corporation shall give to each Holder notice (the “Change of Control Notice”) of the occurrence of the Change of Control and of the Holder’s right to receive the Liquidation Amount as a result of such Change of Control (the “Repurchase Right”). The Change of Control Notice shall be mailed to each Holder at the address of record on the books of the Corporation and shall state (i) the date on which the Preferred Shares shall be repurchased (the “Repurchase Date”); (ii) the date by which the Repurchase Right must be exercised, which date shall be no earlier than twenty (20) days after the delivery by the Corporation of the Change of Control Notice (the “Repurchase Right Expiration Date”); (iii) the Liquidation Amount; and (iv) a description of the procedures a Holder must follow to exercise the Repurchase Right.

(c) To exercise the Repurchase Right, a Holder shall deliver to the Corporation, on or before the Repurchase Right Expiration Date, a written notice specifying the number of Preferred Shares to be repurchased by the Corporation. Each Holder shall retain the right to convert Preferred Shares at any time on or prior to the Repurchase Date, or to withdraw an election to have such shares repurchased at any time on or prior to the Repurchase Date.

(d) Notwithstanding anything herein to the contrary, the Corporation shall comply with all requirements under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the Repurchase Right as a result of a Change of Control. No failure by the Corporation to give the Change of Control Notice and no defect in any Change of Control Notice shall limit any Holder’s right to exercise its Repurchase Right or affect the validity of the proceedings for the repurchase of Preferred Shares.

7. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation (a “Liquidation Event”), the Holders shall be entitled to receive and to be paid out of the assets of the Corporation, the Liquidation Amount of the Preferred Shares held by them; provided, that the Holders (i) shall not be entitled to receive the Liquidation Amount of the Preferred Shares held by them until the liquidation value of any and all Senior Liquidation Shares shall have been paid in full, and (ii) shall be entitled to receive the Liquidation Amount of such shares held by them in preference to and in priority over any distributions upon any Junior Liquidation Shares. Upon payment in full of the then present Liquidation Amount to which the Holders are entitled, the Holders will not be entitled to any further participation in any distribution of assets by the Corporation and the Preferred Shares held by such Holders shall be deemed redeemed and cancelled. If the assets of the Corporation are not sufficient to pay in full the then present Liquidation Amount payable to the Holders and the liquidation value payable to the holders of any Parity Liquidation Shares, the holders of all such shares shall share ratably in such distribution of assets in accordance with the amounts that would be payable on the distribution if the amounts to which the Holders and the holders of any Parity Liquidation Shares are entitled were paid in full. For purposes of this Section 7, a Change of Control (in and of itself) shall not be deemed a Liquidation Event (it being understood that an actual liquidation, dissolution or winding up of the Corporation in connection with a Change of Control will be subject to this Section 7).

8. Status and Reservation of Shares.

(a) Status. All Preferred Shares that are at any time converted pursuant to Section 4 or redeemed or repurchased pursuant to Sections 5, 6 or 7, and all Preferred Shares that are otherwise reacquired by the Corporation and subsequently canceled by the Board of Directors, shall be retired and shall not be subject to reissuance and shall be automatically returned to the status of authorized and unissued shares of preferred stock of the Corporation, available for future designation and issuance pursuant to the terms of the Corporation’s Certificate of Incorporation.

(b) Reservation. On and after the Investment Date, the Corporation shall at all times reserve and keep available out of any stock held as treasury or out of its authorized but unissued Common Stock, or both, solely for the purpose of effecting optional conversions or the Forced Conversion, no less than the aggregate number of shares of Common Stock equal to the product obtained by multiplying (a) the Optional Conversion Shares by (b) the aggregate number of issued and outstanding Preferred Shares. All shares of Common Stock issued upon conversion of the Preferred Shares will, upon issuance by the Corporation, be duly and validly issued, fully paid and nonassessable, not issued in violation of any preemptive rights arising under law or contract and free from all taxes, liens and charges with respect to the issuance thereof, and the Corporation shall take no action which will cause a contrary result.

9. Certain Adjustments.

(a) Stock Reclassifications, Splits and Dividends. If the Corporation, at any time while any Preferred Shares remain outstanding, shall undertake any reclassification, stock split, reverse stock split, stock dividend, subdivision, combination, consolidation, recapitalization or any similar proportionately-applied change (collectively, a “Reclassification”) of outstanding shares of Common Stock (other than a change in, of, or from par value), then the Conversion Price shall be adjusted such that each Holder shall thereafter be entitled to purchase the kind and amount of shares of Common Stock and/or other Capital Stock and/or property that such Holder of outstanding Preferred Shares would have been entitled to acquire immediately prior to such Reclassification as if such Preferred Shares were converted to Common Stock immediately prior to such Reclassification. Any adjustment made pursuant to this Section 9(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

(b) Mergers or Consolidations. If at any time or from time to time prior to a conversion pursuant to Section 4(a) or Section 4(c) there is a merger, consolidation or similar capital reorganization of the Common Stock (each a “Reorganization”), then as part of such Reorganization, provision shall be made so that each Holder of outstanding Preferred Shares at the time of such Reorganization shall thereafter be entitled to receive, upon conversion of such Preferred Shares and in lieu of Common Stock, the Capital Stock or property that such Holder of outstanding Preferred Shares would have been entitled to receive in such Reorganization as if such Preferred Shares were converted to Common Stock immediately prior to such Reorganization, subject to adjustment in respect of such Capital Stock by the terms thereof. In any such case, the resulting or surviving entity (if not the Corporation) shall expressly assume the obligations to deliver, upon such conversion, such Capital Stock or property as the Holders of Preferred Shares remaining outstanding (or of other convertible preferred stock received by such Holders in place thereof) shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion rights as provided above. If this Section 9(b) applies to a Reorganization, Section 9(a) shall not apply to such Reorganization.

10. Voting Rights; Board Designees.

(a) Generally. Unless otherwise provided by any Federal or State law, the Corporation’s Certificate of Incorporation, the Corporation’s Bylaws, this Section 10 or Section ~~11,~~11 hereof, the Holders shall not have the right to vote for the election of directors or on any other matters presented to the Corporation’s stockholders for action by their written consent or at any annual or special meeting of stockholders. On any matter on which the Holders are entitled by any Federal or State law, under the Corporation’s Certificate of Incorporation or Bylaws or pursuant to this Section 10 or Section 11 hereof to vote separately as a class, each such Holder shall be entitled to one vote for each Preferred Share held and such matter shall be determined by a majority of the Preferred Shares voting on such matter. Notwithstanding the foregoing but subject to the last sentence of Section 11(a) hereof, for so long as Primary Investor beneficially owns at least 10,000 Preferred Shares (as adjusted for any Reclassification of the Preferred Shares) (or (x) the equivalent number of those certain shares of Common Stock, as adjusted for any Reclassification thereof, issued upon conversion thereof on an as-converted basis and (y) at least one Preferred Share), the vote, consent, approval, waiver or authorization of Primary Investor on any matter, including without limitation, any matter on which the Holders are entitled by any Federal or State law (other than as may be required by Section 242(b)(2) of the Delaware General Corporation Law), under the Corporation’s Certificate of Incorporation or Bylaws or pursuant to this Series I Certificate of Designation to vote separately as a class, shall be, and shall be deemed to be, the vote, consent, approval, waiver or authorization of all of the Preferred Shares and the holders of all of the Preferred Shares; provided, that Primary Investor shall not, without the consent of each adversely affected Holder, act to amend this Series I Certificate of Designation so as to alter the terms of the Preferred Shares of any Holder in a manner different from the other Holders with respect to their Preferred Shares or otherwise specifically targeting and materially and adversely affecting any such Holder with respect to its Preferred Shares in a manner different from the other Holders with respect to their Preferred Shares; provided, further, that in addition, the consent of Holders of a majority of the Preferred Shares then outstanding, subject to the rights and privileges of Holders expressly set forth herein, is also required to waive any or all obligations of the ~~Company~~Corporation in respect of a Redemption Event or upon a Change of Control (and for the avoidance of doubt, the foregoing shall not restrict the ability of the ~~Company~~Corporation and the Primary Investor to effect a Reorganization that complies with the terms and provisions of Section 9(b) in all respects). The foregoing sentence may not be amended without the consent of each Holder of Preferred Shares.

(b) Board Designees.

(i) So long as Primary Investor continues to beneficially own at least 2,500 Preferred Shares (as adjusted for any Reclassification of the Preferred Shares) (or the equivalent number of those certain shares of Common Stock, as adjusted for any Reclassification thereof, issued upon conversion thereof on an as-converted basis), to the fullest extent permitted by the Exchange Act, the rules of any national securities exchange or over-the-counter market on which the Common

Stock is listed or traded and any other applicable Federal and State laws, Primary Investor, voting separately on behalf of the Preferred Shares as a class, shall be entitled at any annual or special meeting of the Corporation’s stockholders involving the election of directors of the Corporation, and at all other times at which stockholders of the Corporation will have the right to or will vote for or render consent in writing regarding the election of directors of the Corporation, to elect a number of directors to the Board of Directors equal to the greater of: (A) two (2) directors and (B) the number of directors (rounded to the nearest whole number) equal to the product obtained by multiplying (1) the total number of directors that constitute the whole Board of Directors by (2) Primary Investor’s Pro Rata Share. Subject to the Exchange Act, the rules of any national securities exchange or over-the-counter market on which the Common Stock is listed or traded and any other applicable Federal and State laws, one (1) Series I Director (as defined below) elected pursuant to this Section 10(b)(i) shall be appointed to the audit committee of the Board of Directors.

(ii) In the event that Primary Investor no longer has designee rights pursuant to Section 10(b)(i), so long as the Preferred Shares, on an as-converted basis, represent at least ten percent (10%) or more of the Corporation’s outstanding Capital Stock, the Holders of the Preferred Shares, voting separately as a class, shall be entitled at each any annual or special meeting of the Corporation’s stockholders involving the election of directors of the Corporation, and at all other times at which stockholders of the Corporation will have the right to or will vote for or render consent in writing regarding the election of directors of the Corporation, to elect one (1) director to the Board of Directors.

(iii) Each director elected by Primary Investor pursuant to Section 10(b)(i) or the Holders pursuant to Section 10(b)(ii) shall be referred to as a “Series I Director”. Each Series I Director must be reasonably acceptable to the Corporation.

(iv) Notwithstanding anything to the contrary herein, the provisions of this Section 10(b) shall terminate automatically and be of no further force or effect upon the consummation of a Qualified Public Offering or the conversion or redemption of all outstanding Preferred Shares pursuant to Section 4(c).

(c) Waivers. Any provision of this Certificate of Designation may be waived in a written instrument executed by the waiving party including, without limitation, a waiver by Primary Investor in accordance with the third sentence of Section 10(a).

11. Restrictions and Limitations.

(a) The Holders of the Preferred Shares are entitled to vote separately as a single class on all matters to which they are entitled to vote under Section 242(b)(2) of the Delaware General Corporation Law, and on all other matters as required by applicable law, including (i) any increase or decrease in the authorized amount of Preferred Shares, except for the cancellation and retirement of shares set forth in Section 8(a); and (ii) any amendment, alteration or change in the powers, preferences or special rights of the Preferred Shares that would affect the Holders adversely. In addition, so long as any Holder continues to beneficially own at least seven thousand (7,000) Preferred Shares (as adjusted for any Reclassification of the Preferred Shares), notwithstanding the consent of the Primary Investor as may have been given pursuant to Section 10(a) hereof, the Corporation shall not, without the written consent of such Holder, alter, modify or amend (whether by amendment to the Certificate of Incorporation or Bylaws, merger, consolidation or otherwise) the terms, rights, preferences, privileges or powers of, or the other restrictions provided for the benefit of, the Series in any way as set forth herein or in any other agreement entered into by the Corporation (provided, that the written consent of such Holder(s) pursuant to the immediately preceding provision of this Section 11(a) shall not be required to make such alteration, modification or amendment if effected solely to consummate, and which is otherwise conditioned upon the consummation of, a Reorganization that complies with the terms and provisions of Section 9(b) in all respects).

(b) So long as Primary Investor continues to beneficially own (I) in the case of Sections 11(b)(i), 11(b)(ii), 11(b)(iii), 11(b)(iv) or 11(b)(vii)(A), at least 2,500 Preferred Shares (as adjusted for any Reclassification of the Preferred Shares); (II) in the case of Section 11(b)(ix), at least 2,500 Preferred Shares (as adjusted for any Reclassification of the Preferred Shares) (or the equivalent number of those certain shares of Common Stock, as adjusted for any Reclassification thereof, issued upon conversion thereof on an as-converted basis); and (III) in the case of Sections 11(b)(v), 11(b)(vi), 11(b)(vii)(B), 11(b)(viii), 11(b)(x), 11(b)(xi) and 11(b)(xii), at least 10,000 Preferred Shares (as adjusted for any Reclassification of the Preferred Shares) (or the equivalent number of those certain shares of Common Stock, as adjusted for any Reclassification thereof, issued upon conversion thereof on an as-converted basis), but for purposes of the calculations in (I), (II) and (III) above disregarding any reduction in the number of Preferred Shares beneficially owned by Primary Investor attributable to: (x) any Transfer pursuant to a public offering (other than a Qualified Public Offering), (y) any Transfer to Riverwood or (z) any Transfer by Primary Investor that gives rise to the Co-Sale Rights or that otherwise would give rise to the Co-Sale Rights but for the exceptions pursuant to Section 1 of the Co-Sale Agreement, and in each case with Sections 11(b)(xiii) and 11(b)(xiv) continuing to apply with respect to the subsections still in effect pursuant to the foregoing clauses (I), (II) and (III), the Corporation shall not, without the written consent of Primary Investor:

(i) alter, modify or amend (whether by amendment to the Certificate of Incorporation or Bylaws, merger, consolidation or otherwise the terms, rights, preferences, privileges or powers of, or the other restrictions provided for the benefit of, the Series in any way as set forth herein or in any other agreement entered into by the Corporation (provided, that the written consent of Primary Investor pursuant to this Section 11(b)(i) shall not be required to make such alteration, modification or amendment if effected solely to consummate, and which is otherwise conditioned upon the consummation of, a Reorganization that complies with the terms and provisions of Section 9(b) in all respects);

(ii) re-issue (whether by merger or otherwise) any Preferred Shares that have been converted, redeemed or otherwise reacquired by the Corporation;

(iii) pay dividends or cash interests or other distributions (whether in cash, Equity Securities or otherwise) on, redeem or repurchase or otherwise acquire any Capital Stock, Equity Securities, convertible debt, or debt coupled with any Common Stock Equivalents of the Corporation, other than as may be required by any Senior Liquidation Shares issued in accordance with the terms hereof, including Section 11(b)(vii) or pursuant to the LSGC Holdings Letter Agreement as in effect as of the Investment Date in an amount not exceeding $16.3 million in the aggregate;

(iv) liquidate, dissolve or wind-up the affairs of the Corporation or otherwise initiate any insolvency proceeding or any proceeding under the Bankruptcy Reform Act of 1978, as amended, or other applicable bankruptcy or insolvency laws;

(v) engage in any recapitalization, merger, consolidation, reorganization or similar transaction; provided, that such consent may not be unreasonably withheld, conditioned or delayed to the extent such transaction will constitute a Change of Control and the Corporation has available, or will obtain in connection with such transaction, sufficient proceeds to redeem all of the Preferred Shares in accordance with the provisions of Section 6 and, for the avoidance of doubt, to the extent such transaction will constitute a Change of Control, this subsection (v) is not intended to be utilized by Primary Investor to modify the amount of proceeds payable to the Holders with respect to the Preferred Shares upon such Change of Control from the amount to which such Holders would otherwise be entitled pursuant to Section 6 hereof upon such Change of Control; or other than in the ordinary course of business, form or maintain any direct or indirect Subsidiary;

(vi) engage in a public offering or listing of Equity Securities (including indirectly by means of equity securities of a successor entity or otherwise) on any national securities exchange, other than (A) in connection with a Qualified Public Offering, (B) an offering made in connection with a business acquisition pursuant to a registration statement on Form S-4 or any similar form that does not otherwise require consent pursuant to this Section 11(b), or (C) in connection with an employee benefit plan pursuant to a registration statement on Form S-8 or any similar form;

(vii) other than with respect to any Permitted Equity Issuance, (A) issue any Senior Liquidation Shares or Parity Liquidation Shares, or reclassify any outstanding Equity Securities into Senior Liquidation Shares or Parity Liquidation Shares or (B) issue any other Equity Securities, or reclassify any other outstanding Equity Securities; provided, that consent shall not be required pursuant to this Section 11(b)(vii) with respect to any issuance of Equity Securities to the extent the proceeds thereof shall upon receipt thereof immediately be used to satisfy in full the obligations of the Corporation to redeem all then-outstanding Preferred Shares pursuant to Section 4, Section 5 or Section 6 hereof;

(viii) incur any Indebtedness (A) in excess of $10.0 million, other than (x) any Indebtedness incurred pursuant to a refinancing of the Credit Facilities or any other working capital facilities of the Corporation in effect as of the Investment Date, in each case without any increase in the available principal amount thereof or (y) pursuant to any refinancing or replacement of the Credit Facilities with respect to working capital or other working capital facilities as approved by the Board of Directors, in each case such that the aggregate available principal amount thereunder is secured only by the ~~Company~~Corporation’s account receivables and finished goods inventory and does not exceed 80% of accounts receivable, 60% of finished goods inventory and $75 million in the aggregate (each of (A)(x) and (A)(y), “Permitted Indebtedness”); or (B) containing any provision that limits the Corporation’s ability to redeem any Preferred Shares pursuant to Section 5(a) for a period that exceeds that contained in the Credit Facilities as in effect as of the Investment Date; provided, that if such provision is contained in any Permitted Indebtedness, such Indebtedness shall continue to be Permitted Indebtedness for purposes of the foregoing clause (A) and consent shall only be required pursuant to this clause (B) with respect to such provision; and provided further that consent shall not be required pursuant to this Section 11(b)(viii) for Indebtedness to the extent the proceeds thereof shall upon receipt thereof immediately be used to satisfy in full the obligations of the Corporation to redeem all then-outstanding Preferred Shares pursuant to Section 4, Section 5 or Section 6 hereof;

(ix) enter into any new agreements or transactions or series of agreements or transactions with any Affiliate of the Corporation or any holder of five percent (5%) or more of the Corporation’s Capital Stock or any Affiliates of any such stockholder of the Corporation (a “Related Party Agreement”) or amend or modify the terms of any existing Related Party Agreements, other than: (A) any payments required pursuant to the LSGC Letter Agreement as in effect as of the Investment Date, in an amount not exceeding $16.3 million in the aggregate, (B) up to $500,000 in the aggregate of fees or other amounts payable annually by the Corporation to Primary Investor pursuant to any management or similar services agreement and (C) up to $200,000 in the aggregate of fees or other amounts payable annually by the Corporation to Riverwood or any of its Affiliates pursuant to any management or similar services agreement;

(x) purchase, acquire, license, transfer, sell, divest, or dispose of property, rights or assets (whether tangible or intangible) of the Corporation or any of its Subsidiaries (whether by merger, consolidation, other business combination, purchase or sale of Capital Stock or other Equity Security, spin-off, divestiture, asset purchase, asset sale or other transaction involving the Corporation or any of its Subsidiaries) or enter into any joint venture where either (A) the aggregate consideration to be paid or received by the Corporation or any of its Subsidiaries, or (B) the fair market value of the relevant property, rights or assets, in one transaction or a series of related transactions, exceeds $5.0 million, other than commercial transactions with customers and distributors for the sale of the Corporation’s products in the ordinary course of business; provided, that such consent may not be unreasonably withheld, conditioned or delayed to the extent such transaction will constitute a Change of Control and the Corporation has available, or will obtain in connection with such transaction, sufficient proceeds to redeem all of the Preferred Shares in accordance with the provisions of Section 6 and, for the avoidance of doubt, to the extent such transaction will constitute a Change of Control, this subsection (x) is not intended to be utilized by Primary Investor to modify the amount of proceeds payable to the Holders with respect to the Preferred Shares upon such Change of Control from the amount to which such Holders would otherwise be entitled pursuant to Section 6 hereof upon such Change of Control;

(xi) appoint a new, or remove the then-current, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer or Chief Technology Officer (or equivalents thereof) of the Corporation and any other senior executive officer having a comparable scope of authority to the foregoing with respect to his or her relevant function, or (B) determine or modify any compensation (including cash and equity) or establish any compensation performance targets for any individual that is an “officer” of the Corporation as such term is defined in Rule 3b-2 of the Exchange Act;

(xii) adopt or approve any strategic business plan or annual budget, including adopting or approving any revised strategic plan or revised budget or any material deviations therefrom;

(xiii) enter into any definitive agreement or commitment with respect to any of the foregoing; or

(xiv) indirectly engage in any of the foregoing through an affiliated person (including without limitation Riverwood), including cause or permit any Subsidiary to engage in or enter into any definitive agreement or commitment with respect to any of the foregoing.

(c) In the event that the Holders of at least a majority of the outstanding Preferred Shares agree (whether by a vote, written consent, waiver or otherwise) to allow the Corporation to alter or change the rights, preferences or privileges of the Series pursuant to applicable law, no such change shall be effective to the extent that, by its terms, such change applies to less than all of the Preferred Shares then outstanding.

(d) Notwithstanding anything to the contrary herein, subject to applicable law, the provisions of this Section 11 shall terminate automatically and be of no further force or effect upon the consummation of a Qualified Public Offering or the conversion or redemption of all outstanding Preferred Shares pursuant to Section 4(c).

12. Covenants. For so long as Primary Investor continues to beneficially own at least 2,500 Preferred Shares (as adjusted for any Reclassification of the Preferred Shares), the Corporation agrees that:

(a) Maintenance of Existence; Compliance. The Corporation shall, and shall cause each of its Subsidiaries to (i) preserve, renew and keep in full force and effect its organizational existence, (ii) take all reasonable action to maintain all material rights, privileges and franchises necessary or desirable in the normal conduct of its business and (iii) comply in all material respects with all material contractual obligations and requirements of law applicable to the Corporation and its Subsidiaries, and its and their respective properties, rights and assets.

(b) Maintenance of Property; Insurance. The Corporation shall, and shall cause each of its Subsidiaries to (a) keep all property necessary for the conduct of its business as conducted on the Investment Date in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable insurance companies insurance on all property necessary for the conduct of its business in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business.

(c) Minimum Consolidated EBITDA. The Corporation shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, permit Consolidated EBITDA as at the last day of any period of four consecutive fiscal quarters of the Corporation ending on the last day of the Corporation’s fiscal year set forth below to be less than the amount set forth opposite such fiscal year end:

Fiscal Year End	Minimum Consolidated EBITDA
December 31, 2013	$0
December 31, 2014 and each fiscal year end thereafter	$20.0 million

The Corporation shall have the right to cure a breach of this Section 12(c) with respect to any fiscal year within fifteen (15) days of the earlier of (x) March 31 immediately following such fiscal year and (y) the date of the Corporation’s audited financials for such fiscal year, by using up to $5.0 million in proceeds from an Exempt Equity Issuance.

(d) Certificates; Other Information. The Corporation shall, and shall cause each of its Subsidiaries to, furnish Primary Investor, ~~not later than ninety (90) days after each fiscal year end~~concurrently with the delivery of any unaudited annual financial statements pursuant to Section 4(e)(ii) of the Subscription Agreement, (i) a certificate of a Responsible Officer stating that, to the best of each such Responsible Officer’s knowledge, the Corporation and each of its Subsidiaries has during such period observed or performed all of its covenants and other agreements, and satisfied every material obligation contained herein to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Triggering Event except as specified in such certificate and (ii) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Corporation and its Subsidiaries with the provisions set forth herein referred to therein as of the last day of the fiscal year of the Corporation.

(e) Notices. The Corporation shall, and shall cause each of its Subsidiaries to, promptly give the Holders written notice of the occurrence of any Liquidation Event.

(f) Freedom to Pursue Corporate Opportunities. The Corporation expressly acknowledges and agrees as follows, for so long as Primary Investor beneficially owns any Preferred Shares (or the equivalent number of those certain shares of Common Stock, as adjusted for any Reclassification thereof, issued upon conversion thereof on an as-converted basis): (a) Primary Investor and each director of the

Corporation who is a member, director, officer, employee or Affiliate of Primary Investor (an “Affiliated Person”) has the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly engage in the same or similar business activities or lines of business as the Corporation or any of its Subsidiaries, including those deemed to be competing with the Corporation or any of its Subsidiaries; and (b) in the event that Primary Investor or such Affiliated Person acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation, Primary Investor or such Affiliated Person shall have no duty (contractual or otherwise) to communicate or present such corporate opportunity to the Corporation or any of its Subsidiaries, as the case may be, and, notwithstanding any provision of any agreement to the contrary, shall not be liable to the Corporation or its Affiliates or stockholders or creditors for breach of any duty (contractual or otherwise) by reason of the fact that Primary Investor or such Affiliated Person, directly or indirectly, pursues or acquires such opportunity for itself, directs such opportunity to another person, or does not present such opportunity to the Corporation or any of its Subsidiaries; provided, that the provisions of this Section 12(f) shall not apply with respect to the actions of any individual while serving in an operational capacity as an officer or other employee of the Corporation. Primary Investor agrees on behalf of itself and each Affiliated Person to keep confidential all proprietary and non-public information regarding the Corporation received in such capacity and not to use such proprietary and non-public information for any purpose other than in connection with evaluating, monitoring or taking any other action with respect to the investment by Primary Investor in the Preferred Shares, provided, that nothing herein shall prevent Primary Investor or such Affiliated Persons from disclosing or using any such information that (i) is or becomes generally available to the public in accordance with Federal or State laws other than as a result of a disclosure by Primary Investor or such Affiliated Persons in violation of this Section 12(f) or any other legal duty, fiduciary duty or other duty of trust and confidence, of Primary Investor or such Affiliated Person; (ii) was in Primary Investor’s or such Affiliated Person’s possession or developed by it prior to being furnished with such information, as evidenced by Primary Investor’s or such Affiliated Person’s records; (iii) becomes available to Primary Investor or such Affiliated Person on a non-confidential basis from a source other than the Corporation, or (iv) is required to be disclosed by applicable law or legal process.

13. Transfers.

(a) Generally. Subject to this Section 13, Preferred Shares may be Transferred by any Holder pursuant to a Permitted Transfer. During the Restrictive Period, Holders may not Transfer Preferred Shares except pursuant to a Permitted Transfer. As used herein, the “Restrictive Period” shall mean the period commencing on the Investment Date and ending upon the earliest of (A) the three (3) year anniversary of the Investment Date, (B) a Qualified Public Offering and (C) a Redemption Event.

(b) To the extent the Restrictive Period ends by reason of the occurrence of the three (3) year anniversary of the Investment Date as provided in clause (A) of the definition thereof, and neither a Qualified Public Offering nor a Redemption Event has occurred, Preferred Shares may be Transferred by any Holder with the prior written consent of the Corporation, such consent not to be unreasonably withheld, conditioned or delayed, or pursuant to a Permitted Transfer . Notwithstanding the foregoing, Preferred Shares may be offered, sold, transferred or assigned by any Holder without consent after the occurrence of a Change of Control or a Liquidation Event.

(c) All Transfers of Preferred Shares must also be made in accordance with the Securities Act, and applicable state securities laws. Any attempted Transfer of Preferred Shares in violation of this Section 13 shall be null and void ab initio. Notwithstanding anything in this Section 13 to the contrary, in the event that the Corporation consents to a Transfer of more than five thousand (5,000) Preferred Shares in the aggregate (as adjusted for any Reclassification of the Preferred Shares) by Primary Investor in one or more transactions, the Corporation shall be deemed to have consented to all Transfers of Preferred Shares from and after such time by all Holders.

(d) Primary Investor Rights. Notwithstanding Section 13(a), the Primary Investor Rights shall not be transferrable and shall terminate with respect to such Transferred shares upon any Transfer by Primary Investor of Preferred Shares; provided, that, following a Control Event (as defined in the Series H Certificate of Designation as in effect on the Investment Date), the Primary Investor Rights shall be transferrable in connection with a Transfer by Primary Investor, in a single transaction to a single transferee, of more than 7,782 Preferred Shares (as adjusted for any Reclassification of the Preferred Shares) (or the equivalent number of those certain shares of Common Stock, as adjusted for any Reclassification thereof, issued upon conversion thereof on an as-converted basis).

(e) Lock-up. In connection with a Qualified Public Offering or any other underwritten public offering, each Holder shall complete and execute a customary lock-up agreement to the extent required pursuant to the terms of the underwriting arrangements of the Qualified Public Offering agreeing not to effect any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Capital Stock of the Corporation during the seven (7) day period prior to, and for the one hundred and eighty (180) days after, the effective date of the registration statement for such Qualified Public Offering or other underwritten public offering (or such lesser period as the managing underwriters may require or permit), except for such Capital Stock to be included in such offering; provided that all of the Corporation’s Affiliates and executive officers and all of the members of the Board of Directors are restricted in the same manner and for the same duration; provided, further, that notwithstanding anything in this Section 13(e) to the contrary, in no event shall any Holder be obligated to execute a lock-up agreement restricting it or otherwise prohibiting it from effecting any public sale or distribution, including any sale pursuant to Rule 144 under the Securities Act, of any Capital Stock for any period of time exceeding the period of time (including with respect to any requirements that such period be applicable to other persons or entities) that such Holder has contractually agreed to in writing with the ~~Company~~Corporation.

(f) Registration Rights. To the extent that any shares of Common Stock are being offered for the account of selling stockholders in the Qualified Public Offering (an “Eligible Offering”), each Holder shall be permitted to participate in such Eligible Offering and to sell an Eligible Amount of the shares of Common Stock issuable upon conversion of such Holder’s Preferred Shares. The Corporation will, at least twenty (20) days prior to the filing of a registration statement with respect to an Eligible Offering, notify the Holders in writing of such Eligible Offering. Each Holder may elect to participate in such Eligible Offering (up to the Eligible Amount) by delivering written notice of such Holder’s election to the Corporation within five (5) days after the Corporation’s delivery of the notice provided under this Section 13(f). The right of any Holder to participate in an Eligible Offering shall be conditioned upon such Holder agreeing to: (i) sell its shares of Common Stock in the Eligible Offering on the basis provided in any customary underwriting arrangements and (ii) complete and execute all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangements. The registration rights provided by this Section 13(f) shall be junior to any registration rights granted to any other holder of the Corporation’s Equity Securities on or prior to the Investment Date and any registration rights granted after the Investment Date to the extent a written agreement evidencing such registration rights is executed by the parties and provides rights senior to those provided by this Section 13(f).

14. Preemptive Rights.

(a) Except with respect to any Exempt Equity Issuances or any offering of Capital Stock by the Corporation that is registered pursuant to the Securities Act, if the Corporation after the date hereof, proposes to issue or sell any Equity Securities, the Corporation will, at least twenty (20) days prior to the proposed issuance or sale but subject to applicable Federal and State laws, notify the Holders in writing (the “Issuance Notice”) of (i) the number and type of Equity Securities which the Corporation proposes to issue, the price thereof and the date on which such price shall be paid; (ii) all other material terms and conditions, including terms of condition of payment, relating to the proposed issuance or sale; (iii) the proportionate number of Equity Securities which each Holder shall have the right to purchase, which shall be equal to such Holder’s Pro Rata Share of such Equity Securities; and (iv) where the proposed purchasers of such Equity Securities are known, the identities of such proposed purchasers. Each Holder may elect to purchase all or any portion of its respective Pro Rata Share of the securities to be issued in such issuance or sale at the same price and on the same terms identified in the notice. If electing to participate, such Holder (an “Exercising Holder”) shall be required to purchase the same Equity Securities that are being issued by the Corporation and shall be entitled to make such purchase on the same terms and conditions, in each case as set forth in the Issuance Notice. Such Holder’s election to participate in any such transaction must be made in writing and be delivered to the Corporation ten (10) days after the Corporation’s delivery of the Issuance Notice; provided, that if there is a material change in the Corporation’s proposed terms or conditions of issuance or sale, a new Issuance Notice shall be provided to the Holders pursuant to this Section 14(a) and the Holders will have ten (10) days after the Corporation’s delivery of such new Issuance Notice with such revised terms to reconfirm such Holder’s intention to invest. To the extent any Holder does not elect to purchase all of its Pro Rata Share of the Equity Securities (a “Declining Holder”), the Exercising Holders shall be entitled to purchase the Equity Securities allocated to the Declining Holder, and the Corporation shall deliver to each Exercising Holder a written notice (the “Remaining Equity Notice”) not less than fifteen (15) days after the date of the Issuance Notice specifying the aggregate number of Equity Securities that all of the Declining Holders did not elect to purchase. Each Exercising Holder shall have the right to purchase additional Equity Securities, which right must be exercised not less than ten (10) days after delivery of the Remaining Equity Notice, by notifying the Corporation in writing (a “Second Exercise Notice”) of the maximum number of such Equity Securities that such Exercising Holder wishes to purchase. To the extent the aggregate number of shares sought to be purchased under the Second Exercise Notices is equal to or less than the number of Equity Securities set forth in the Remaining Equity Notice, each Holder delivering a Second Exercise Notice shall be entitled to purchase the number of Equity Securities set forth in such Holder’s Second Exercise Notice. To the extent the aggregate number of shares sought to be purchased under the Second Exercise Notices is greater than the number of Equity Securities set forth in the Remaining Equity Notice, such Equity Securities shall be allocated among the Holders on a pro rata basis based on their relative Pro Rata Share. If after notifying the Holders, the Corporation elects not to proceed with the issuance or sale, any elections made by such Holder shall be deemed rescinded. Notwithstanding anything to the contrary contained in this Section 14(a), if the consideration to be received by the Corporation with respect to the issuance of Equity Securities specified in the Issuance Notice is other than cash to be paid upon the issuance of the Equity Securities (that is, if the consideration would constitute so called “in kind” property), or if security is to be provided to secure the payment of any deferred portion of the purchase price, then any Holder exercising his, hers or its rights under this Section 14 may purchase such Equity Securities by making a cash payment at the time of the closing specified in the Issuance Notice in the amount of the reasonably equivalent value of the “in kind” property specified in the Issuance Notice and/or may provide reasonably equivalent security to that provided in the Issuance Notice. Such “reasonably equivalent value” or “reasonably equivalent security” shall be determined by the Board of Directors. In the event of any issuance or sale of any debt securities by the Corporation to any Significant Holder or any Affiliate of any Significant Holder, in whole or in part, other than any offering of debt securities by the Corporation that is registered pursuant to the Securities Act (a “Preemptive Debt Issuance”), such Preemptive Debt Issuance shall be treated in the same manner as an issuance of Equity Securities for purposes of the rights provided in this Section 14 and each Holder shall have the right to notice of, and to elect to participate in, such Preemptive Debt Issuance as if each reference to “Equity Securities” in this Section 14 were replaced with a reference to such debt securities. If, in connection with any issuance of Equity Securities or debt securities by the Corporation after the date hereof other than any Exempt Equity Issuance or any offering of Capital Stock or debt securities that is registered pursuant to the Securities Act, the Corporation grants any Significant Holder or any Affiliate of any Significant Holder (i) any new material right or contractual benefit which is in addition and/or supplemental to those rights and benefits of such Significant Holder that are in effect immediately prior to such issuance (and which is not granted as a condition of such issuance) or (ii) any additional securities (clauses (i) and (ii) each, an “Ancillary Right”) in connection with or relating to such Significant Holder’s ownership of Preferred Shares or shares of Series H Convertible Preferred Stock, as applicable, in each case which Ancillary Right (x) is not otherwise made available to the Holders that exercise their rights in full pursuant to this Section 14 and (y) does not arise out of a law, regulation, order or other legal circumstance that is applicable to such Significant Holder but not to such other Holders that exercise their rights in full, then each other Significant Holder shall be offered a Pro Rata Share of such Ancillary Right on the same terms and conditions as such Significant Holder or such Affiliate of such Significant Holder in the same manner as is provided in this Section 14, so long as such other Significant Holder participates in such issuance of Equity Securities or debt securities to the same extent on a pro rata basis as such Significant Holder or such Affiliate of such Significant Holder.

(b) If the Holders do not elect to purchase all of the Equity Securities proposed to be issued in such issuance or sale as described in Section 14(a), upon the expiration of the offering periods described in Section 14(a), the Corporation shall be entitled to sell any Equity Securities that the Holders have not elected to purchase during the one hundred and twenty (120) calendar days following such expiration at a price not less than, and on other terms and conditions either substantially the same as, or more favorable to the Corporation than, those set forth in the Issuance Notice. Any shares of Capital Stock offered or sold by the Corporation after such one hundred and twenty (120) day period (or, if prior to such one hundred and twenty (120) day period, at a price less than, or on other terms and conditions not substantially the same as, or more favorable to the Corporation than, those offered set forth in the Issuance Notice) must be reoffered to the Holders pursuant to the terms of this Section 14.

(c) Notwithstanding anything to the contrary contained in Section 14(a), in the event that the Board of Directors determines that time is of the essence in completing any issuance of Equity Securities pursuant to this Section 14, the Corporation may issue or sell Equity Securities without first complying with the terms of Section 14(a); provided that the terms of such issuance or sale shall require that, promptly following such issuance or sale, (i) the Corporation shall deliver an Issuance Notice to each Holder and (ii) each Holder shall have the right to purchase all or any part of the Equity Securities described in the Issuance Notice (whether pursuant to the resale of Equity Securities by the initial purchaser(s) of such Equity Securities or the issuance by the Corporation of additional Equity Securities) upon the terms, and subject to the conditions, set forth in Section 14(a).

15. Notices.

(a) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of the Corporation’s Equity Securities for the purposes of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any Equity Securities of any class or any other securities or property, or any other right, the Corporation shall mail to each Holder, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(b) Notices by the Corporation. Any notice required by the provisions of this Series I Certificate of Designation to be given to the Holders shall be deemed given if sent by U.S. nationally recognized overnight courier service, and addressed to each holder of record at his or her address appearing on the books of the Corporation.

16. Certain Definitions. As used in this Series I Certificate of Designation, the following terms shall have the following respective meanings:

“Affiliate” of, or a person or entity “Affiliated” with, a specified person or entity, is a person or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person or entity specified. Notwithstanding the foregoing, for purposes hereof, the Corporation, its Subsidiaries and its other controlled Affiliates shall not be considered Affiliates of any Holder by reason of such person being a Holder.

“Appraiser” means a nationally recognized investment bank, financial advisor or valuation or appraisal firm selected by mutual agreement of the Corporation and Primary Investor (but only if Primary Investor continues to hold any Preferred Shares) as having appropriate experience in the Corporation’s industry in doing valuations of the nature required, which is independent of and not affiliated with the Corporation, Primary Investor, any other Holder participating in the relevant transaction or any of their respective Affiliates.

“Capital Stock” of any person or entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in the common stock or preferred stock of such person or entity, including, without limitation, partnership and membership interests.

“Change of Control” means (a) the sale, conveyance or disposition, including but not limited to any spin-off or in-kind distribution (a “Divestiture”), by the Corporation or by one or more of its Subsidiaries, of all or substantially all of the assets of the Corporation (on a consolidated basis) to any person or group (other than the Corporation or its wholly-owned Subsidiaries and other than pursuant to a joint venture arrangement in which the Corporation, directly or indirectly, receives at least fifty percent (50%) of the equity and voting interests); (b) the effectuation of a transaction or series of related transactions in which more than thirty-five percent (35)% of the voting power of the Corporation is disposed of (other than (i) as a direct result of normal, uncoordinated trading activities in the Common Stock generally or (ii) solely as a result of the disposition by a stockholder of the Corporation to an Affiliate of such stockholder); (c) any merger, consolidation, stock or asset purchase, recapitalization or other business combination transaction (or series of related transactions) as a result of which the shares of Capital Stock entitled to vote generally in the election of directors and the Preferred Shares (treated on an as-converted basis) immediately prior to such transaction (or series of related transactions) are converted into and/or continue to represent (on an as-converted basis), in the aggregate, less than sixty-five percent (65%) of the total voting power of all shares of Capital Stock that are entitled to vote generally in the election of directors of the entity surviving or resulting from such transaction (or ultimate parent thereof); (d) a transaction or series of transactions in which any person, entity or “group” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) acquires more than thirty-five percent (35)% of the voting equity of the Corporation (other than the acquisition by a person, entity or “group” that is an Affiliate of or Affiliated with a person, entity or “group” that immediately prior to such acquisition, beneficially owned thirty-five percent (35)% or more of the voting equity of the Corporation) or (e) Primary Investor ceases to beneficially own in the aggregate at least ten percent (10%) of the outstanding Capital Stock of the Corporation, on a fully-diluted basis.

“Compliance Certificate” means a certificate duly executed by a Responsible Officer substantially in the form of Exhibit A.

“Consolidated EBITDA” means, for any period, the net income (or loss) of the Corporation and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, plus, without duplication and solely to the extent reflected as a charge in the statement of such consolidated net income for such period, the sum of (a) income tax expense, (b) interest expense associated with Indebtedness, (c) depreciation and amortization, (d) amortization of intangibles (including, but not limited to, goodwill), (e) expenses related to the transactions consummated on the Investment Date and (f) non-recurring or extraordinary items.

“Conversion Price” means $1.18, subject to adjustment in accordance with the terms hereof.

“Co-Sale Agreement” means the rights set forth in that certain co-sale ~~letter~~ agreement, dated as of ~~May~~September 25, 2012, ~~by and between~~among Primary Investor ~~and Riverwood~~, Riverwood, Cleantech Europe II (A) LP, Cleantech Europe II (B) LP, Portman Limited and certain of their Affiliates..

“Co-Sale Rights” means the rights of ~~Riverwood, as set forth in~~each of the parties to the Co-Sale Agreement, as set forth in such Ageement.

“Eligible Amount” means with respect to any Holder, the “Eligible Amount” of shares of Common Stock equal to the product obtained by multiplying (a) the maximum number of shares of Common Stock that the underwriter(s) estimate(s) can be underwritten in connection with an Eligible Offering at a price range that is acceptable to the Corporation less any shares of Common Stock being offered by the Corporation or any other person or entity holding registration rights that are senior to those granted to the Holders in this Series I Certificate of Designation, by (b) a fraction, the numerator of which shall equal the number of shares of Common Stock issuable to such Holder upon the conversion of such Holder’s Preferred Shares, and the denominator of which shall equal the total number of shares of Common Stock issuable to all Holders upon conversion of such Holders’ Preferred Shares that are requested to be included in the Eligible Offering.

“Equity Securities” means any Capital Stock or any other equity securities of the Corporation and any of its Subsidiaries, whether now or hereafter authorized, and any instrument convertible into or exchangeable for any of the foregoing equity securities or equity security.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Equity Issuance” means the issuance of any Capital Stock of the Corporation: (i) upon the conversion or exercise of any options, warrants or rights to acquire securities of the Corporation which options, warrants or rights were (A) outstanding on the Investment Date (as certified by an officer of the Corporation to Primary Investor on the Investment Date), (B) issued as part of another Exempt Equity Issuance or (C) offered to the Holders pursuant to an Issuance Notice in compliance with Section 14(a) hereof; (ii) compensatory issuances to (A) the executives and directors of the Corporation in their capacity as such and (B) other employees of the Corporation in their capacity as such, in each case pursuant to an option, stock or other equity plan approved by the Board of Directors~~; provided, that the shares reserved to be issued under such plan(s) do not exceed in the aggregate three percent (3%) of the issued and outstanding shares of Common Stock at the time of adoption of such plan(s)~~; (iii) having a value of less than or equal to $15.0 million in the aggregate for all such issuances under this clause (iii), provided, that any such issuance must also be at a price per share (or equivalent security) greater than or equal to the Conversion Price; (iv) in a Qualified Public Offering; (v) for consideration in lieu of cash pursuant to the bona fide acquisition of another corporation or entity by the Corporation by consolidation, merger, purchase of all or substantially all of the assets of such other corporation or entity or fifty percent (50%) or more of the voting power of such other corporation or entity or fifty percent (50%) or more of the equity ownership of such other corporation or entity approved by the Board of Directors and by Primary Investor to the extent required (but only to the extent actually required) by Section 11(b) hereof, in each case the primary purpose of which is not to raise capital; (vi) in connection with a bona fide strategic commercial agreement or commercial relationship as determined by the Corporation and approved by the Board of Directors and by Primary Investor to the extent required (but only to the extent actually required) by Section 11(b) hereof, the primary purpose of which is not to raise capital; (vii) pursuant to any stock split or reverse stock split; (viii) upon the exercise by any Series G Holder of such holder’s conversion right as a result of the transactions consummated on the Investment Date; (ix) pursuant to the Series H/I Offering; provided, that any such sale is on terms no more favorable to the purchaser of Preferred Shares or shares of Series H Convertible Preferred Stock than the terms to Riverwood pursuant to the Subscription Agreement, including that the purchase price for each Preferred Share shall be no less than the Stated Value; (x) upon the exercise by any

Series H Holder of the preemptive rights granted pursuant to the terms of the Series H Certificate of Designation; (xi) upon the conversion of any shares of Series H Convertible Preferred Stock pursuant to the terms of the Series H Certificate of Designation; (xii) shares of Capital Stock of the Corporation issued upon conversion or exercise of the securities set forth in the foregoing clauses (i) – (xi); provided that “Exempt Equity Issuance” shall in no event include any issuance of Senior Liquidation Shares, or any issuance of Parity Liquidation Shares other than as provided in the foregoing clauses (viii) and (ix).

“Fair Market Value” means, as of any date, the value of a share of the Common Stock determined as follows: (a) if the Common Stock is publicly traded and is then listed on a national securities exchange, the volume weighted average closing price of the Common Stock on the ten (10) consecutive trading days immediately preceding (but not including) such date on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported by Bloomberg L.P.; (b) if the Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the volume weighted average closing price of the Common Stock on the ten (10) consecutive trading days immediately preceding (but not including) such date in the over-the-counter market as reported by Bloomberg L.P.; (c) if the Common Stock is neither listed nor admitted to trading on a national securities exchange or quoted in the over-the-counter market, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for the Common Stock for the ten (10) consecutive trading days immediately preceding (but not including) such date as reported in the “pink sheets” by Pink Sheets LLC (formerly the National Quotation Bureau, Inc.); or (d) if none of the foregoing is applicable, by an Appraiser, which Appraiser shall be instructed to present its conclusions within thirty (30) days and to use one or more valuation methods that, in its best professional judgment, would be most appropriate to ascertain the price at which such Common Stock would change hands between a willing buyer and a willing seller, each having reasonable knowledge of relevant facts and neither being under any compulsion to act; provided that the valuation of the Corporation by Appraiser shall assume that the Corporation has continued ownership of its Subsidiaries and other properties and continued benefit of its contractual and other relationships and arrangements and shall take in to account other factors relevant to such valuation, including the prospects of the Corporation and its Subsidiaries, and the value of the estimated future earning of the Corporation and its Subsidiaries. All such determinations shall be appropriately adjusted for any share dividend, share split or other similar transaction during such period.

“Holder” means any holder of Preferred Shares, all of such holders being the “Holders.”

“Indebtedness” means, with respect to the Corporation and its Subsidiaries: (a) any liabilities for borrowed money or amounts owed or indebtedness issued in substitution for or exchange of indebtedness for borrowed money; (b) obligations evidenced by notes, bonds, debentures or other similar instruments; (c) obligations under leases (contingent or otherwise, as obligor, guarantor or otherwise) required to be accounted for as capitalized leases pursuant to generally accepted accounting principles; (d) obligations for amounts drawn and outstanding under acceptances, letters of credit, contingent reimbursement liabilities with respect to letters of credit or similar facilities; (e) any liability for deferred purchase price of property or services, contingent or otherwise, as obligor or otherwise, other than accounts payable incurred in the ordinary course of business and (f) any accrued and unpaid interest on, and any prepayment premiums, penalties or similar contractual charges in respect of, any of the foregoing.

“Investment Date” means the first issue date of the Preferred Shares.

“Junior Securities Distribution” means the declaration or payment on account of, or setting apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any Junior Liquidation Shares, or any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations, securities or other property, or the purchase or redemption by any entity directly or indirectly controlled by the Corporation of any of the Junior Liquidation Shares.

“Liquidation Amount” means the greater of (a) the Fair Market Value of the Optional Conversion Shares issuable to a Holder upon conversion of each Preferred Share on the applicable date of determination and (b) the Returned Value.

“Optional Conversion Shares” means the number of shares of Common Stock equal to the quotient obtained by dividing (a) the Stated Value of each Preferred Share by (b) the Conversion Price as in effect on the relevant Conversion Date.

“Parity Securities Distribution” means the declaration or payment on account of, or setting apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of (other than by conversion into or exchange for Junior Liquidation Shares), any Parity Liquidation Shares, or any distribution in respect thereof, either directly or indirectly, and whether in cash, obligations, Common Stock, securities or other property, or the purchase or redemption by any entity directly or indirectly controlled by the Corporation of any of the Parity Liquidation Shares.

“Permitted Equity Issuance” means the issuance of any Capital Stock of the Corporation: (1) in an Exempt Equity Issuance pursuant to clause (i)(A), (i)(C), (ii)(B) (provided, that the shares reserved to be issued under such plan(s) do not exceed in the aggregate three percent (3%) of the issued and outstanding shares of Common Stock at the time of adoption of such plan(s)), (iii), (iv), (vii), (viii), (ix), (x) or (xi) of the definition of “Exempt Equity Issuance”, (2) in an Exempt Equity Issuance pursuant to clause (i)(B) of the definition of “Exempt Equity Issuance” to the extent relating to an Exempt Equity Issuance as described in the foregoing clause (1), and (3) in an Exempt Equity Issuance as described in clause (xii) of the definition of “Exempt Equity Issuance” to the extent relating to an Exempt Equity Issuance as described in the foregoing clauses (1) or (2); provided, that “Permitted Equity Issuance” shall in no event include any issuance of Senior Liquidation Shares, or any issuance of Parity Liquidation Shares other than as provided in clauses (viii) and (ix) of the definition of “Exempt Equity Issuance”.

“Permitted Transfer” means any Transfer by: (1) a Holder of all or any portion of the Preferred Shares (a) to Primary Investor; (b) to Riverwood; (c) to the Corporation or any of the Corporation’s Subsidiaries, (d) pursuant to the exercise of the Co-Sale Rights; (e) in any transaction in which all or substantially all of the Equity Securities of the Corporation are Transferred pursuant to any reorganization, merger, consolidation or sale of the Corporation; (f) in a Qualified Public Offering; (g) pursuant to a tender or exchange offer pursuant to the Securities Act or the Exchange Act; (h) with respect to the Transfers by any party other than Primary Investor, with the prior written consent of the Corporation, such consent not to be unreasonably withheld, conditioned or delayed; or (i) with respect to Transfers by Primary Investor, with the prior written consent of the Corporation; (2) PCA LSG Holdings, LLC of up to 18,316 Preferred Shares on or prior to the six (6) month anniversary of the Investment Date; or (3) Primary Investor pursuant to a pro rata in-kind distribution or dividend to the equityholders of Pegasus Partners IV, L.P. (and any intermediary transfers amongst Affiliates of Primary Investor as part of giving effect thereto) who were equityholders of Pegasus Partners IV, L.P. on May 25, 2102 (provided, that such distribution or dividend shall not result in a Transfer to any such equityholder of more than 15% of the ~~Company~~Equity Securities held by Primary Investor as of the date hereof; provided, further, that such distribution or dividend shall not be structured so as to avoid the occurrence or triggering of a Change of Control).

“Primary Investor” means Pegasus Capital Advisors, L.P. and its Affiliates.

“Primary Investor Rights” means those rights provided to Primary Investor pursuant to Section 5(a)(i)(A), Section 5(e), Section 10(b)(i) and Section 11(b) hereof.

“Pro Rata Share” means, with respect any Holder, the quotient (in percentage terms) obtained by dividing (i) the number of shares of Common Stock and shares of Common Stock Equivalents owned by such Holder at the time of determination and (ii) the number of shares of Common Stock and Common Stock Equivalents issued and outstanding at the time of such determination. For purposes of determining each Holder’s Pro Rata Share, the number of Common Stock Equivalents shall include the number of shares of Common Stock that would be issuable upon the conversion of the applicable Preferred Shares.

“Qualified Public Offering” means a firmly committed underwritten public offering of the Common Stock on The NASDAQ Stock Market or the New York Stock Exchange pursuant to an effective registration statement filed under the Securities Act, where (a) the gross proceeds received by the Corporation and any selling stockholders in the offering are no less than $100 million and (b) the market capitalization of the Corporation immediately after consummation of the offering is no less than $500 million.

“Redemption Event” means (a) any default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Corporation or any of its Subsidiaries, whether such Indebtedness now exists, or is created after the Investment Date, if that default: (i) is caused by a failure to pay the principal of, or interest or premium, if any, on, such Indebtedness prior to the expiration of any grace period provided pursuant to the terms of such Indebtedness on the date of such default and (x) the aggregate amount unpaid equals $10.0 million or more or (y) the principal amount of such Indebtedness aggregates to $15.0 million or more; or (ii) results in the acceleration of such Indebtedness prior to its express maturity and the principal amount of such Indebtedness aggregates to $8.0 million or more; provided, that if such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of ten (10) days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, no Redemption Event shall be deemed to have occurred; (b) any material breach or default under this Series I Certificate of Designation; provided, that if such breach or default is cured or waived within a period of ten (10) days from the continuation of such breach or default beyond any applicable grace period, no Redemption Event shall be deemed to have occurred; and (c) any material breach of default under the certificate of designation with respect to the Corporation’s Series G Preferred Stock, the Series H Certificate of Designation or the certificate of designation with respect to any other series of preferred stock of the Corporation (other than the Series), in each case to the extent outstanding; provided, that in the case of this clause (c), if such breach or default is cured or waived within a period of ten (10) days from the continuation of such breach or default beyond any applicable grace period, no Redemption Event shall be deemed to have occurred.

“Responsible Officer” means either the Chief Executive Officer or Chief Financial Officer of the Corporation.

“Returned Value” means with respect to each Preferred Share, if the Triggering Event occurs (i) on or prior to the one (1) year anniversary of the Investment Date, an amount equal to the product obtained by multiplying (A) the Stated Value thereof by (B) 1.5; (ii) subsequent to the one (1) year anniversary of the Investment Date and on or prior to the two (2) year anniversary of the Investment Date, an amount equal to the product obtained by multiplying (A) the Stated Value thereof by (B) 1.75; and (iii) subsequent to the two (2) year anniversary of the Investment Date, an amount equal to the product obtained by multiplying (A) the Stated Value thereof by (B) 2.0.

“Riverwood” means RW LSG Holdings LLC and its Affiliates.

“Securities Act” means the Securities Act of 1933, as amended.

“Series G Holder” means any holder of the Corporation’s outstanding shares of Series G Preferred Stock.

“Series H Certificate of Designation” means the Certificate of Designation of Series H Convertible Preferred Stock of the Corporation, as filed with the Secretary of State of the State of Delaware and as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Series H Holder” means any holder of the Corporation’s outstanding shares of Series H Convertible Preferred Stock.

“Series H/I Offering” means the sale of up to 31,000 Preferred Shares or shares of Series H Convertible Preferred Stock (each as adjusted for any Reclassification of the Preferred Shares) or any combination thereof by the Corporation after the Investment Date but on or prior to the four (4) month anniversary thereof.

“Series I Certificate of Designation” means this Certificate of Designation of Preferred Stock to be designated Series I Convertible Preferred Stock.

“Significant Holder” means, as of the applicable date of determination, (i) Primary Investor so long as Primary Investor continues to beneficially own at least 2,500 Preferred Shares (as adjusted for any Reclassification of Preferred Shares); (ii) Primary Investor (as such term is defined in the Series H Certificate of Designation), so long as such Primary Investor continues to beneficially own at least 2,500 shares of the Corporation’s Series H Convertible Preferred Stock (as adjusted for any reclassification of such shares of Series H Convertible Preferred Stock); (iii) any Holder that beneficially owns at least 20,000 Preferred Shares (as adjusted for any Reclassification of the Preferred Shares); and (iv) any Series H Holder that beneficially owns at least 20,000 shares of the Corporation’s Series H Convertible Preferred Stock (as adjusted for any reclassification of such shares of Series I Convertible Preferred Stock).

“Stated Value” means, with respect to a Preferred Share, $1,000 (as adjusted for any Reclassification of the Preferred Shares).

“Subscription Agreement” means that certain Preferred Stock Subscription Agreement entered into on May 25, 2012 by and between the Corporation, RW LSG Holdings LLC, and certain parties signatories thereto, as may be amended or modified from time to time in accordance with its terms.

“Subsidiary” means any corporation, partnership, trust, association, limited liability company or other entity owned or controlled by the Corporation, or in which the Corporation, directly or indirectly, owns a majority of the Capital Stock or similar interest that would be disclosable pursuant to Regulation S-K, Item 601(b)(21).

“Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition, whether directly or indirectly and whether through one or a series of transactions, and, as a verb, voluntarily or involuntarily to transfer, sell, pledge or hypothecation or otherwise dispose of, whether directly or indirectly and whether through one or a series of transactions.

“Triggering Event” means any Change of Control, Redemption Event, Liquidation Event or the delivery of a Redemption Notice pursuant to the exercise of the Optional Redemption Right or the Contingent Redemption Right.

[signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed on its behalf by its undersigned Chief Financial Officer as of ~~May 25,~~September     , 2012.

LIGHTING SCIENCE GROUP CORPORATION

By:
Name:
Title:

Signature Page to Series I Certificate of Designation

FORM OF PROXY CARD

LIGHTING SCIENCE GROUP CORPORATION

BUILDING 2A, 1227 SOUTH PATRICK DRIVE

SATELLITE BEACH, FLORIDA 32937

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE

COMPANY FOR THE ANNUAL MEETING ON MAY 23, 2013

The undersigned hereby constitutes and appoints Zvi Raskin and Thomas Shields, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on this proxy card, all of the shares of common stock of Lighting Science Group Corporation held of record by the undersigned on April 2, 2013, at the Annual Meeting of Stockholders to be held at Lighting Science Group’s headquarters, Building 2A, 1227 South Patrick Drive, Satellite Beach, Florida 32937, on Thursday, May 23, 2013, and at any adjournments or postponements thereof, on all matters coming before said meeting, and especially to vote on the items of business specified on the reverse side, as more fully described in the notice of the meeting dated April [—], 2013 and the proxy statement accompanying such notice.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOX (SEE REVERSE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

LIGHTING SCIENCE GROUP CORPORATION

May 23, 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, proxy statement and proxy card

are available at http://investor.lsgc.com/[—]

Please date, sign and mail your

proxy card in the envelope

provided as soon as possible

i Please detach along perforated line and mail in the envelope provided. i

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1. Election of Directors:			NOMINEES:

☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ ¡ ¡ ¡ ¡	Jeremy Cage K.R. (Kaj) den Daas Donald Harkleroad Samer Salty Leon Wagner

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: —

2. Approval of the amendment and restatement of our Amended and Restated Certificate of Incorporation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. Approval of the amendment and restatement of our Series H Certificate of Designation and Series I Certificate of Designation.	FOR ☐	AGAINST ☐	ABSTAIN ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

	FOR	AGAINST	ABSTAIN
4. Ratification of the appointment of KPMG LLP as our independent public accounting firm for fiscal 2013.	☐	☐	☐

5.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED (I) FOR ALL THE NOMINEES FOR DIRECTOR, (II) FOR PROPOSALS 2, 3 AND 4 AND (III) IN THE DISCRETION OF THE PROXY, ON ANY OTHER BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.

The undersigned hereby revokes any proxy or proxies previously given to represent or vote such common stock and hereby ratifies and confirms all actions that said proxy, his substitutes, or any of them, may lawfully take in accordance with the terms hereof.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE ENCLOSED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR CANADA

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.